Exhibit (c)(vii)(E)
Infrastructure Statement

2010-11
New South Wales
Budget Paper No. 4

TABLE OF CONTENTS

Chapter 1: Infrastructure Overview
1.1	Introduction	1-1
1.2	Infrastructure Investment Overview	1-2
1.3	Value of the State’s Physical Assets	1-10
1.4	Infrastructure Maintenance	1-12

Chapter 2: Infrastructure Policies and Strategies
2.1	Introduction	2-1
2.2	State Infrastructure Strategy	2-2
2.3	Infrastructure Planning	2-2
2.4	Infrastructure Procurement	2-4

Chapter 3: Infrastructure and Service Delivery
3.1	Introduction	3-1
3.2	Transport	3-2
3.3	Electricity	3-10
3.4	Education and Training	3-16
3.5	Housing	3-20
3.6	Health	3-23
3.7	Environment and Natural Resources	3-30
3.8	Water	3-33
3.9	Public Order and Safety	3-36
3.10	Recreation and Culture	3-40
3.11	Other (Including Social Security and Welfare)	3-43

Chapter 4: Agency Infrastructure
4.1	Introduction	4-1
4.2	Value of Agencies’ Physical Assets as at 30 June 2009	4-3
4.3	General Government Sector Projects	4-6
4.4	Public Trading Enterprise Sector Projects	4-57

Appendix A: Agency Contacts		A - 1

Infrastructure Statement 2010-11

CHAPTER 1: INFRASTRUCTURE OVERVIEW

1.1 INTRODUCTION
Over the four years to 2013-14, New South Wales will undertake an infrastructure investment program worth $62.2 billion, including $16.6 billion in 2010-11.1
The infrastructure investment program is expected to support up to 155,000 full time equivalent jobs each year over the four-year Budget and forward estimates period.
Last year’s infrastructure program incorporated a record level of expenditure. In part, this reflected the stimulus measures taken by the NSW and Australian Governments in response to the economic downturn. In keeping with the planned reduction in the profile of stimulus measures, projected expenditure over the coming four years will be lower than last year’s program.
Table 1.1: State Infrastructure Investment Summary

	2009-10		2010-11	2011-12	2012-13	2013-14	2010-14
	Budget	Revised	Budget	Forward estimates			Total
	$m	$m	$m	$m	$m	$m	$m

General Government Sector	7,663	7,481	7,677	6,310	5,753	6,131	25,870
Public Trading Enterprise Sector	10,333	9,186	8,901	9,440	9,066	8,960	36,367

Total(a)	17,989	16,564	16,568	15,740	14,809	15,080	62,197

(a)	Total infrastructure investment may not be the sum of general government and PTE sector infrastructure investment because of inter-sectoral purchases which cancel out on consolidation.
The State’s infrastructure and assets are provided and maintained by both the general government and public trading enterprise sectors to meet the service delivery needs of the people of New South Wales. The State’s infrastructure investment program ranges from the construction of major infrastructure such as roads (eg the Pacific Highway upgrade), railways (eg the South West Rail Link) and hospitals (eg the Liverpool Hospital redevelopment) to the acquisition and maintenance of minor plant and equipment.

[1]	All totals for the State infrastructure program cover the general government and public trading enterprise sectors. Agencies in the public financial enterprise sector (e.g. NSW Treasury Corporation) are excluded.

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The infrastructure program represents planned investment at a point in time. Slight variations between budgeted infrastructure investment and actual outcomes reflect a range of factors including construction schedule adjustments due to weather conditions, prices varying from pre-tender estimates and revisions to the scope of projects.
Historical data and forecasts in this Budget Paper are on an accrual basis and in nominal dollars. Components of tables may not sum to totals due to rounding.
General Government Sector
General government sector agencies provide essential public services in areas such as health, education, roads and police. Most general government agencies are dependent on the Budget for funding.
The infrastructure programs for agencies in this sector reflect Government priorities. As outlined in Chapter 2, improved processes are leading to an increasingly strategic and systematic whole-of-government approach to the planning, procurement and management of infrastructure and physical assets.
Public Trading Enterprise Sector
The public trading enterprise (PTE) sector includes both commercial and non-commercial agencies that provide major economic services such as water, sewerage, electricity, housing and transport. Commercial PTEs receive the majority of their income from customers. Infrastructure investment decisions are driven by commercial considerations and are financed from revenue and borrowings. Non-commercial PTEs receive funding from the Budget for the majority of their infrastructure investment.
The Government appointed Boards of PTEs ensure they make appropriate investment decisions. Investment decisions for PTEs are required to be consistent with the principles underlying the Government’s Total Asset Management policy, as outlined in Chapter 2.
1.2 INFRASTRUCTURE INVESTMENT OVERVIEW
2010-11 Infrastructure Investment
In 2010-11, total State infrastructure investment is budgeted at $16.6 billion, maintaining the same level of expenditure as the 2009-10 revised estimate. After adjusting for the impact of the Australian Government’s Nation Building — Economic Stimulus Plan, the State’s underlying infrastructure investment program is expected to increase by 9.4 per cent compared with 2009-10.

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Chart 1.1 shows that infrastructure investment in the four largest policy areas of transport, electricity, education and housing will total $12.9 billion or around 78 per cent of the State’s infrastructure budget in 2010-11.
Chapter 3 provides a high level description of service delivery objectives for each policy area and its contribution to State Plan and other Government priorities. Also included are details of major projects being undertaken in the 2010-11 Budget, projects completed or due for completion in 2009-10 and details of the service delivery benefits of individual projects.
Chart 1.1: Total State Sector Infrastructure Investment, 2010-11: by Policy Area

State Total = $16.6 billion
The policy areas are based on the Australian Bureau of Statistics’ system of Government Finance Statistics (GFS). GFS policy areas do not always align with individual agency infrastructure investment budgets as an agency can provide a range of services that are classified into more than one GFS policy area.
General Government Sector
General government sector infrastructure investment in 2010-11 will total $7.7 billion, which is $196 million or 2.6 per cent above the 2009-10 revised estimate of $7.5 billion. This is mainly due to increased spending on road and health projects.
Major investments in 2010-11 include:
•	$2.8 billion for roads, including $809.6 million to continue work on the Pacific Highway north of Hexham; $345 million for work on the Hume Highway; and $340 million to continue work on the Hunter Expressway

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•	$2 billion for Education and Training, including $1.2 billion for Primary Schools and Secondary Schools under the Building the Education Revolution program; $800 million on 60 major school projects, 35 major TAFE projects, and school and TAFE minor works, such as security fencing and upgrades of toilets, sewers and roofs

•	$917.8 million by NSW Health for investment in hospital upgrades, medical equipment, health technology programs, information and communication technology, regional cancer centres, improved mental health facilities, ambulance infrastructure and other new health projects

•	$222 million for acquisition of 300 new growth buses for the State Transit Authority (STA) and private operators

•	$160.3 million for custodial services infrastructure, including a new facility at Nowra and increasing inmate capacity by 250 at Cessnock

•	$79.3 million to expand the range of accommodation and support models available to people with a disability and

•	$69.8 million for planning, construction and refurbishment of police stations at 20 locations.
Public Trading Enterprise Sector
PTE sector infrastructure spending in 2010-11 is budgeted at $8.9 billion, which is $285 million or 3.1 per cent below the 2009-10 revised estimate of $9.2 billion. This is mainly due to the planned tapering of spending on social housing projects under the Australian Government’s Nation Building — Economic Stimulus Plan and the completion of Sydney Water’s Desalination Project in 2009-10.
Major investments in 2010-11 include:
•	$3.9 billion in the electricity sector, including programs of work for the distribution and transmission networks and at power stations

•	$2.1 billion for rail projects, including $303.9 million for work on the Rail Clearways program, $278 million for the South West Rail Link and $145 million toward the acquisition of Outer Suburban Rail Carriages — Tranche 3

•	$1.1 billion for social housing, including $538.3 million for the completion of 4,690 social housing dwellings under Stage 2 of the Nation Building - Economic Stimulus Plan and $232.7 million for the improvement of existing social housing dwellings

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•	$914.7 million by Sydney Water and Hunter Water for water and sewerage projects and

•	$346.2 million for port projects, including $168.7 million towards the construction of a third container terminal at Port Botany.
The level of infrastructure investment across agencies in 2010-11 is shown in Chart 1.2. The top 20 agencies account for $15.1 billion or 91.2 per cent of total State investment.
Chart 1.2: State Infrastructure Investment 2010-11
2009-10 Infrastructure Investment
Total State infrastructure investment of $16.6 billion is expected for 2009-10. This is a record level of infrastructure investment for New South Wales and examples of major projects completed or due to be completed are shown for the general government sector and PTE sector below.
In general, a number of factors intrinsic to infrastructure delivery, such as variances in the timing and scope of projects, changes to the cost of materials and labour and changes in weather conditions can affect the infrastructure investment outcome against what was budgeted.

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General Government Sector
At $7.5 billion, infrastructure investment by the general government sector is expected to be under budget in 2009-10 by $182 million or just 2.4 per cent.
Major investments completed, or due to be completed, in 2009-10 (with estimated total cost) include:
•	Southern Hume Highway duplication ($905 million)

•	delivery of 628 new buses for the STA and private operators ($305 million)

•	Royal Prince Alfred Hospital Stage 2, Royal North Shore Hospital Research and Education Building, additional works at Calvary Mater Hospital Newcastle and a Patient Administration ICT project ($280 million)

•	dual carriageways on the Pacific Highway between Karuah and Bulahdelah ($253 million)

•	15 school projects, including a new Public Private Partnership high school at Kariong; upgraded and refurbished teaching and learning facilities; new halls, gyms and trade training facilities; including major upgrades at Tweed River High School, Carlton Public School and Bullimbal School ($111 million) and

•	17 TAFE projects, including major upgrades at Coffs Harbour, Ultimo and Nirimba TAFEs ($96 million).
Public Trading Enterprise Sector
At $9.2 billion, infrastructure investment by the PTE sector is expected to be under budget in 2009-10 by $1.1 billion or 11.1 per cent. The variation largely reflects the Government’s decision to stop work on the Sydney Metro project and redirect funding to other transport infrastructure projects following the February 2010 release of the Government’s Metropolitan Transport Plan.
In addition, there was a decrease of $133 million following the re-phasing of electricity capital expenditure and a re-phasing of $147 million to 2010-11 under the National Building — Economic Stimulus Plan for social housing.

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Major investments completed, or due to be completed, in 2009-10 (with estimated total cost) include:
•	Sydney Desalination Project which will ensure water security for the Sydney region ($1.8 billion)

•	over 2,000 new social housing completions ($650 million)

•	the Cronulla branch rail line duplication ($436 million) and

•	Auburn maintenance facility for the new Waratah trains ($219 million).
Infrastructure Investment 2010-11 to 2013-14
Over the four years to 2013-14, the State’s infrastructure investment will total $62.2 billion, which is $11.5 billion or 22.7 per cent above the previous four years investment of $50.7 billion to 2009-10. The increase comprises an additional $4.1 billion or an 18.9 per cent increase in the general government sector, and an additional $7.3 billion or 25 per cent increase in the PTE sector.
Chart 1.3 shows the estimated distribution of the State’s four-year infrastructure investment program.
Chart 1.3: Total State Sector Infrastructure Investment, 2010-11 to 2013-14: by Sector
The sectors used are based on grouping similar agencies together. This approximates Chart 1.1 for 2010-11 which shows policy areas based on the Australian Bureau of Statistics system of Government Finance Statistics. Infrastructure investment allocations to sectors beyond 2010-11 are indicative only.

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Major infrastructure investments over the four years include:
•	$22.9 billion for transport including:
•	$1.7 billion for the South West Rail Link, $992 million for the new Western Express Line and $741 million for the Rail Clearways program and

•	$10.6 billion on new road infrastructure, including $3 billion for the Pacific Highway, $1.6 billion for the Hunter Expressway, $750 million for the Hume Highway, $680 million for the Great Western Highway and $500 million for the Princes Highway
•	$17.5 billion for electricity to ensure a reliable electricity supply that meets the growing demand in New South Wales, including $13.5 billion by EnergyAustralia, Integral Energy and Country Energy on distribution systems, and $2.2 billion by TransGrid on the transmission network. In addition, funding of $1.8 billion is allocated to upgrades of the State’s generation capacity (including an increase in the generating capacity of Eraring power station). Following the NSW Government’s energy reforms, capital spending on new generation capacity is expected to be met by the private sector.

•	$4.7 billion for water and sewerage including $3 billion by Sydney Water, $1.3 billion by Hunter Water and $335 million by the State Water Corporation. Sydney Water’s major projects include $619 million on growth works to service urban development and $113 million on recycled water projects. Hunter Water is spending $358 million toward the completion of the Tillegra Dam and State Water is spending $95 million on safety upgrades to the Keepit Dam as part of a comprehensive program to provide a secure and sustainable water supply

•	$3.6 billion for education including $1.3 billion for the Building the Education Revolution Program, $270 million for Information Technology projects and around $500 million each year for works at schools and TAFE Colleges

•	$3.3 billion for health including $146.5 million for the Liverpool Hospital redevelopment; $121.4 million for Nepean Hospital upgrade; $181.7 million for Orange / Bloomfield Hospital redevelopment; $806.4 million for the Royal North Shore Hospital redevelopment; and $149.2 million for seven cancer care centres around the State and

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•	$2.7 billion for housing including $2.4 billion for 8,000 new social housing dwellings under the Australian Government’s Nation Building — Economic Stimulus Plan and New South Wales’ ongoing social housing supply program. In addition, $154.3 million for 325 new dwellings under the National Partnership Agreement on Remote Indigenous Housing and the Aboriginal Housing Office’s ongoing capital works program.
As illustrated in Chart 1.4, rapid growth in total State infrastructure investment occurred from 2004-05 to 2008-09, with a further sharp increase in 2009-10 due to the Australian Government’s Nation Building — Economic Stimulus Plan. After levelling out in 2009-10, the total program falls in line with the winding down of stimulus spending, although the underlying program remains at a historically high level.
Chart 1.4: Total State Infrastructure Investment
Percentages shown are the change in total State investment from the previous year
In February 2010, the Government announced its 10-year plan for transport capital expenditure as part of the new Metropolitan Transport Plan. The Plan sets the strategic outlook for transport and incorporates a 10-year fully funded package of transport infrastructure for the Sydney metropolitan area and benefits for the Illawarra, Central Coast and Hunter areas.
There have also been significant changes in Australian Government capital funding for health. As part of the Council of Australian Governments (COAG) National Health and Hospitals Network Agreement, funding over four years has been provided to expand Multi Purpose Services, upgrade emergency departments, sub-acute services and support provision of elective surgery.

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Relative to last year’s Budget these changes have slowed the growth in capital spending in 2009-10 and consequently increased capital spending over the forward estimates period. The result is a smoother capital expenditure profile from 2009-10 to 2013-14.
From 2005-06 to 2009-10, the average annual growth rate for the State’s infrastructure investment program was 18.8 per cent. After NSW completes its share of the Australian Government’s Stimulus Plan, the average growth rate will start to move down toward the State Plan’s 10-year target level of 4.6 per cent. By 2013-14, the average annual growth rate from 2005-06 will be 8.3 per cent. Excluding the Stimulus Plan, the average will be 8 per cent.
In 2004-05, the PTE sector accounted for $3.6 billion or about 52 per cent of the State’s infrastructure investment. The percentage of infrastructure investment in the PTE sector will increase to an average of around 58 per cent of the total State investment in 2010-11 to 2013-14. This is mainly due to the increased expenditure share in the electricity sector.
1.3 VALUE OF THE STATE’S PHYSICAL ASSETS
The State’s physical assets include land and buildings, plant and machinery and infrastructure systems. These assets include public schools, TAFE facilities, hospitals, police and court facilities, transport networks, public housing and recreation facilities, as well as infrastructure such as roads, electricity generation, transmission and distribution networks, water storage and supply networks, and ports facilities. Physical assets owned by the State exclude inventories, intangibles and assets held for sale.
As shown in Table 1.2, the State’s infrastructure across both the general government and PTE sectors had a value of $210.9 billion as at June 2009 and is estimated to have a value of $224.9 billion as at June 2010.
The table does not include the public financial enterprise sector which has very little infrastructure. The general government sector controls $115.4 billion of infrastructure and the PTE sector $109.5 billion. The general government estimates (in all years) in this Budget Paper exclude the value of land under State roads due to uncertainties associated with valuing these assets.
As in prior years, land under roads held by the RTA has not been recognised in the balance sheet because it could not be reliably measured. This issue is currently being addressed and any change in valuation policy for land under roads will be incorporated in the 2009-10 consolidated financial statements.

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The value of infrastructure, net of depreciation, is expected to increase during 2010-11 by $6.4 billion in the general government sector and by $5.6 billion in the PTE sector.
Table 1.2: State Owned Physical Assets: Value by Sector

	2007	2008	2009	2010	2011
	Actual	Actual	Actual	Estimate	Budget
As at 30 June	$m	$m	$m	$m	$m

General Government Sector	91,772	100,147	109,387	115,397	121,665
Public Trading Enterprise Sector	89,293	98,282	101,546	109,484	115,070

Total State Sector	181,065	198,429	210,933	224,882	236,735

Table 1.2 is now consistent with the Property, Plant and Equipment aggregates reported in the Balance Sheet. It excludes minor assets such as intangibles, inventories and some assets held for sale. In previous year’s Budget Papers this table included some minor assets such as ‘assets classified as held for sale’, and was therefore not comparable with property, plant and equipment aggregates in Table 4.2.
As shown in Chart 1.5, in June 2009 the largest component of these assets was infrastructure systems such as railways, roads, ports, dams, pipelines, etc (50 per cent), with the balance comprising land (23.4 per cent), buildings (21.1 per cent), and plant and equipment (5.5 per cent). The land component value of infrastructure has been separated from buildings, providing a clear delineation between built and non-built infrastructure.
Chart 1.5: State Owned Physical Assets: Distribution by Category as at 30 June 2009

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Control of the State’s infrastructure is concentrated in a relatively small number of agencies. As shown in Chart 1.6, approximately 75.5 per cent is controlled by only 10 agencies.
Chart 1.6: State Owned Infrastructure: Percentage Distribution by Agency as at 30 June 2009
1.4 INFRASTRUCTURE MAINTENANCE
Agencies must ensure that their infrastructure continues to support the planned delivery of services and that it is adequately maintained. NSW Treasury guidelines require that direct employee costs on infrastructure maintenance activities are reported as part of an agency’s maintenance expenditure. This is to ensure that reporting of maintenance expenditure is not understated and any shortfalls in maintenance spending are quickly identified. The result is a more comprehensive and consistent reporting of infrastructure maintenance costs.
The maintenance expenditure estimates for the general government and PTE sectors are set out in Table 1.3.

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Table 1.3: Maintenance Expenses

	2009-10		2010-11	2011-12	2012-13	2013-14
	Budget	Revised	Budget	Forward estimates
	$m	$m	$m	$m	$m	$m

General Government Sector	2,132	2,104	2,057	2,105	2,216	2,299
Public Trading Enterprise Sector	2,272	2,344	2,501	2,392	2,501	2,645

Total	4,404	4,448	4,558	4,496	4,717	4,944

In 2009-10, the revised maintenance expenditure for the general government sector is expected to be in line with the Budget allocation. In the PTE sector, the revised maintenance expenditure is expected to be 3.2 per cent above the Budget allocation.
Expenditure on asset maintenance in 2009-10 is equivalent to 2.6 per cent of the Government’s estimated total built asset holdings as at 30 June 2010. This percentage is estimated to fall slightly to 2.5 per cent for 2010-11. The Government’s asset management policies are described in Chapter 2.

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CHAPTER 2:	INFRASTRUCTURE POLICIES AND STRATEGIES

2.1 INTRODUCTION
The Government is committed to optimising its provision of infrastructure assets so the service delivery needs of the people of New South Wales are met now and into the future.
The 2010-11 program of infrastructure investment prioritises spending across transport, electricity, education and training, housing, health, the environment and other key sectors.
Infrastructure investment contributes to State Plan Priority: maintain and invest in infrastructure. The target is to maintain average annual capital expenditure growth of 4.6 per cent nominal from 2005-06 to 2015-16. The average annual growth from 2005-06 to 2009-10 was 18.8 per cent.
After 2010-11, the average will begin to reduce as the schools and social housing components of the Australian Government’s Nation Building — Economic Stimulus Plan are completed. By 2013-14, the average annual growth rate from 2005-06 will be 8.3 per cent. Excluding the Stimulus Plan, the average will be 8 per cent.
The NSW Government is also working with the Australian Government and Infrastructure Australia to prioritise the building of nationally significant infrastructure within New South Wales.
The Government is committed to improving public sector procurement processes for infrastructure investment. Reforms will streamline and update policies to reflect contemporary policy and practice. Under the auspices of the Council of Australian Governments (COAG), New South Wales is working with other states and territories to harmonise construction contractor procurement.

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2.2 STATE INFRASTRUCTURE STRATEGY
The NSW 10-year State Infrastructure Strategy (SIS) maps major infrastructure investment priorities planned to support Government services and growth across New South Wales. The SIS is regularly reviewed to ensure that it reflects the Government’s priorities and is published every two years. It was last published in 2008 and will be updated and published in 2010-11, to align with the new Sydney Metropolitan Strategy.
The SIS links long-term metropolitan and regional planning strategies with the four-year budget cycle and final project approvals. It assists with understanding infrastructure needs and funding constraints over the medium-term. The SIS program is carefully managed to ensure compatibility with State fiscal targets and the triple-A credit rating framework.
Infrastructure plans identified in the SIS are drawn from agency asset management plans. Agency asset management plans are in turn founded on a comprehensive approach to service planning and asset procurement, in which a range of strategies other than infrastructure spending are considered. Such strategies include regulatory settings that do not discourage new private sector infrastructure investment, and demand management techniques to moderate peak demand on infrastructure.
2.3 INFRASTRUCTURE PLANNING
The population of New South Wales is expected to increase from 7.2 million in 2010 to 7.9 million over the next decade. This will drive demand for new and upgraded infrastructure. The Government is committed to meeting the growing needs of the community through a wide range of measures including provision of essential new infrastructure, using existing assets more productively and ensuring regulatory settings do not discourage private investment in infrastructure.
The Government’s 2010 State Plan sets clear priorities for action to meet community needs, with challenging targets for improvements that guide decision making and resource allocation. The Government’s service delivery priorities for agencies are underpinned by investment in infrastructure and maintenance of existing assets.

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Metropolitan and Regional Strategies
The Government has long-term plans for Sydney, Sydney’s sub-regions and other regions of New South Wales to support sustainable growth. These plans influence Government infrastructure decisions and priorities. Agency planning and the SIS process align infrastructure delivery with these priorities.
The Sydney Metropolitan Strategy is the Government’s long-term plan for sustainable growth in the Sydney region over the next 25 years. The strategy is currently under review and a revised strategy integrating transport and land use planning will be released in 2010-11.
The regional strategies for other areas of New South Wales identify sufficient residential, commercial and industrial land capacity to sustainably accommodate projected population growth. They provide a clear indication of where future growth is expected to occur and where there is expected to be a need for supporting infrastructure. These plans are reviewed every five years.
Agency planning and asset management
The Government aims to ensure its existing State infrastructure and assets continue to meet long-term service delivery priorities. Sound asset management requires an appropriate balance between the acquisition of new assets and the efficient utilisation of existing assets, including disposal of those assets no longer required. It also requires that asset management strategies and activities are integrated with resource allocation decisions.
The continuing development and application of NSW Treasury’s Total Asset Management (TAM) policy is designed to achieve these objectives.
Total Asset Management (TAM) Policy Changes
In November 2009, NSW Treasury significantly streamlined the TAM submission process to reduce red tape for agencies. The improved process is more user-friendly and incorporates a risk based approach to planning agency 10-year capital expenditure. Overall TAM policy remains consistent with prior years.
TAM Asset Strategies and 10-year capital expenditure data outline how the agency’s proposed capital expenditure is prioritised and integrated to support its service delivery strategy.
TAM information also plays a significant role in the development of the Government’s 10-year State Infrastructure Strategy.
Agencies’ TAM submissions are linked to their annual budget proposals, with capital business cases also required as part of the State Budget process.

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2.4 INFRASTRUCTURE PROCUREMENT
Procurement Policy
The Government’s core Procurement Policy objective is to ensure value for money in support of service delivery. NSW Treasury Policy and Guidelines Paper TPP04-1 NSW Government Procurement Policy emphasises agency accountability for outcomes, greater upfront planning and strong linkage with the Budget process, prior to allocating capital funding. It is an overarching framework for all Government procurement and applies to all Government departments, statutory authorities, trusts and other Government entities.
During 2010-11, NSW Treasury will continue to streamline and update the Government Procurement Policy Framework to reflect contemporary policy and practice. Policy and guidance material for alliance contracting is being developed to ensure Government costs and risks are appropriately managed. Under the auspices of the Council of Australian Governments (COAG), New South Wales is working with other states and territories to harmonise construction contractor procurement.
Procurement Policy Reforms
Simplified Procurement Policy and Code of Practice
The NSW Government Procurement Policy outlines the obligations on agencies in their procurement activities both in achieving value for money and in ensuring procurements are consistent with the Government’s broader policy requirements covering economic, environmental and social objectives. NSW Treasury will revise its policy paper (TPP04-1) to include key updates such as free trade agreement procurement requirements, disclosure of contract information, sustainability, training management and tendering, and the role of the State Contracts Control Board.
As part of last year’s Budget, the Government required its agencies to give preferential treatment to local content provided by small and medium sized businesses under the Local Jobs First Plan.
NSW Government agencies have now implemented the Local Jobs First policy announced in last year’s Budget.
All agencies are including the requirements of the Plan in their tender documents and evaluations. The State Contracts Control Board has implemented the Plan for state contracts.

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Agencies will collect data and report outcomes on their websites by 30 November each year. In addition, the Department of Industry and Investment and the Department of Services, Technology and Administration have held industry seminars across NSW, including regional centres on the application of the Plan to support local small and medium sized businesses.
The NSW Government Code of Practice for Procurement is also being updated. This includes rationalising three implementation guidelines into a single document.
The Government procurement website provides agencies with a single source of up—to-date procurement information. The procurement policy framework has been modified to provide simpler, more targeted advice for agencies and industry. Guidance material has also been developed to assist in the practical implementation of procurement policy.
Alliance contracting policy and guidance
National policy principles and guidance material is being developed through an inter-jurisdictional Treasuries committee. An evidence based alliancing benchmarking report In Pursuit of Additional Value (October 2009) included key recommendations for improved business cases, increased governance arrangements, a level of competition in the selection process and improved agency capability for alliance contracts. Framework documents supporting these recommendations are being developed in consultation with agencies and industry.
Updated ICT Investment Policy
Information and Communications Technology (ICT) is an important area of investment underpinning many key Government services. NSW Treasury is updating its policy paper TPP 06-10 Guidelines for ICT Capital Investment Process to align with current requirements. This includes updated project size/risk thresholds for the submission of preliminary and final business cases and strategic and business case Gateway Review reports. The ICT Investment policy will integrate with NSW Treasury’s Better Services and Value ICT review to ensure agency ICT proposals are consistent with ICT reinvestment pool and Government service delivery priorities.
Harmonisation
NSW procurement requirements are being harmonised with other jurisdictions where appropriate. Harmonisation across jurisdictions is a national economic reform that has the potential to deliver benefits to both industry and the public sector. Current initiatives include harmonisation of the NSW contractor pre-qualification scheme for construction through COAG.

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Gateway Reviews
Gateway is a system of structured reviews held at key decision points in the procurement process. The system helps agencies to improve their procurement discipline and achieve better service results from their procurement activities.
A small team of experienced procurement practitioners not involved in the projects conduct the reviews. Projects are assessed against seven criteria: service delivery, affordability — value for money, sustainability, governance, risk management, stakeholder management and change management. Where appropriate, the review makes recommendations to strengthen the project.
Gateway assessment criteria have been strengthened, especially in the areas of governance, affordability — value for money and sustainability.
Agency compliance with Gateway reviews has generally improved. Reviews were conducted on 77 per cent of relevant projects listed in the 2009-10 Budget Infrastructure Statement, on 80 per cent of the 2008-09 projects and on 67 per cent of the 2007-08 projects. Since 2004, reviews have covered 397 projects with a total value of nearly $30 billion.
Public Private Partnerships
Public Private Partnerships (PPPs) provide one of a number of options the Government uses to procure infrastructure. Private sector financing is only used where it provides the best value for money outcome.
Contracts that have been awarded in recent years for private sector financing include:
•	Royal North Shore Hospital Redevelopment — Stage 2 (awarded October 2008 and now under construction)

•	Colongra Gas Pipeline (awarded April 2008 and now operational)

•	Orange Hospital Redevelopment and Associated Services (awarded December 2007 and now under construction)

•	Bonnyrigg Living Communities Project (awarded April 2007 and now under construction)

•	Rail Corporation Electric Passenger Rollingstock (awarded December 2006 and now under construction)

•	Long Bay Prison and Forensic Hospitals (awarded January 2006 and now operational)

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•	Various toll roads, including Lane Cove Tunnel, Western Sydney Orbital and Cross City Tunnel (all operational)

•	New Schools Project 2 consisting of 11 new schools (awarded December 2005 and now operational) and

•	Newcastle Mater Hospital Redevelopment (awarded November 2005 and now operational).
Following State and Territory and industry wide consultation, COAG agreed to new National PPP Policy and Guidelines in November 2008. The Policy and Guidelines build on the State’s well established Working with Government Guidelines for Privately Financed Projects.
NSW is continuing to work with Infrastructure Australia in relation to PPPs, including finalising a further volume of the National PPP Policy and Guidelines, Commercial Principles for Economic Infrastructure, over coming months.
An in-principle agreement has been reached with the owner and operator of the M2 Motorway for a $550 million upgrade of the M2. The environmental assessment for the M2 upgrade has been placed on exhibition and, subject to planning approval, construction is expected to commence by the end of 2010.
The Government is also in negotiations with the owner and operator of the M5 Motorway on proposals to upgrade the M5.

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CHAPTER 3:	INFRASTRUCTURE AND SERVICE DELIVERY

3.1 INTRODUCTION
This chapter uses policy areas to explain how the Government’s $16.6 billion total State sector infrastructure investment in 2010-11 translates into new and improved services for the people of New South Wales.
The policy areas are based on the Australian Bureau of Statistics system of Government Finance Statistics (GFS). This system is designed to provide statistical information on public sector entities classified in a uniform and systematic way.
The GFS based policy framework allows comparisons between Australian states and territories. It also facilitates time series comparisons as the framework is not significantly affected by agency restructures.
GFS policy areas do not always align with an individual agency’s infrastructure expenditure as an agency can provide a range of services that are classified into more than one GFS policy area.
Each policy area includes a high level description of its service delivery objectives and contribution to the achievement of the State Plan and other Government priorities. The major components or agencies contributing to the composition of a policy area are identified and explained.
Overall demand drivers for each policy area are explained. Also included, where relevant, are unique or unusual factors that have influenced the 2010-11 infrastructure investment in a particular policy area.
Each policy area includes details of major infrastructure investment projects being undertaken during the 2010-11 Budget as well as those completed or expected to be completed in 2009-10. Details of the service delivery benefits of individual projects are also provided.

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3.2 TRANSPORT
Infrastructure investment in the transport policy area in 2010-11 is estimated at $5.8 billion, which is $729 million or 14.5 per cent above the 2009-10 revised estimate. This reflects additional spending on the South West Rail Link as well as increased spending on roads under the Nation Building Program financed in conjunction with the Australian Government.
The transport policy area is the State’s single largest policy area — accounting for 34.8 per cent of total State infrastructure investment in 2010-11.
The Government delivers major components of the transport system: the management and delivery of major road infrastructure undertaken by the Roads and Traffic Authority (RTA); and the provision of public transport, which is subsidised through the Department of Transport and Infrastructure. The Government also operates the State’s three major ports.
The State Plan includes the following transport priorities:
•	improve the public transport system

•	provide reliable public transport

•	improve the road network

•	maintain road infrastructure and

•	improve road safety.
The overall demand for transport is driven by growth in the economy and population, particularly in outer urban and regional areas. The Government’s Metropolitan Transport Plan, released in February 2010, links land use planning and the transport network, with benefits for the Sydney metropolitan area and the Illawarra, Central Coast and Hunter regional areas.
Key elements of the Government’s transport program include:
•	capacity upgrades to the passenger rail network to meet growing demand, including the $4.5 billion Western Express, the $2.1 billion South West Rail Link and the $2 billion Rail Clearways program

•	significant new rolling-stock, including 626 carriages to be delivered under a $3.6 billion public private partnership

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•	major upgrading of the capacity of the State’s ports, including the $1 billion expansion of Port Botany and a new inter-modal terminal at Enfield, to support growth in trade

•	Pacific, Hume and other State highways funding of $8.1 billion under the Australian/NSW Government Nation Building Agreement over 6 years, combined with a State funded program of $7.1 billion and

•	the purchase of 1,000 new buses to expand the fleet in both metropolitan and outer metropolitan areas as part of the Metropolitan Transport Plan.
Rail Services
Infrastructure investment by rail agencies — Rail Corporation New South Wales (RailCorp), the Transport Infrastructure Development Corporation (TIDC) and Rail Infrastructure Corporation (RIC) — is expected to total $2.1 billion in 2010-11. The drivers for this investment include:
•	addressing a long-term projection for demand growth linked to growth in the size of Sydney and its level of economic activity — Sydney’s population is anticipated to grow to over 5 million by 2020

•	improving and maintaining the reliability of the CityRail passenger network — peak on-time running has increased from 63.1 per cent in 2004-05 to 96.8 per cent in 2009-10 (to the end of March)

•	increasing the proportion of total journeys to work by public transport in accord with State Plan targets and

•	replacing and upgrading life expired assets.
Major investments in 2010-11 include:
•	$278 million for work on the South West Rail Link, including the new rail extension to Leppington and works on the Glenfield Transport Interchange, northern and southern flyovers and completion of the new multi-storey commuter car park at Glenfield

•	$303.9 million for continuation of works on turnbacks at Homebush, Lidcombe and Liverpool, the Kingsgrove to Revesby quadruplication, duplication of the Richmond line and a new platform at Macarthur as part of the $2 billion Rail Clearways program

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•	$30 million for design and planning investigations for the new Western Express

•	$166.6 million on the Commuter Car Park Program to deliver 7,000 new car parking spaces in:
•	suburban Sydney — Berowra, Glenfield, Waterfall, Emu Plains, Macarthur (multi-deck and at grade facilities), St Marys, Seven Hills, Revesby, Quakers Hill, Blacktown and Warwick Farm

•	Central Coast — Woy Woy and Wyong and

•	Illawarra — Wollongong
Funding has been provided for new car parks at Gosford (partly funded by the Australian Government), Broadmeadow and Blaxland. Works will also commence on new car parks at Rockdale, Mortdale, Mount Druitt, Padstow and Cabramatta

•	$145 million towards new Outer Suburban Carriages (OSCARs) and stabling

•	$125.7 million to progress ancillary works for new air conditioned carriages for the suburban network. The first of the 626 carriages under the $3.6 billion acquisition and maintenance contract are due to begin delivery in late 2010 and

•	$76 million including for steel resleepering, bridge renewals, signalling and train control improvements by Rail Infrastructure Corporation for the country regional network, to improve system safety and meet operational needs.
Major projects completed in 2009-10 (with estimated total cost) include:
•	the Cronulla branch line duplication, which provides a second continuous track between Cronulla and Sutherland, and a new computer-based signalling system and upgrades at Cronulla, Kirrawee, Woolooware and Sutherland stations ($436 million)

•	Auburn maintenance facility for new Waratah trains ($219 million)

•	Easy Access upgrades at Lindfield ($12 million) and Emu Plains ($6 million) stations and

•	commuter car parks at Glenfield (Seddon Park), Helensburg, Holsworthy, Werrington, Windsor, and Woonona (part of a $345 million program).

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Bus Services
All regular passenger bus services in New South Wales are now exclusively delivered through contracts with the Department of Transport and Infrastructure. This has enabled the Government, particularly in the metropolitan and outer metropolitan areas, to introduce comprehensive new service plans and to manage a systematic replacement and growth of the bus fleet.
The key drivers for bus purchases include:
•	replacing life expired buses

•	a focus on increasing capacity on key commuter corridors that have experienced strong growth. For example, the Castle Hill to City corridor has experienced around 11 per cent growth and the North West Transitway over 14 per cent growth in 2009-10 (to end of March 2010) and

•	the development of new metro bus services.
Since the commencement of the new contract framework in 2004-05, nearly 1,400 new buses have been delivered to metropolitan and outer metropolitan operators. This includes around 340 buses to meet increased passenger numbers. The total metropolitan and outer metropolitan fleet is now around 4,250 buses.
The acquisition costs associated with the bus fleet are funded through the bus contracts with the Department of Transport and Infrastructure and form part of the Department’s capital program.
Major investments in 2010-11 include:
•	$144.6 million for:
•	100 new buses as part of the Metropolitan Transport Plan and

•	accelerated delivery of a further 100 new buses as part of the Metropolitan Transport Plan. In the first year of the program 200 new buses will be added to the fleet
•	$51.6 million for 119 replacement buses for private operators

•	$49.3 million for 87 replacement buses for the State Transit Authority (STA)

•	$77.6 million for 100 buses for the STA from the accelerated delivery of 150 articulated growth buses and

•	$42.5 million for the capital program of the STA including work towards a new depot in Western Sydney and the on-going development of the Tempe depot.

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Major projects completed in 2009-10 (with estimated total cost) include the acquisition of 300 new growth buses for the STA and private operators ($136 million).
Ferry services
Following a market testing process the Government made a decision to retain ownership of Sydney Ferries. Under the new Ferry System contract, Sydney Ferries and the Department of Transport and Infrastructure will commence a network review and fleet procurement strategy to ensure Sydney Ferries continues to meet passengers’ needs and deliver improvements.
Service planning will ensure that ferry timetables are fully coordinated with Sydney’s bus and rail networks. In 2010-11, $25.6 million is budgeted for capital investments, including $2 million for the start of a $30 million program to replace six vessels as part of the Metropolitan Transport Plan.
Ports
The ports sector comprises Sydney Ports Corporation, Port Kembla Port Corporation and Newcastle Port Corporation. Investment in infrastructure in the port sector will be $346.2 million in 2010-11.
Sydney Ports Corporation manages Port Botany and Port Jackson, which in total handle more than $50 billion in international and domestic trade each year. Port Botany is the second largest container port in Australia by volume, while Sydney Harbour handles passenger cruise vessels and various bulk trades such as cement, gypsum and sugar.
Port Kembla Port Corporation manages Port Kembla, which handles a variety of trades including the export of coal, steel and grain and imports of iron ore and the majority of NSW’s motor vehicles.
Newcastle Port Corporation manages one of the largest coal export ports in the world as well as handling trade in other commodities such as alumina, grain, copper and zinc concentrates and steel.
Major investments in 2010-11 include:
•	$168.7 million towards the Port Botany Expansion project, which includes the construction of a third container terminal to meet the forecast growth of the container trade

•	$97.4 million towards the Enfield Intermodel Logistics Centre to increase the share of container traffic transported by rail into and out of Port Botany

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•	$10.4 million for the construction of a new passenger cruise terminal at White Bay in Sydney Harbour to replace the existing East Darling Harbour terminal, which will be removed to make way for the development of the Barangaroo precinct

•	$10 million for the first stage of a new bulk goods berth at Port Kembla Outer Harbour and

•	$10 million for a new tug fleet base at Port Kembla.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	a new general cargo berth at Mayfield, the former Newcastle BHP Steelworks site, as the first stage of the site’s redevelopment as a major trade facility at the Port of Newcastle ($28.4 million) and

•	a new operations centre at Port Botany to centralise control of all commercial shipping for both Port Botany and Sydney Harbour ($13.9 million).
Roads
Capital expenditure by the RTA on State roads is budgeted at nearly $2.8 billion in 2010-11.
The RTA’s infrastructure program is strongly focussed on meeting the demands of a growing metropolitan area, reinforcing the capacity of the core established network, and the need for increased capacity on major highways.
Major investments in 2010-11 are as follows:
Sydney Region
•	$46 million to complete the Inner West Busway, including the Iron Cove Bridge duplication

•	$22 million to complete widening of Camden Valley Way from Bernera Road to Cowpasture Road

•	$28 million to continue planning and pre-construction works for the widening of Camden Valley Way from Cowpasture Road to Cobbitty Road

•	$40 million for Bus Priority on strategic corridors

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•	$42 million to continue widening the F5 Freeway between Ingleburn and Campbelltown, jointly funded with the Australian Government

•	$30 million to improve capacity and relieve congestion at various pinch points

•	$20 million to complete the upgrade of the Alfords Point Bridge northern approaches and

•	$22 million to complete the widening of Hoxton Park Road between Banks Road and Cowpasture Road.
Pacific Highway north of Hexham
•	$174 million to continue construction on the Kempsey bypass dual carriageway ($135 million) and the Glenugie upgrade ($39 million), jointly funded with the Australian Government

•	$318 million to continue construction on dual carriageways on the Ballina bypass ($115 million), at Bulahdelah ($93 million) and at Banora Point ($110 million), jointly funded with the Australian Government

•	$155 million to commence major construction between Coffs Harbour (Sapphire) and Woolgoolga, jointly funded with the Australian Government and

•	$85 million to continue pre-construction on the Tintenbar to Ewingsdale upgrade, jointly funded with the Australian Government.
Great Western Highway
•	$64 million to continue widening the highway to four lanes at Lawson between Ferguson Avenue and Ridge Street and

•	$78 million to continue construction on widening the highway to four lanes between Woodford and Hazelbrook ($38 million) and at Wentworth Falls East ($40 million), jointly funded with the Australian Government.
Hume Highway
•	$146 million to continue construction on the dual carriageway bypass of Tarcutta, funded by the Australian Government

•	$133 million to continue construction on the dual carriageway bypass of Woomargama, funded by the Australian Government and

•	$66 million to commence construction on the dual carriageway bypass of Holbrook, jointly funded with the Australian Government.

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Princes Highway
•	$16 million to continue planning and preconstruction on the Gerringong upgrade of the highway between Mount Pleasant and Toolijooa Road and

•	$10 million to continue planning and preconstruction for the Foxground and Berry bypasses.
Other Highways
•	$340 million to commence major construction on the Hunter Expressway (F3 to Branxton), jointly funded with the Australian Government

•	$47 million toward upgrading the Central Coast Highway to four lanes including continuing construction between Carlton Road and Matcham Road ($35 million) and to commence construction between Matcham Road to Ocean View Drive ($12 million)

•	$12 million to complete the intersection upgrade of the Central Coast Highway and Woy Woy Road at Kariong

•	$40 million to continue the upgrade of the Oxley Highway at Port Macquarie

•	$18 million to continue works on safety improvements on the Barton Highway near Murrumbateman, funded by the Australian Government and

•	$24 million to complete construction of the Alstonville bypass on the Bruxner Highway, funded by the Australian Government.
Major projects to be completed in 2009-10 (with estimated total cost) include:
•	the Southern Hume duplication ($905 million)

•	the Hume Highway, Coolac bypass ($170 million)

•	dual carriageways on the Pacific Highway between Karuah and Bulahdelah ($253 million)

•	the Wollongong northern distributor extension on the Princes Highway ($112 million) and

•	four lane divided carriageways on the Princes Highway between Oak Flats and Dunmore ($108 million).

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3.3 ELECTRICITY
Infrastructure investment in the electricity policy area in 2010-11 is estimated at $3.9 billion, which is $557 million or 16.6 per cent above the 2009-10 revised estimate. The increase is primarily driven by increased investment in electricity distribution networks to accommodate growth in demand and to renew existing assets. The electricity policy area represents 23.6 per cent of total State infrastructure investment in 2010-11.
Infrastructure investment in the electricity policy area contributes to State Plan Priority: ensure a reliable electricity supply.
Power generation is the first stage of the supply chain to deliver reliable electricity supply to NSW households, industry and businesses. The drivers for investment in generation are the growing demand for electricity, the need to replace or refurbish power station plant and the need to reduce the environmental footprint of generation.
Electricity transmission provides the high voltage network to convey electricity from the power stations to the lower voltage distribution networks throughout New South Wales.
Electricity distribution is the final stage of the supply chain which delivers electricity to end-use customers through the ‘poles and wires’. The distribution system also progressively reduces the voltage of electricity from the high voltage transmission network (500kV, 330kV or 132kV) to voltages suitable for use in households and businesses (240 volts and 415 volts). This is done using transformers at substations located throughout the distribution network.
The main drivers for investment in electricity transmission and distribution are:
•	growth in customer numbers (requiring new infrastructure in population growth areas, particularly in north west and south west Sydney and the north coast of New South Wales)

•	increasing summer peak demand

•	augmentation of existing assets to increase their capacity to accommodate growth and

•	replacement or refurbishment of ageing assets at the end of their economic life.

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Major investments in 2010-11include:
•	around $3 billion, primarily on distribution networks and network support infrastructure, by Country Energy, EnergyAustralia and Integral Energy

•	around $500 million on TransGrid’s transmission substations, power lines and support infrastructure and

•	around $330 million by generator businesses on programs of works at State owned power stations and accompanying infrastructure.
Generation
The three generation businesses Delta Electricity, Macquarie Generation and Eraring Energy generate most of the electricity consumed in New South Wales. The balance is provided by Snowy Hydro or privately owned generators, or is imported from interstate through transmission interconnectors which connect the eastern states of Australia into the National Electricity Market.
In 2010-11 the three generation businesses will invest $331.5 million to maintain the operating capacity of existing assets and expand the capacity of existing power stations in order to maintain reliability and meet increasing demand for electricity across New South Wales.
Investment in infrastructure by Delta Electricity in 2010-11 is estimated at $85.2 million.
Major investments in 2010-11 include programs of works at Mount Piper and Wallerawang power stations near Lithgow and at Vales Point power station on the Central Coast aimed at optimising the efficiency and reliability of existing operations.
During 2009-10, Delta Electricity completed construction of the 667 megawatt Colongra open cycle gas turbine power station located on the Central Coast. This $500 million power station will help meet the growing demand for electricity in New South Wales.
Investment in infrastructure by Macquarie Generation in 2010-11 is estimated at $38.8 million.

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Major investments in 2010-11 include:
•	ongoing investment in ash hopper replacement works at Liddell power station designed to capture dry ash and

•	the conveyor upgrade program which will enable transfer of coal from Bayswater to the Liddell power station.
Major projects due to be completed in 2009-10 include the 500kV transformer upgrade at Bayswater Power Station at a total cost of $43 million. This project supports TransGrid’s program to increase the capacity of the transmission network between the power stations in the Hunter Valley and Central West and the main load centres of Sydney and Wollongong.
Investment in infrastructure by Eraring Energy in 2010-11 is estimated at $207.6 million.
Major investments in 2010-11 include:
•	ongoing work to upgrade the generating capacity of Eraring power station on the Central Coast by 9 per cent from 660 megawatts to 720 megawatts for each of the four turbines and

•	a program of works at Eraring power station to maintain the reliability of existing operations.
Transmission
TransGrid is the owner, operator and manager of one of the largest high voltage transmission networks in Australia, connecting generators, distributors and major end users in New South Wales. TransGrid’s network also links to the transmission networks in Queensland and Victoria, giving New South Wales the capability to export electricity to, or import electricity from, those States. TransGrid has a network comprising almost 12,500 kilometres of high voltage transmission line and underground cables as well as 91 substations and switching stations.
Investment in infrastructure by TransGrid in 2010-11 is estimated at $505 million.

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Major investments in 2010-11 include:
•	$81 million on 330kV substations at Williamsdale, Upper Tumut and Wallaroo, 330kV transformer replacements at Wallerawang, a third 330kV transformer at Vineyard and a second 330kV transformer at Waratah West

•	$75 million for 330kV transmission lines including the 215 kilometre Dumaresq to Lismore line to accommodate growth on the far North Coast

•	$59 million for 132kV transmission lines including the Manildra to Parkes line, the Glen Innes to Inverell line, the Tomago to Stroud line and the Kempsey to Port Macquarie line

•	$52 million for the redevelopment of Beaconsfield West 330kV Substation to secure the power supply of Sydney’s inner metropolitan area

•	$35 million on 132kV substations at Orange North, Munmorah and Wallerawang

•	$29 million on augmentation works at various substations throughout New South Wales and

•	$24 million for the construction of a 330kV underground cable connecting new substations at Holroyd and Rookwood Road and upgrade of the existing 330kV transmission line between Sydney West and the new Holroyd Substation. This project will increase the capacity of the transmission network in the metropolitan area to accommodate the growing electricity needs of Western Sydney.
Major projects completed in 2009-10 include:
•	Western 500kV project

•	330kV Wollar to Wellington transmission line

•	330kV substation at Macarthur and

•	132kV substation at Wagga Wagga North.

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Distribution
EnergyAustralia’s electricity network services Sydney’s CBD, eastern suburbs, northern suburbs, southern suburbs and inner western suburbs. The network also services the Central Coast, Newcastle, the Hunter Valley and areas in the northern hinterland from Newcastle.
Investment in infrastructure by EnergyAustralia in 2010-11 is estimated at $1.6 billion.
Major investments in 2010-11 include:
•	over $350 million at transmission and zone substations including new substations at Balgowlah, Potts Hill, Top Ryde, Rose Bay, Rathmines, Lake Munmorah, Tomaree, Belmore Park, Engadine and Charlestown. Replacement and upgrade of North Sydney and Willoughby substations. These works will provide capacity, meet license conditions, replace aged assets and meet forecast load growth in the medium to long term

•	over $170 million on new and replacement 132 kV, 66 kV and 33kV cables including $75 million for replacement of 132kV oil filled feeder cables from Peakhurst to Bunnerong and Peakhurst to Beaconsfield West. These works are to maintain reliability performance of the 132kV network

•	$158.5 million for essential renewal of distribution centres and replacement of transmission mains and service mains that have reached the end of their useful life across EnergyAustralia’s network

•	$85 million on replacement substation equipment including 132kV and 33kV circuit breakers, 11kV switchgear, replacement and refurbishment of transmission towers and poles, protection equipment and other systems, and minor upgrades to substations including installation of additional transformers

•	$83 million for development of the 11kV network and

•	$64 million for augmentation of distribution substations and the low voltage distribution network across EnergyAustralia’s network to accommodate growth in the demand for electricity.

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Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	Kingsford, Kogarah and Mayfield West 132/11kV, Scone and Wamberal 66/11 kV and Galston 132/11kV zone substations and Kooragang 132/33kV sub-transmission substation ($201.1 million)

•	sub-transmission feeders to the new Galston and Scone zone substations ($17.8 million) and two new 132kV feeders between Peakhurst and Kogarah ($44.3 million) and

•	replacement of 11kV circuit breakers at City South and Dalley Street zone substations ($5.9 million).
Country Energy operates Australia’s largest distribution network covering approximately 95 per cent of New South Wales. It supplies electricity to regional centres, rural customers and remote communities. Country Energy’s network extends over diverse geography from the coast to the outback and operates under the extremes of climatic conditions.
Investment by Country Energy in 2010-11 is estimated at $934 million.
Major investments in 2010-11 include:
•	$57.2 million for transmission lines, including a second transmission line between Cooma and Bega, Wellington to Narromine, a new transmission line from Tamworth to Quirindi and increasing the capacity of an existing line from Finley to Mulwala

•	$52.7 million for subtransmission lines including Koolkhan to Maclean, Yarrandale to Gilgandra, Deniliguin to Moama, Beryl to Dunedoo, Forbes to West Jemalong and South West Rocks

•	$25.1 million for new substations at Nabiac, Casino North, Moruya, Buronga, Narromine, Mulwala and the establishment of a new bulk supply point substation at Murray’s Flat and

•	$7.5 million to rebuild an existing substation at Wagga-Ashmont and for stages 2 and 3 of the Tamworth South zone substation.
Major projects completed or due to be completed in 2009-10 include new zone substations at Casino, Lismore, Ewingsdale and Tweed Heads South to support growth on the North Coast at an estimated total cost of $50.4 million.

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Integral Energy’s distribution network services the outer western suburbs of Sydney, the Illawarra, the Blue Mountains, and the Southern Highlands. The growth centres in north west and south west Sydney are located in Integral Energy’s network.
Investment in infrastructure by Integral Energy in 2010-11 is estimated at $531.6 million.
Major investments in 2010-11 include:
•	$188.1 million for zone substations at Parramatta CBD, Doonside, Castle Hill, Schofields, Wilton Park, Granville, Cawdor, Claremont Meadows, Spring Farm and West Liverpool

•	$137.7 million for refurbishment of Integral Energy’s distribution network to maintain reliability for customers as demand on the network grows

•	$39.5 million for works at transmission substations including establishment of Liverpool substation, connections works for Macarthur Bulk Supply Point and the augmentation of Penrith substation and

•	$25.8 million for the development of the high voltage distribution network.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	transmission substation at Springhill to improve reliability of supply to Wollongong CBD and several major industrial customers including Bluescope Steel ($96.6 million)

•	zone substation at Fairfield to improve reliability of supply to the urban areas of Fairfield and part of the industrial area at Yennora ($18 million) and

•	zone substation at Campbelltown planned for completion in June 2010 to accommodate residential, commercial and industrial growth ($16.2 million).
3.4 EDUCATION AND TRAINING
Infrastructure investment in the education and training policy area in 2010-11 is estimated at $2 billion, which is $761 million or 27.3 per cent below the 2009-10 revised estimate, and includes $1.2 billion in Nation Building — Economic Stimulus Plan funding.
The education and training policy area represents 12.2 per cent of total State infrastructure investment in 2010-11.

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Education and training infrastructure investment provides the best possible environment in public schools and Technical and Further Education (TAFE) facilities to enable student learning, support for teachers and the workforce skills required by employers. These investments contribute to the delivery of State Plan Priorities to:
•	support students to reach their full potential at school

•	engage students in learning for longer and

•	improve access to jobs and training.
An important factor that drives investment in school infrastructure is the ongoing growth of Sydney and NSW regional areas, the movement of families within residential areas and the changing total number of students. Looking forward, student numbers are forecast to increase gradually in the medium to longer-term. New schools will need to be provided, while existing schools may need to expand or to scale down.
School investment is also driven by the Government’s commitment that education is accessible to all students, with facilities suitable for educating and supporting students with a range of special needs and geographic, economic, social or cultural disadvantage.
A commitment to expand new technologies into school classrooms and into TAFE institutes also drives infrastructure investment.
This policy area includes school education services at more than 2,200 government schools and TAFE education services at 132 colleges and campuses across the State and requires ongoing spending on maintenance and building upgrades.
School Education Services
Investment in school education services infrastructure by the Department of Education and Training in 2010-11 is estimated at $1.9 billion.
This includes the Nation Building — Economic Stimulus Plan announced in February 2009 (Building the Education Revolution program) and the National Partnership Agreements implementing the Australian Government’s commitments for the Digital Education Revolution, Trade Training Centres, and Solar in Schools programs as well as funding associated with Industry Training Colleges.

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Excluding the Building the Education Revolution program, major investments in 2010-11 are:
•	$46 million for eight major new building projects in schools and three new information technology projects (at a combined estimated total cost of $243 million) including the final stage of the Learning Management and Business Reform Project, various upgrades and additions, and the consolidation of Bega Public School

•	$175 million to continue 46 major building projects and one information technology project at schools, at an estimated total cost of $398 million

•	$69 million to continue two significant information technology projects — the Connected Classrooms initiative and the Learning Management and Business Reform Stage 1 project and

•	$395 million on school minor works, including upgrades of student and teacher facilities, the Principals Priority Building program (security fencing, and upgrades to toilets, sewers and roofs), the 2007 Building Better Schools initiative (science laboratory upgrades, toilet upgrades and new halls and gyms), the School Sport initiative, new technology and computers for schools and the various national partnership programs ($61.5 million).
National Partnership Agreements
Major investments in 2010-11 under National Partnership Agreements and other Commonwealth funding arrangements include:
•	$1.2 billion for the Building the Education Revolution program (for the Primary Schools for the 21st Century program and the Secondary Schools’ Science and Language Centres for the 21st Century program)

•	$50 million for Trade Training Centres, which will improve training facilities and increase the number of courses available for secondary students

•	$9 million for the Solar in Schools Program and

•	$18 million for school upgrades associated with Industry Training Colleges.

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Major school education projects completed or due to be completed in 2009-10 include:
•	14 school projects providing upgraded and refurbished teaching and learning facilities, new halls and gyms, and trade training facilities, including major upgrades at Tweed River High School, Carlton Public School and Bullimbal School (estimated total cost of $85 million)

•	a new high school under a Public Private Partnership at Kariong (estimated total cost of $26 million) and

•	works undertaken for the National School Pride program under the Economic Stimulus Plan (estimated total capital expenditure of $127 million).
TAFE Education Services
Investment in TAFE education services infrastructure by the Department of Education and Training in 2010-11 is estimated at $115 million.
Major investments in 2010-11 include:
•	$19 million on four major new TAFE building projects and two new information technology projects (at a combined estimated total cost of $60 million) including facilities at Muswellbrook, Ultimo and Murwillumbah, and

•	$78 million to continue 29 major TAFE projects (estimated total cost of $153 million) including works at Macquarie Fields, Dubbo and Temora TAFE colleges.
The major investment in 2010-11 provided under Commonwealth arrangements is $27 million for TAFE upgrades associated with Industry Training Colleges and the Australian Government’s Education Investment Fund.
Major TAFE projects completed or due to be completed in 2009-10 include 17 TAFE projects providing upgraded teaching and learning facilities at colleges, including major upgrades at Coffs Harbour, Ultimo and Nirimba TAFEs (estimated total cost of $96 million).

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3.5 HOUSING
Infrastructure investment in the housing policy area in 2010-11 is estimated at $1.2 billion, which is $607 million or 33.2 per cent below the 2009-10 revised estimate.
Investment has decreased due to the completion of a large part of the housing infrastructure investment under the Australian Government’s Nation Building — Economic Stimulus Plan. Construction has commenced on 5,600 dwellings, or 94 per cent of dwellings to be constructed under the Plan. Housing infrastructure investment represents 7.4 per cent of total State infrastructure investment.
Excluding the capital component of the Nation Building — Economic Stimulus Plan ($565.1 million in 2010-11), infrastructure investment in the housing policy area is estimated at $637.9 million.
Infrastructure investment in the housing policy area is undertaken by agencies including the NSW Land and Housing Corporation1, the Aboriginal Housing Office, City West Housing Pty Limited, the Redfern-Waterloo Authority, the Barangaroo Delivery Authority, the Teacher Housing Authority and Landcom. Some of these agencies are also responsible for providing community amenities which are then included in the housing policy area, such as Barangaroo Headland Park.
The Government’s significant investment in social and affordable housing supports the delivery of State Plan Priorities:
•	improve housing affordability and

•	reduce homelessness.
In addition, infrastructure investment in housing is reducing the concentration of social disadvantage in public housing estates, providing increased housing for indigenous Australians and more appropriate social housing for older people.
Social housing investment is influenced by policy initiatives to accommodate increasing numbers of people with complex health needs and disabilities. Demographic changes are also important, including the increased proportion of smaller households, the ageing population and population shifts to the metropolitan and coastal areas of the State.

[1]	Housing NSW (within the Department of Human Services) employs all of NSW Land and Housing Corporation’s staff. NSW Land and Housing Corporation holds land, buildings and other assets required for the provision of housing services.

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The Nation Building — Economic Stimulus Plan has provided a significant increase in social housing construction and in the delivery of the maintenance program on existing dwellings.
Priority areas for infrastructure investment in 2010-11 include:
•	construction of new dwellings with an increased emphasis on environmental sustainability and better access for persons with mobility impairment and

•	maintenance works on existing dwellings and improvements to community infrastructure to make more liveable communities in areas of concentrated social housing.
Social Housing
Total investment in infrastructure by the NSW Land and Housing Corporation in 2010-11 is estimated at $1.1 billion.
Major investments in 2010-11 include:
•	$232.7 million for the upgrading of existing public and community housing

•	$24.1 million for the Building Stronger Communities Program to improve community infrastructure in seven major locations to reduce the high concentrations of public housing

•	$243 million for the commencement of 1,416 dwellings and the completion of 568 social housing dwellings and

•	$4.6 million for crisis accommodation.
National Partnership Agreements
Investment in social housing infrastructure includes $565.1 million in 2010-11 provided under the Australian Government’s Economic Stimulus Plan.
Major investments in 2010-11 include:
•	$538.3 million for the completion of 4,690 dwellings under Stage 2 and

•	$26.8 million for upgrading existing social housing dwellings by converting bed-sitter accommodation.

Infrastructure Statement 2010-11	3 - 21

Other Housing Services and Community Amenities
Total investment in infrastructure by the Aboriginal Housing Office in 2010-11 is estimated at $38.1 million.
Major investments in 2010-11 include:
•	$13 million for the completion of 12 dwellings that are in progress and to commence 26 new dwellings

•	$16.7 million for 36 new dwellings under the National Partnership Agreement on Remote Indigenous Housing and

•	$6.4 million for 18 new dwellings for employment and training related accommodation under the National Partnership Agreement on Remote Indigenous Housing.
In addition, the Aboriginal Housing Office expects to be provided with 230 dwellings under the Nation Building — Economic Stimulus Plan.
Infrastructure investments by other housing service and community amenity providers in 2010-11 include:
•	$50 million by the Barangaroo Delivery Authority for the construction of a pedestrian tunnel from Wynyard Station and the commencement of design and initial construction of Headland Park

•	$15.8 million by City West Housing Pty Limited, including the completion of 57 units of affordable housing and the commencement of a further 126 units in Green Square

•	$5.2 million by the Redfern-Waterloo Authority for repairs to the locomotive building façade, construction of a business centre, signage and the upgrade of technology at the Australian Technology Park

•	$4.6 million by the Teacher Housing Authority for the construction, acquisition or upgrading of 17 houses and units in rural and remote areas to meet teacher accommodation needs and

•	$4.6 million by Landcom including $3.5 million for the relocation of their head office.

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3.6 HEALTH
Infrastructure investment in the health policy area in 2010-11 is estimated at $920.8 million which is $261 million, or 39.6 per cent above the 2009-10 revised estimate. The increase is due to additional Australian Government funding for regional cancer centres and COAG National Health and Hospitals Network reforms, as well as significant new State investment in hospital infrastructure. Health represents 5.6 per cent of total State infrastructure investment.
The health policy area largely comprises capital expenditure of $917.8 million by the Department of Health, with the balance by the Cancer Institute NSW ($669,000), NSW Food Authority ($820,000) and Health Care Complaints Commission ($25,000).
Health infrastructure investment includes hospitals, health facilities, medical equipment, health technology and clinical and operational ICT systems to enable health and medical staff to deliver effective health care to the population of New South Wales. Infrastructure investment also contributes to achieving key health-related priorities of the State Plan to:
•	improve and maintain access to quality healthcare in the face of increasing demand

•	improve survival rates and quality of life for people with potentially fatal or chronic illness and

•	improve outcomes in mental health.
Pressure from an ageing and growing population, rising community expectations, and availability of new health technologies generates increasing demand for funding for new infrastructure, facilities, information systems and health and medical technologies.
NSW Health
Investment in infrastructure in 2010-11 by NSW Health is estimated at $917.8 million. In addition, the operating budget for 2010-11 includes $97.3 million in recurrent expenditure on capital works, bringing the total capital works program for 2010-11 to $1,015 million.
The capital expenditure of $917.8 million includes recognition of $208 million for Public Private Partnerships (PPPs), comprising $158.4 million for the Orange/Bloomfield Hospital Redevelopment PPP and $49.6 million for a community health building as Stage 1 of the Royal North Shore Hospital PPP.

Infrastructure Statement 2010-11	3 - 23

The total value of capital projects commencing in 2010-11 is $1.4 billion. The total capital investment program over four years is estimated at over $3.3 billion.
In 2010-11 investment will focus on enhancing mental health service provision with new mental health projects at Nepean Hospital, Hornsby Hospital and Prince of Wales Hospital. In addition, hospital upgrade projects will commence in the rural and regional areas of Wagga Wagga, Dubbo, Wollongong, Tamworth, Lockhart and Gundagai and in metropolitan locations including St George and Royal North Shore Hospitals. Investment in Ambulance Service infrastructure and the ambulance fleet and in the Breast Screen program will continue.
Infrastructure investment supporting the NSW Government’s Caring Together commitment in response to the recommendations of the Special Commission of Inquiry into Acute Care Services in NSW Public Hospitals will also continue in 2010-11.
NSW Health has been successful in its submission for funding from the Australian Government’s Health and Hospital Funds to expand cancer centres. As a result, the NSW Government together with the Australian Government will invest $149.2 million over four years to establish three new regional cancer centres at Gosford, Shoalhaven and Tamworth, and expand the Illawarra Cancer Centre and the North Coast Cancer Institute (at Port Macquarie, Coffs Harbour and Lismore).
As part of the COAG National Health and Hospitals Network Agreement, funding of $360 million over four years has been provided to expand Multi Purpose Services, upgrade emergency departments, sub-acute services and support provision of elective surgery.
Major investments in 2010-11 include:
Metropolitan Sydney Hospital and Health Services
•	$111.5 million to continue the major redevelopment of Liverpool Hospital

•	$36.4 million to commence the upgrade of the mental health facility at Nepean Hospital and continue the expansion and upgrade of the Nepean Hospital to provide new operating theatres and new medical, surgical, ICU and day-stay beds

•	$9.5 million to complete the Auburn Community hub as a component of the Auburn Health Service redevelopment, adjacent to the completed Auburn Hospital to provide community health facilities and a HealthOne service to meet community need for ambulatory care health services

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•	$5 million to complete the cardiac catheterisation laboratory and the clinical simulation centre at Blacktown Hospital

•	$5 million for planning to enable the commencement of Stage 1 of the Northern Beaches health services redevelopment on the Frenchs Forest site and associated works at Manly and Mona Vale hospitals

•	$3.6 million to continue the Breast Screening program for the Cancer Institute to provide expanded access to breast screening

•	$1.6 million refurbishment for renal chairs at Concord Hospital to meet increased demand from diabetes patients

•	$1.4 million to complete the replacement of the hyperbaric chamber at Prince of Wales Hospital

•	$973,000 to commence the planning for upgrade of the St George Hospital Emergency Department as a Major Trauma Service

•	$927,000 to commence the planning for the Royal North Shore Hospital (RNSH) Project clinical services building that will support full integration of the child and maternity health services on the RNSH campus and

•	$619,000 to complete the Camden Hospital Dementia Centre to provide dementia services for aged persons in the Camden community.
Rural and Regional Health Services
•	$35.9 million to continue to expand NSW Health’s Multi Purpose Service (MPS) and HealthOne Programs for rural communities. This investment will provide for:
•	commencement of the Werris Creek MPS

•	commencement of the Gundagai MPS

•	commencement of the planning for the Lockhart MPS

•	continue the construction of new MPS/HealthOne facilities at Manilla and Coonamble and the MPSs at Balranald and Eugowra and

•	construction of HealthOne facilities in Cootamundra, Corowa, Pottsville, Quirindi and Rouse Hill to meet community needs for suitable health care in rural and regional communities
•	$21.7 million to continue the redevelopment of Narrabri Hospital as an integrated multifunctional campus that meets the health needs of the ageing community in Narrabri and the surrounding district

Infrastructure Statement 2010-11	3 - 25

•	$14.3 million for works at Lismore Hospital Integrated Cancer Centre, Maitland Hospital Emergency Department, Bathurst Hospital, Griffith Hospital, Manning Hospital at Taree and Woy Woy Hospital

•	$10.5 million to complete the upgrade of Grafton Hospital to provide new surgical and emergency department facilities to meet expanding community needs

•	$5.1 million to undertake planning for Stage 1 of the redevelopment of Wagga Wagga Base Hospital to include new and upgraded areas for the emergency department, paediatric inpatient wing, operating theatres and a number of acute inpatient areas

•	$3 million to complete the NSW Health commitment in response to the recommendations of the Special Commission of Inquiry into Acute Care Services in NSW Public Hospitals (Garling Inquiry) for safe assessment rooms and the Hughes Walters recommendation on early pregnancy services

•	$840,000 to commence the planning to relocate and rebuild the Women’s and Children’s Services inpatient areas at Tamworth Hospital

•	$500,000 to commence planning for the integration of elective surgical activity across the Illawarra with a specialty elective surgery service to be located at Wollongong Hospital

•	$232,000 to commence the planning for the Dubbo Health Service Stage 1 to upgrade a number of clinical areas and improve functional integration of inpatient services and

•	$200,000 to commence the expansion and refurbishment of the outpatient clinics area and chemotherapy services at Armidale Hospital to improve services for cancer patients in the district.
Information and Communication Technology
•	$76.4 million to continue delivery of the major Information and Communication Technology (ICT) Program currently underway in NSW Health to support high quality clinical services and efficient business practices. This includes continuing the rollout of electronic medical records, medical imaging, business information and human resource systems.

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Regional Cancer Centres
Funding in 2010-11 of $4.6 million from the NSW Government and $12.2 million from the Australian Government will allow the commencement of the following regional cancer centre facilities:
•	Shoalhaven Regional Cancer Centre at Nowra will be a new facility providing radiotherapy services, chemotherapy treatment spaces, and patient and carer accommodation

•	Illawarra Regional Cancer Centre at Wollongong will install a third linear accelerator and expand chemotherapy services

•	North Coast Regional Cancer Centre project will expand and enhance services at the North Coast Cancer Institute, including installation of second linear accelerators at both Lismore and Port Macquarie, a Positron Emission Tomography (PET) scanner at Lismore, and a new magnetic resonance imaging (MRI) unit at Coffs Harbour

•	Central Coast Regional Cancer Centre project will construct a new facility at Gosford to deliver radiotherapy services, refurbish and expand chemotherapy services, and refurbish the multidisciplinary clinic and day oncology unit at Wyong Hospital and

•	Tamworth Regional Cancer Centre project will construct a new facility at Tamworth including radiotherapy services, refurbish and expand chemotherapy services at Armidale, and provide patient and carer accommodation.
Health Technology Program
•	$7.5 million for an MRI at Calvary Mater Hospital in Newcastle, and replacement of CT scanners at Blacktown, Wyong and Dubbo Hospitals

•	$744,000 to complete the magnetic resonance imaging project at Westmead Children’s Hospital and

•	$320,000 to complete the installation of linear accelerators at Royal North Shore Hospital Radiation Oncology Treatment Centre.

Infrastructure Statement 2010-11	3 - 27

Local Initiatives
•	$70 million for new Local Initiatives funded by Area Health Services to meet locally identified infrastructure needs such as minor refurbishments or equipment upgrades, based on local service delivery priorities and

•	$3.9 million for Local Initiatives to be completed include a diagnostic and assessment service at Wollongong, medical skills laboratory at John Hunter Hospital, Muswellbrook staff accommodation refurbishment, Maclean Hospital Emergency Department upgrade and clinical applications for Justice Health.
Mental Health Services
•	$10.9 million to complete mental health projects including: the 20-bed non-acute mental health unit at James Fletcher Hospital in Newcastle; the child and adolescent inpatient unit at Shellharbour Hospital; Psychiatric Emergency Care Centres (PECCs) at Prince of Wales and Royal North Shore Hospitals; and continued development of the new facility for the child and adolescent inpatient unit at the Sydney Children’s Hospital and

•	$10 million in 2010-11 for new or expanded mental health facilities at Nepean and Hornsby Hospitals and the Prince of Wales Hospital Mental Health Intensive Care Unit.
Ambulance Services
•	$24.8 million for:
•	redevelopment of ambulance stations at Cessnock and Murwillumbah and to complete stations at Batemans Bay, Byron Bay, Nelson Bay, Coonamble and Murrurundi

•	new investment in the ambulance fleet replacement program, the ambulance medical equipment replacement program and an electronic health record for ambulance and

•	technology infrastructure upgrade and maintenance.
This will enable the NSW Ambulance Service to meet community demands and expectations of timely, responsive and efficient ambulance services.

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Renal Services
•	$5.2 million to complete the Queanbeyan renal services and Shellharbour renal dialysis unit expansion.
Future Planning
•	$3.5 million to plan new works including the staged redevelopment of Hornsby Hospital, and further ICT projects to support improved patient safety and more effective resource utilisation.
Health Public Private Partnerships
NSW Health will also continue its program of Public Private Partnerships (PPPs):
•	the Royal North Shore Hospital Redevelopment PPP is underway and due for completion in 2013-14. Completion of Stage 1 — the Community Health Building is due in 2010-11

•	the redevelopment of Orange Base Hospital/Bloomfield PPP is continuing and due for completion in 2011 and

•	$7.1 million will be spent on cyclic maintenance of PPP hospitals for the Newcastle Mater, Long Bay Forensic Hospital, Orange/Bloomfield, and Royal North Shore Hospital.
Major projects completed in 2009-10 (with estimated total cost) include:
•	Royal North Shore Hospital Research and Education Building ($100 million)

•	Patient Administration ICT project ($89.7 million)

•	Royal Prince Alfred Hospital Upgrade Stage 2 ($47.6 million) and

•	Calvary Mater Hospital Newcastle additional works ($42.7 million).
Other projects, with a total value of $90.4 million, completed in 2009-10 include:
•	an Integrated Cancer Care Centre and a Cardiac Catheterisation Unit at Lismore Hospital

•	mental health facilities at Gosford Hospital (Mandala Unit) and Wollongong Hospital (Psychiatric Emergency Care Centre)

•	upgrade works at Merriwa, Port Macquarie, Bowral, Wyong, Bankstown and Manning Hospitals, and

•	Redfern Waterloo Community Health Centre.

Infrastructure Statement 2010-11	3 - 29

3.7 ENVIRONMENT AND NATURAL RESOURCES
Infrastructure investment in the environment and natural resources policy area in 2010-11 is estimated at $767.1 million, which is marginally below the 2009-10 revised estimate. The environment and natural resources policy area represents 4.7 per cent of the total State investment in infrastructure.
The greatest share of investment in this sector comprises wastewater projects, which are principally undertaken by Sydney Water Corporation and Hunter Water Corporation. Wastewater infrastructure protects the environment by ensuring waste water is treated to minimise impact on rivers, harbours and the ocean. This supports State Plan Priority: protect our native vegetation, biodiversity, land, rivers and coastal waterways.
Other significant areas of investment, primarily through the Department of Environment, Climate Change and Water, are the purchase of water entitlements to secure water for the environment; the acquisition of land for inclusion in the national parks system; and capital maintenance and facilities upgrades in national parks. These investments support State Plan Priorities:
•	promote our parks

•	increase participation in recreational and sporting activities and

•	increase participation in the arts and cultural activity.
Wastewater
Projects in this category focus on upgrades of wastewater transport systems and treatment plants by Sydney Water Corporation and Hunter Water Corporation.
In 2010-11, total expenditure on wastewater projects is estimated at $534.5 million.
Major investments in 2010-11 include:
•	$134.0 million on wastewater system and sewerage treatment plant works to service new urban development in Sydney’s north west and south west growth centres and to cater for urban infill growth

•	$33.6 million on the construction of the Freemans Reach, Glossodia and Wilberforce sewerage scheme, which is part of the Government’s Priority Sewerage Program

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•	$14.4 million on the construction of the Appin Priority Sewerage Program scheme

•	$10.3 million on the construction of the Hawkesbury Heights and Yellow Rock Priority Sewerage Program scheme

•	$6.9 million on the construction of the Agnes Banks and Londonderry Priority Sewerage Program scheme and

•	$18 million on the upgrade of the Burwood Beach Wastewater Treatment Plant.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	upgrades to the North Head Sewage Treatment Plant to improve performance and reliability ($139.3 million)

•	the South Western Sydney Sewerage Scheme ($132.8 million) and

•	the Brooklyn — Dangar Island Sewerage Scheme ($56.8 million)
Environment, Climate Change and Water
Investment in infrastructure by the Department of Environment, Climate Change and Water in 2010-11 is estimated at $61 million.
Major investments in 2010-11 include:
•	$6.5 million for acquisition of high conservation value land across New South Wales for additions to the parks estate and reserve system

•	$5.8 million for maintenance and upgrading of visitor infrastructure, fire trails, fencing, roads and tracks in Kosciuszko National Park in order to preserve conservation values and provide community access opportunities

•	$5.6 million for the purchase of water entitlements within the Murrumbidgee, Lachlan, Macquarie and Gwydir Valleys for improved environmental outcomes

•	$3.5 million for improvements to the satellite imagery project to support native vegetation monitoring

•	$3.4 million for improved fire management in national parks and reserves

•	$3.2 million for development of water management information systems

Infrastructure Statement 2010-11	3 - 31

•	$1.5 million for the replacement of the Parks and Wildlife radio network to ensure effective and safe radio communication for park management and during bush fires and

•	$1.2 million for ambient air quality monitoring to support real time air quality monitoring data and compliance reporting against the National Environment Protection Measure for ambient air quality.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include $11.2 million for the purchase of Old Dromana Station which contains over 600,000 hectares of wetlands. The property will be the first in the Gwydir region to be included in a public nature reserve for conservation management.
In addition, water entitlement purchases totalling $18.9 million were made in a number of programs, notably the Rivers Environmental Restoration Program, which incorporates Riverbank. These purchases included environmental flows to halt or reverse wetland decline.
Agriculture, Forests and Fisheries
The Department of Industry and Investment’s 2010-11 infrastructure investment on agriculture and fisheries is $49 million. This represents 92.7 per cent of the Department’s total capital expenditure of $52.8 million in 2010-11.
Major investments in 2010-11 include:
•	$29.9 million for a biosecurity upgrade at Elizabeth Macarthur Agricultural Institute that will enable the facility to continue to meet legislative requirements, Australian Quarantine and Inspection Service (AQIS) requirements and NSW contractual biosecurity obligations

•	$4.1 million for Gosford Horticultural Institute which will update and improve research facilities focusing on areas of importance to New South Wales and the Central Coast

•	$3.4 million for a Biosecurity Information Management System that is part of the NSW Government’s commitment to a national biosecurity response agreement

•	$1.2 million for a Commercial Fisheries Management System that will deliver improvements in the quality, scale and accuracy of commercial fishing catch and effort reporting, enabling better management of NSW aquatic resources and

•	$806,000 for the construction of an offshore artificial reef for recreational fishers located around 1.9 km south-east of South Head that will increase fish habitat, boost fish numbers and provide additional locations for fishing.

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Forests NSW operates as a separate Government business within the Department of Industry and Investment. In 2010-11, Forests NSW is estimated to spend $7.6 million on buildings, plant and equipment, and the construction of roads and bridges, primarily directed towards modernisation of its vehicle fleet and continued development of supporting infrastructure.
3.8 WATER
Infrastructure investment in the water policy area in 2010-11 (excluding wastewater) is estimated at $526.8 million, which is $355.3 million or 40.3 per cent below the 2009-10 revised estimate. This decline is primarily due to the completion of the Sydney Desalination Project during 2009-10. The water policy area represents 3.2 per cent of the total State investment in infrastructure.
State infrastructure investment in the water policy area is undertaken by four Government businesses:
•	Sydney Water Corporation — delivers essential and sustainable water services to 4.3 million people in Sydney, the Illawarra and the Blue Mountains

•	Sydney Catchment Authority — protects 16,000 square kilometres of drinking water catchments and manages a network of 11 dams, pipelines and other infrastructure to supply Sydney Water and some councils with raw water

•	Hunter Water Corporation — is a vertically integrated bulk and retail water and wastewater business servicing the Lower Hunter region and

•	State Water Corporation — captures, stores and releases bulk water for irrigation, town water supply and the environment along 7,000 kilometres of rivers in regional New South Wales.
Urban water and wastewater services in the rest of regional New South Wales (including the Central Coast) are the responsibility of local water utilities.
The State’s water investment activities are shaped by State Plan Priority: secure sustainable supplies of water and use our water more wisely.
Key investment initiatives associated with this priority include investment in new water infrastructure to service a growing population, renewal of existing water supply and storage assets and expenditure to meet modern day dam safety standards.

Infrastructure Statement 2010-11	3 - 33

Sydney Water and Sydney Catchment Authority also operate within the context of the Metropolitan Water Plan 2006. This plan, and the 2010 Plan which will replace it, comprise four strategies to secure long-term water supplies for drinking and the environment in greater Sydney that have a significant influence on investment:
•	Dams — includes completed works at Warragamba and Nepean dams to allow water at the bottom of dams to be used if required

•	Recycling — investment in projects that use recycled water for non-drinking purposes such as for industry, irrigation, gardens and environmental river flows

•	Desalination — up to 15 per cent of Sydney’s water needs will be provided through desalination and

•	Water Efficiency — initiatives such as pipeline leakage reduction projects aimed at improving the efficiency of water usage.
Sydney, the Illawarra and the Blue Mountains
Investment in infrastructure by Sydney Water in 2010-11 is estimated at $298 million.
Major investments in 2010-11 include:
•	$166.2 million on maintaining water distribution and treatment systems, including the renewal of critical water reticulation mains, installing flow meters and pressure management works, renewal of water pumping stations and water filtration plants and reliability upgrades of reservoirs

•	$11.5 million on projects which recycle water for residential and industrial purposes, including the Hoxton Park Recycled Water Scheme and

•	$9.9 million to complete the Western Sydney Recycled Water Initiative which will release highly treated recycled water to the Hawkesbury-Nepean River, replacing up to 18 billion litres of water a year released from Warragamba Dam for environmental flows.
The major project completed in 2009-10 was the $1.8 billion Sydney Desalination Project which will ensure water security for the Sydney region.
In 2010-11, investment in water infrastructure by Sydney Catchment Authority is estimated at $39.7 million.

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Major investments in 2010-11 include:
•	$7.2 million on the Shoalhaven System Upgrade to meet standards and ensure optimum serviceable life of assets and

•	$7.2 million on the Upper Canal Upgrade to further improve water supply reliability and quality.
The Hunter
Investment in water infrastructure by Hunter Water in 2010-11 is estimated at $82.2 million.
Major investments in 2010-11 include:
•	$24.8 million to enhance existing water infrastructure

•	$18.8 million to commence construction of Tillegra Dam to provide long-term water security to the Lower Hunter region and

•	$8.4 million on the replacement of the gravity water main from Chichester Dam to Tomago, north of Newcastle.
Regional New South Wales
Investment in water infrastructure by State Water in 2010-11 is estimated at $109.7 million. This increase in investment is mainly for major safety upgrades to handle extreme floods and earthquakes.
Major investments in 2010-11 include:
•	$42.8 million on the upgrade of Keepit Dam on the Namoi River to meet modern day dam safety standards for extreme events

•	$22 million on upgrades to the Burrendong, Chaffey, Copeton and Wyangala dams and

•	$15.4 million on the upgrade of Blowering Dam on the Tumut River to meet modern day dam safety requirements.

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3.9 PUBLIC ORDER AND SAFETY
Infrastructure investment in the public order and safety policy area in 2010-11 is estimated at $486.1 million, which is $38.5 million or 8.6 per cent above the 2009-10 revised estimate. Increased funding in 2010-11 is largely for police, court and juvenile justice facilities. The public order and safety policy area represents 2.9 per cent of the total State investment in infrastructure.
This policy area covers capital investments for agencies in the criminal justice system, including the NSW Police Force, the Department of Justice and Attorney General and the Juvenile Justice division of the Department of Human Services. The capital expenses of other emergency services agencies such as the NSW Fire Brigades and the Department of Rural Fire Service are also included.
Infrastructure investment in this policy area contributes to the achievement of the State Plan Priorities to:
•	reduce rates of crime, particularly violent crime

•	reduce levels of anti-social behaviour

•	reduce re-offending and

•	improve the efficiency of the court system.
Capital building investment in the areas of policing, courts and fire services is aimed at providing secure, functional and cost effective accommodation to meet service demands in both city and rural areas throughout the State. The supply and replacement of policing and fire fighting equipment is essential to enable officers to perform their roles effectively and safely.
Increasing demand for correctional accommodation is largely driven by growing numbers of inmates in both adult and juvenile facilities. Appropriate accommodation is also required to deliver assessment, monitoring, intervention and rehabilitation programs for offenders in the community.
Ongoing major investments in information and communication technologies across the sector will continue to improve operational efficiency and effectiveness.
The services provided by criminal justice agencies are often interdependent. The key results and infrastructure needs of one agency can be influenced by the performance of other agencies as a person moves through the criminal justice system.

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Policing Services
Investment in policing services infrastructure by the NSW Police Force is estimated at $166.2 million in 2010-11.
Major investments in 2010-11 include:
•	$67.5 million to continue the planning and construction of new police stations at Bowral, Burwood, Camden, Glendale, Granville, Kempsey, Lake Illawarra, Leichhardt, Liverpool, Manly, Moree, Parramatta, Raymond Terrace, Riverstone, Tweed Heads and Wyong

•	$2.3 million to commence the planning and construction of new police stations and refurbishments at Parkes, Deniliquin, Walgett and Tenterfield

•	$48.4 million for various technology projects, including the upgrade of radio equipment and other communications infrastructure; the ongoing upgrade of Police’s Core Operational Policing System; the establishment of a Closed Circuit TV Database; the creation of an interface with the Department of Justice and Attorney General’s JusticeLink on-line judicial network; and the roll out of mobile automated number plate recognition devices and

•	$48 million for a range of other works, including the purchase of a new police helicopter, the upgrade of prisoner handling facilities at 14 locations throughout the State and the rollout of an additional 25 mobile police command units.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	a new police station at Windsor and other minor building works, including additional accommodation at the Goulburn police training centre ($19.1 million) and

•	information and communications technology works, including stage two of a radio communications upgrade, stage one of an upgrade of other information communications technology and a new forensic information management system ($73 million).

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Custodial Services
Investment in custodial services infrastructure by Corrective Services NSW within the Department of Justice and Attorney General and the Juvenile Justice division of the Department of Human Services is estimated at $160.3 million in 2010-11.
Major investments in 2010-11 include:
•	$82.1 million to accommodate the growing adult inmate population across New South Wales, including the new correctional facility at Nowra and the 250 bed expansion of Cessnock Correctional Centre

•	$23.7 million for custodial and office accommodation for Juvenile Justice, including $12 million to complete construction of three additional custodial accommodation units at Cobham Juvenile Justice Centre and $9.2 million for redevelopment of the Riverina Centre at Wagga Wagga, incorporating an additional accommodation unit to cope with rising numbers of young people in custody

•	$16 million for the upgrade of information management systems and technology and

•	$38.5 million for a range of minor building and other works, including the ongoing replacement of inmate transport vehicles and electronic security infrastructure.
Major projects completed in 2009-10 include the redevelopment of Silverwater Women’s Correctional Centre and the provision of new accommodation at the Orana and Riverina Juvenile Justice Centres at an estimated total cost of $61.3 million.
Court Services
Investment in court services infrastructure by the Attorney General’s division of the Department of Justice and Attorney General is estimated at $57.1 million in 2010-11.
Major investments in 2010-11 include:
•	$21.9 million for the Court Upgrade Program, including major new works at the John Maddison Tower/Downing Centre and Armidale and Taree courthouses, to improve access, security and the efficiency of courthouses across New South Wales

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•	$10.7 million for the continuing development and implementation of the new Joined Up Justice and Legal eServices systems to improve the sharing of information between justice sector agencies and permit the electronic exchange of information with the legal profession and the general public

•	$15.3 million for a range of minor building and other works, including $1.5 million for the continuing roll out of remote witness and closed circuit television facilities

•	$4.7 million to commence work on the new $94.1 million Newcastle Justice Precinct and

•	$4.5 million for works at the Registry of Births, Deaths and Marriages, including the commencement of stage two of the LifeLink system.
Major projects completed in 2009-10 include the upgrade of Parramatta courthouse at an estimated total cost of $14 million.
Fire Services
Investment in fire services infrastructure by the NSW Fire Brigades and the Department of Rural Fire Service is estimated at $64.2 million in 2010-11.
Major investments in 2010-11 include:
•	$35.4 million for the ongoing acquisition and replacement of fire fighting appliances, community fire units, the construction of a new fire station at Cabramatta and the implementation of information technology systems

•	$20.2 million for fire fighting and counter terrorism plant and equipment, station maintenance works and communication network enhancements and

•	$8.6 million for the acquisition of motor vehicles by the Department of Rural Fire Service and for information technology, station communications equipment and other minor plant and equipment.
In addition, the Department of Rural Fire Service will be providing an estimated $65.2 million in recurrent grants to local brigades for new and refurbished tankers, general maintenance and the installation of water tanks from the Rural Fire Fighting Fund.

Infrastructure Statement 2010-11	3 - 39

3.10 RECREATION AND CULTURE
Infrastructure investment in the recreation and culture policy area in 2010-11 is estimated at $261 million, which is $70 million or 36.6 per cent above the 2009-10 revised estimate.
The increase is primarily due to the construction of a new Western Grandstand at WIN Stadium in Wollongong and increased works by the Sydney Harbour Foreshore Authority and the Hunter Region Sporting Venues Authority. The recreation and culture policy area represents 1.6 per cent of the total State investment in infrastructure.
Infrastructure investment in this policy area contributes towards the State Plan Priorities:
•	promote our parks

•	increase participation in recreational and sporting activities and

•	increase participation in the arts and cultural activity.
Infrastructure investment provides the community with the opportunity to participate and engage in community activities, across the areas of sport and recreation, arts and culture.
Sport and Recreation
Major investments in 2010-11 include:
•	$40.3 million by the Hunter Region Sporting Venues Authority to complete the construction of a new Western Grandstand and associated facilities at EnergyAustralia Stadium, Newcastle. This will improve venue facilities for spectators and users of the Stadium

•	$38.1 million by the Sydney Harbour Foreshore Authority, including improved venue facilities at the Sydney Convention and Exhibition Centre ($17.3 million), improvements to the Authority’s commercial property portfolio ($12.5 million) and public domain works including the upgrade of the First Fleet Park and Circular Quay, lighting upgrades and landscaping at Darling Harbour and The Rocks to improve public safety and enhance amenities ($6.7 million)

•	$27.7 million by the Zoological Parks Board to continue a comprehensive program of new exhibit construction and redevelopment of Taronga and Western Plains Zoos

3 - 40	Infrastructure Statement 2010-11

•	$22.5 million by the Illawarra Venues Authority to construct a new Western Grandstand at WIN Stadium, Wollongong and other minor works at the Stadium and the Wollongong Entertainment Centre. This will improve venue facilities for spectators and users in staging of events at the Stadium and the Entertainment Centre

•	$16.7 million by Communities NSW mainly to continue upgrades at the Milson Island and Broken Bay Sport and Recreation Centres ($4.6 million) and minor infrastructure and other works across various sport and recreation centres ($5.8 million)

•	$12.6 million by the Sydney Olympic Park Authority for improvements at Sydney Olympic Park, including $5.8 million in developer funded works to further develop the precinct’s significant public assets

•	$12 million by the Royal Botanic Gardens and Domain Trust mainly for the construction of PlantBank, a research, education and conservation facility, enabling visitors to observe, engage and participate in scientific research ($3.7 million), continuing the upgrade of roads and pathways at the Domain ($2 million) and completing the construction of the new road entrance for Mount Annan Botanic Garden ($3.8 million) and

•	$8.5 million by the Western Sydney Parklands Trust to continue the upgrade of Pimelea Picnic Ground to improve park facilities ($4.5 million) and other Parkland improvements including signage and pathway upgrades to enhance public amenity and safety.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	completion by Communities NSW of infrastructure upgrades at the Sydney Academy of Sport ($2.9 million) and an electronic document and records management system ($2.3 million)

•	upgrade by the Western Sydney Parklands Trust of the Greenway Views Picnic Park ($1.8 million) and

•	completion by the Royal Botanic Gardens and Domain Trust of a World Heritage Exhibition Centre at the Mount Tomah Botanic Gardens ($1.5 million).

Infrastructure Statement 2010-11	3 - 41

Arts and Culture
Major investments in 2010-11 include:
•	$17.6 million by the Sydney Opera House mainly for the Vehicle Access and Pedestrian Safety project (total estimated cost of $152.1 million over four years). This project involves the construction of an underground road and loading dock, remediation of the existing forecourt and road and other works to improve public safety, security and vehicle access, address occupational health and safety risks and operational and maintenance efficiencies

•	$17.1 million by the State Library of New South Wales for works including the acquisition of collection materials such as books, journals, pictures, maps and manuscripts ($6.6 million), the continuation of the expanded electronic catalogue to improve community access to Library collections ($4.6 million) and refurbishment of the Library’s reading rooms ($3.7 million)

•	$16.2 million by the Art Gallery of New South Wales mainly for the development of the John Kaldor Family Collection Space ($9.6 million), ongoing heritage building upgrades and building maintenance ($3 million) and the acquisition of works of art to further build on the prestigious collection ($2 million)

•	$8.6 million by the Museum of Applied Arts and Sciences for the enlargement of gallery spaces and improved entry and exit infrastructure to enable the Museum to present major exhibitions on a single floor, improve safety, increase capacity and improve the experience for school groups; the continuation of stone replacement works on areas of the original Powerhouse façade; and other major building and plant repairs and

•	$5.2 million for the Australian Museum for various upgrade works of its facilities including public toilets and exhibition spaces.
Major projects completed or due to be completed in 2009-10 (with estimated total cost) include:
•	construction by the Art Gallery of New South Wales of a new fine arts collection storage facility to better secure the Gallery’s art collection ($22.2 million)

•	construction by the Historic Houses Trust of New South Wales of a new Education Facility at the Rouse Hill House and Farm ($3.5 million)

•	upgrade by the State Library of New South Wales of the air conditioning system and the treatment of concrete cancer ($3.4 million) and

•	waterproofing the roof of Australian Museum ($3 million).

3 - 42	Infrastructure Statement 2010-11

3.11 OTHER (INCLUDING SOCIAL SECURITY AND WELFARE)
Infrastructure investment for this policy area in 2010-11 is estimated at $681 million. This represents 4.1 per cent of the total State investment in infrastructure.
Social Security and Welfare
The Government provides community and disability services to support those who are most disadvantaged in our community or who need support during times of crisis.
Investment in infrastructure by the Department of Human Services — Ageing, Disability and Home Care division in 2010-11 is $79.3 million. This investment will assist in addressing the Government’s commitment to expand the range of accommodation and support models available to people with a disability, based on functional need.
Major investments in 2010-11 include:
•	$42.1 million for acquisition of supported accommodation places for new clients

•	$10.8 million for upgrades to existing accommodation

•	$6 million for accommodation for clients transferring due to boarding house closures

•	$3.2 million for the commencement of the redevelopment of the Riverside Centre at Orange and

•	$3 million for the completion of a 100 bed facility at Hamlyn Terrace and a 20 bed cluster accommodation unit at Wadalba.
Investment in infrastructure by the Department of Human Services — Community Services division in 2010-11 is $38.4 million and includes:
•	$13.2 million for the construction of Indigenous Child and Family Centres

•	$17 million for information and communication technology projects including $11.5 million for the redesign of the key client information system including integration of a structured decision making tool and $2.4 million for an electronic document and record management system and

•	$4.5 million for caseworker accommodation.

Infrastructure Statement 2010-11	3 - 43

Other Purposes
Major investments in 2010-11 include:
•	$306 million by the Department of Services, Technology and Administration including $253.4 million for purchase of StateFleet motor vehicles for use by agencies such as the Department of Health and the NSW Police Force; $7.5 million to upgrade the Government Radio Network; and $34.6 million for information system enhancements and computer and other equipment replacement programs

•	$24.4 million by NSW Businesslink to enhance its shared information technology infrastructure

•	$31.6 million by the State Property Authority including $4.7 million for office buildings in Wollongong, Moree and Gunnedah; $2.3 million for the Blood Bank at the Parramatta Justice Precinct; $1 million for redevelopment of the public domain at the Sydney Fish Markets; and $3 million for a building utilities metering program

•	$10.6 million by the Legislature for electorate office equipment upgrades and improvements to security and emergency lighting at Parliament House

•	$10 million by the WorkCover Authority including $3.3 million to improve the business technology platform; $2.1 million for the licensing system and $1.3 million for the National Work Health and Safety program and

•	$140 million allocated under the Treasurer’s Advance in 2010-11 as a contingency allowance to cover changes in the scope, timing or cost of planned projects or to fund new initiatives.

3 - 44	Infrastructure Statement 2010-11

CHAPTER 4:	AGENCY INFRASTRUCTURE

4.1 INTRODUCTION
This chapter provides the value of agency physical assets as at 30 June 2009 and details of their 2010-11 infrastructure investment projects. Information is presented on an accrual basis.
Section 4.2 provides the total value of the physical assets of each agency as at 30 June 2009. Total physical assets are defined as land, buildings, plant and equipment and infrastructure systems.
State assets are recorded at fair value, in accordance with accounting policies and standards. Where practicable, an asset’s fair value is measured at its highest and best use. An asset with no feasible alternative use may be valued at fair value for its existing use.
A quoted market price for an asset in an active and liquid market is the best indication of fair value, but where this does not exist, market prices for similar assets can be used. Specialised assets are valued using the replacement cost of the remaining economic benefits. Importantly, the economic benefits of most assets in the general government sector do not depend on generating a net cash inflow.
Sections 4.3 and 4.4 provide the infrastructure investment projects or programs of works being undertaken in 2010-11 by agencies in the general government and the public trading enterprise (PTE) sectors. Agencies are grouped by cluster within the general government sector and by industry sector groups for the PTE agencies. Clusters are strategically aligned entities, not separate reporting entities.
The estimated total cost of programs changes from year to year as completed projects drop-off and new projects are added.
A sub-category within the PTE sector is the competitive government sector. This category includes WSN Environmental Solutions and the electricity sector agencies. In view of the competitive nature of these agencies, information on individual capital projects is regarded as commercial-in-confidence and is not provided. However, an aggregate total expenditure for these agencies is included under the competitive government sector in Section 4.4 and salient features of their program are given under the relevant policy area in Chapter 3.

Infrastructure Statement 2010-11	4 - 1

The State infrastructure investment program includes thousands of projects, ranging from the acquisition of minor plant and equipment, through to construction of roads, rail, ports, hospitals, schools, dams, and other facilities. The sheer volume of projects being undertaken precludes a detailed listing of all projects.
Information on agency infrastructure investment projects in 2010-11 is classified as either major works or minor works.
Major works are projects with an estimated total cost of $250,000 or more. Major works are subdivided into new works (projects which have been approved to commence in 2010-11) and works-in-progress (projects which commenced prior to 2010-11 and which have not yet been completed).
Information provided on major works includes location (town), estimated start and completion dates, estimated total cost, estimated expenditure to 30 June 2010 and expenditure in 2010-11.
Minor works is expenditure allocated for miscellaneous purposes such as the purchase of minor plant and equipment, and annual provisions for replacements. An aggregate allocation for minor works (those with an estimated total cost of less than $250,000) is shown for each agency.
As with any plan, the components of agency infrastructure investment plans may change in response to changing circumstances. Examples include construction schedule adjustments due to weather conditions, price variations from pre-tender estimates and revisions to project scopes.
Consequently, the allocations shown against individual projects in this chapter may alter during the course of the financial year.

4 - 2	Infrastructure Statement 2010-11

4.2 VALUE OF AGENCIES’ PHYSICAL ASSETS AS AT 30 JUNE 2009

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

General Government
Aboriginal Housing Office	604,122	304,813	455	10,646	920,036
Art Gallery of New South Wales	17,250	158,260	815,009	—	990,519
Attorney General’s Department	156,926	813,094	99,798	—	1,069,818
Audit Office of New South Wales	—	1,294	657	—	1,951
Australian Museum	35,500	180,513	809,638	3,589	1,029,240
Barangaroo Delivery Authority	410,000	—	28	—	410,028
Building and Construction Industry Long Service Payments Corporation	—	—	1,084	—	1,084
Cancer Institute NSW	—	—	2,491	—	2,491
Casino, Liquor and Gaming Control Authority	—	—	287	—	287
Catchment Management Authorities	3,225	1,817	1,736	—	6,778
Centennial Park and Moore Park Trust	401,044	59,359	1,054	278,728	740,185
Community Relations Commission	—	38	113	—	151
Crown Finance Entity	—	—	131	—	131
Crown Leaseholds Entity	6,250,822	—	—	—	6,250,822
Department of the Arts, Sport and Recreation	139,773	341,749	11,630	—	493,152
Department of Aboriginal Affairs	—	—	593	—	593
Department of Ageing, Disability and Home Care	375,470	213,173	54,611	—	643,254
Department of Community Services	15,788	9,010	70,367	—	95,165
Department of Corrective Services	142,793	1,545,075	86,114	—	1,773,982
Department of Education and Training	6,443,673	10,150,212	269,510	—	16,863,395
Department of Environment and Climate Change	1,832,319	262,408	59,699	1,064,194	3,218,620
Department of Health	1,630,878	7,124,443	721,934	338,112	9,815,367
Department of Juvenile Justice	46,285	135,222	8,349	39,634	229,490
Department of Local Government	—	—	329	—	329
Department of Planning	11,829	—	6,557	—	18,386
Department of Premier and Cabinet	—	—	9,747	—	9,747
Department of Primary Industries	86,619	149,152	35,000	36,137	306,908
Department of Rural Fire Service	—	—	14,429	—	14,429
Department of Services, Technology and Administration	16,407	5,193	640,758	—	662,358
Department of State and Regional Development	2,100	—	4,710	—	6,810
Department of Transport and Infrastructure	—	89	419,962	29,095	449,146
Department of Water and Energy	10,441	4,769	8,359	592,915	616,484
Events New South Wales Pty Limited	—	517	337	—	854
Health Care Complaints Commission	—	113	549	—	662
Historic Houses Trust of New South Wales	123,423	77,552	37,009	3,239	241,223
Home Care Service of New South Wales	70	438	6,443	—	6,951
Hunter Development Corporation	—	—	243	—	243
Independent Commission Against Corruption	—	431	1,045	—	1,476
Independent Pricing and Regulatory Tribunal	—	—	2,480	—	2,480
Independent Transport Safety and Reliability Regu	—	—	225	—	225
Judicial Commission of New South Wales	—	—	299	—	299
Land and Property Information New South Wales	32,820	48,493	14,087	—	95,400
Land and Property Management Authority	9,672	21,633	5,210	27,475	63,990
Legal Aid Commission of New South Wales	—	5,628	3,073	—	8,701
Luna Park Reserve Trust	10,895	7,719	—	6,734	25,348

Infrastructure Statement 2010-11	4 - 3

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

General Government (cont)
Maritime Authority of New South Wales	89,528	166,345	15,147	813,647	1,084,667
Minister Administering the Environmental Planning and Assessment Act	1,312,604	—	—	—	1,312,604
Ministry for Police	—	—	736	—	736
Motor Accidents Authority	—	2,445	171	—	2,616
Museum of Applied Arts and Sciences	33,135	78,031	420,628	—	531,794
Natural Resources Commission	—	—	43	—	43
New South Wales Crime Commission	5,970	11,322	4,153	—	21,445
New South Wales Electoral Commission	—	—	1,871	—	1,871
New South Wales Film and Television Office	—	272	105	—	377
New South Wales Fire Brigades	133,242	164,805	188,665	—	486,712
New South Wales Rural Assistance Authority	—	—	134	—	134
NSW Businesslink Pty Limited	—	1,425	14,516	—	15,941
NSW Food Authority	1,470	4,617	2,047	—	8,134
NSW Police Force	403,692	737,931	302,678	—	1,444,301
NSW Self Insurance Corporation	—	—	212	—	212
NSW Trustee and Guardian	9,640	11,217	3,805	—	24,662
Office for Children	—	—	487	—	487
Office of the Board of Studies	—	2,156	3,447	—	5,603
Office of the Director of Public Prosecutions	—	—	11,207	—	11,207
Office of Transport Safety Investigations	—	249	46	—	295
Ombudsman’s Office	—	—	873	—	873
Police Integrity Commission	—	821	2,725	—	3,546
Redfern-Waterloo Authority	—	186,450	13,523	—	199,973
Roads and Traffic Authority (a)	2,475,038	580,779	161,478	48,386,129	51,603,424
Royal Botanic Gardens and Domain Trust	157,560	46,161	37,191	37,169	278,081
State Emergency Service	166	—	16,970	—	17,136
State Library of New South Wales	64,682	158,872	1,878,995	—	2,102,549
State Property Authority	443,093	523,494	1,969	—	968,556
State Records Authority	8,000	41,039	6,464	—	55,503
State Sports Centre Trust	—	684	862	30	1,576
Superannuation Administration Corporation	4,067	5,850	3,210	—	13,127
Sydney Olympic Park Authority	648,076	327,266	55,808	402,309	1,433,459
The Legislature	48,700	76,155	53,966	—	178,821
The Treasury	—	—	25,715	—	25,715
Western Sydney Parklands Trust	401,254	2,077	674	14,521	418,526
WorkCover Authority	15,138	4,791	17,506	—	37,435
Workers’ Compensation (Dust Diseases) Board	—	5,562	560	—	6,122

TOTAL GENERAL GOVERNMENT	25,065,199	24,763,023	7,474,726	52,084,303	109,387,251

4 - 4	Infrastructure Statement 2010-11

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

Public Trading Enterprises
City West Housing Pty Limited	86,109	122,227	37	—	208,373
Country Energy	53,003	78,228	153,378	3,834,758	4,119,367
Delta Electricity	49,525	34	29,916	2,748,887	2,828,362
EnergyAustralia	253,923	158,815	233,238	7,055,739	7,701,715
Eraring Energy	31,714	10,700	10,952	1,678,251	1,731,617
Forests NSW	1,022,090	22,010	19,848	69,887	1,133,835
Hunter Region Sporting Venues Authority	12,460	53,540	2,362	22,764	91,126
Hunter Water Corporation	127,745	34,439	8,370	2,420,029	2,590,583
Illawarra Venues Authority (b)	17,500	41,068	695	—	59,263
Integral Energy Australia	87,025	95,584	111,515	3,375,366	3,669,490
Land Development Working Account	—	—	5	—	5
Landcom	1,136	6,114	1,408	—	8,658
Macquarie Generation	25,028	2,324	13,855	3,453,014	3,494,221
New South Wales Land and Housing Corporation	16,308,420	11,214,527	17,529	413,603	27,954,079
New South Wales Lotteries Corporation	—	10,131	9,789	—	19,920
New castle Port Corporation	13,203	72,028	30,709	38,593	154,533
Parramatta Stadium Trust (c)	14,600	30,112	365	198	45,275
Port Kembla Port Corporation	19,217	127,386	1,546	200,942	349,091
Public Transport Ticketing Corporation	—	—	322	—	322
Rail Corporation New South Wales	3,715,665	3,318,769	2,812,188	8,881,143	18,727,765
Rail Infrastructure Corporation	137,720	19,170	542	1,976,490	2,133,922
Residual Business Management Corporation	—	—	22	—	22
State Transit Authority	126,352	53,437	201,476	81,230	462,495
State Water Corporation	109,292	1,960	14,535	292,221	418,008
Sydney Catchment Authority	70,138	866	10,999	1,134,571	1,216,574
Sydney Cricket and Sports Ground Trust (c)	34,000	519,393	5,774	—	559,167
Sydney Ferries	5,737	7,046	69,147	29,754	111,684
Sydney Harbour Foreshore Authority	214,960	931,750	57,911	10,226	1,214,847
Sydney Metro	—	342	252	64,459	65,053
Sydney Opera House	75,000	1,629,836	56,061	—	1,760,897
Sydney Ports Corporation	177,713	589,036	30,731	390,587	1,188,067
Sydney Water Corporation	951,704	11,036	151,788	11,200,943	12,315,471
Teacher Housing Authority	29,788	115,341	63	—	145,192
TransGrid	302,067	66,181	59,875	3,962,152	4,390,275
Transport Infrastructure Development Corporation	87,868	—	—	87,997	175,865
WSN Environmental Solutions	136,480	164,407	26,805	5,474	333,166
Zoological Parks Board	58,600	240,660	1,479	44,149	344,888
Adjustment less capitalised interest expensed through consolidation (d)	—	—	—	-176,987	-176,987

TOTAL PUBLIC TRADING ENTERPRISES	24,355,782	19,748,497	4,145,487	53,296,440	101,546,206

TOTAL GOVERNMENT(e)	49,420,981	44,511,520	11,620,213	105,380,743	210,933,457

Notes:	Table 4.2 includes only the value of agencies’ land and buildings, plant and equipment, and infrastructure systems. It includes collection assets but does not include the minor value of other physical assets such as inventories and software. Due to public sector reporting policy, the above dissection may differ slightly to the classification in some agencies’ audited financial reports. The totals will remain consistent with agencies’ audited figures.

(a)	The State has elected not to recognise pre 1July 2008 land under roads on the basis that it is not reliably measurable. Land under roads will be recognised when a reliable methodology has been developed which reflects the restricted use value of land under roads.

(b)	The Illawarra Venues Authority assumed the functions of the former Wollongong Sportsground Trust from 30 November 2009.

(c)	The figures for the Parramatta Stadium Trust are as at 31 December 2008 and those for the Sydney Cricket and Sports Ground Trust are as at 29 February 2009, in accordance with the financial reporting periods used by these agencies.

(d)	Reflects the value of interest capitalised by the above agencies subsequently expensed in the consolidated sector reports.

(e)	Excludes the public financial enterprise sector.

Infrastructure Statement 2010-11	4 - 5

4.3	GENERAL GOVERNMENT SECTOR PROJECTS

The Legislature —

The Legislature	4 - 9

Communities —

Communities NSW	4 - 10
Sydney Olympic Park Authority	4 - 11
Art Gallery of New South Wales	4 - 11
Australian Museum	4 - 11
Centennial Park and Moore Park Trust	4 - 12
Historic Houses Trust of New South Wales	4 - 13
Museum of Applied Arts and Sciences	4 - 13
State Library of New South Wales	4 - 13
Western Sydney Parklands Trust	4 - 14
Casino, Liquor and Gaming Control Authority	4 - 14
Community Relations Commission of New South Wales	4 - 14

Education and Training —

Department of Education and Training	4 - 15
Office of the Board of Studies	4 - 21

Environment, Climate Change and Water —

Department of Environment, Climate Change and Water	4 - 22
Royal Botanic Gardens and Domain Trust	4 - 23
Catchment Management Authorities	4 - 23

Health —

Department of Health	4 - 24
Cancer Institute NSW	4 - 30
Health Care Complaints Commission	4 - 30

Human Services —

Department of Human Services	4 - 31
Aboriginal Housing Office	4 - 32
NSW Businesslink Pty Limited	4 - 33
Home Care Service of New South Wales	4 - 33

Industry and Investment —

Department of Industry and Investment	4 - 34
New South Wales Rural Assistance Authority	4 - 34
New South Wales Film and Television Office	4 - 34
NSW Food Authority	4 - 34

4 - 6	Infrastructure Statement 2010-11

Justice and Attorney General —

Department of Justice and Attorney General	4 - 35
NSW Trustee and Guardian	4 - 36
Judicial Commission of New South Wales	4 - 36
Legal Aid Commission of New South Wales	4 - 36
Office of the Director of Public Prosecutions	4 - 36
Office of the Information Commissioner	4 - 36

Planning —

Department of Planning	4 - 37
Land and Property Management Authority	4 - 37
Land and Property Information New South Wales	4 - 37
State Property Authority	4 - 38
Barangaroo Delivery Authority	4 - 39
Minister Administering the Environmental Planning and Assessment Act	4 - 39
Redfern-Waterloo Authority	4 - 40

Police and Emergency Services —

New South Wales Fire Brigades	4 - 41
NSW Police Force	4 - 41
Department of Rural Fire Service	4 - 43
New South Wales Crime Commission	4 - 43
State Emergency Service	4 - 43

Premier and Cabinet —

Department of Premier and Cabinet	4 - 44
New South Wales Electoral Commission	4 - 44
Independent Commission Against Corruption	4 - 45
Independent Pricing and Regulatory Tribunal	4 - 45
Ombudsman’s Office	4 - 45
Police Integrity Commission	4 - 45
Audit Office of New South Wales	4 - 45
Events New South Wales Pty Limited	4 - 45

Services, Technology and Administration —

Department of Services, Technology and Administration	4 - 46
State Records Authority	4 - 46

Transport and Infrastructure —

Department of Transport and Infrastructure	4 - 47
Roads and Traffic Authority of New South Wales	4 - 47
Maritime Authority of New South Wales	4 - 53
Independent Transport Safety and Reliability Regulator	4 - 54
Office of Transport Safety Investigations	4 - 54

Infrastructure Statement 2010-11	4 - 7

Treasury —

The Treasury	4 - 55
Motor Accidents Authority	4 - 55
NSW Self Insurance Corporation	4 - 55
Superannuation Administration Corporation	4 - 56
WorkCover Authority	4 - 56
Crown Finance Entity	4 - 56
Building and Construction Industry Long Service Payments Corporation	4 - 56
Workers’ Compensation (Dust Diseases) Board	4 - 56

4 - 8	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

THE LEGISLATURE

THE LEGISLATURE

MAJOR WORKS

NEW WORKS
COOLING TOWER REPLACEMENT	Sydney	2010	2011	800		800
SAP UPGRADE	Sydney	2010	2011	1,153		1,153
SECURITY AT BACK OF PARLIAMENT HOUSE	Sydney	2010	2012	4,150		1,150
UPGRADE TO PARLIAMENT HOUSE EXIT AND EMERGENCY LIGHTING	Sydney	2010	2012	1,353		675

						3,778

WORK-IN-PROGRESS
BUILDING WORKS AT PARLIAMENT HOUSE	Sydney	2007	2014	4,914	2,127	681
ELECTORAL OFFICE INFORMATION AND COMMUNICATION TECHNOLOGY UPGRADE	Sydney	2010	2011	5,789	1,676	4,113
LEGISLATIVE ASSEMBLY BROADCASTING SYSTEM	Sydney	2010	2011	989	633	356
PARLIAMENT’S BUSINESS SYSTEMS	Sydney	1994	2014	4,072	3,672	50
PARLIAMENT’S COMMUNICATIONS AND INFRASTRUCTURE	Sydney	1994	2014	9,962	8,832	230

						5,430

TOTAL, MAJOR WORKS						9,208

TOTAL, MINOR WORKS						1,395

TOTAL, THE LEGISLATURE						10,603

Infrastructure Statement 2010-11	4 - 9

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

COMMUNITIES

COMMUNITIES NSW

MAJOR WORKS

NEW WORKS
EXPANSION OF THE SHOOTING COMPLEX IN THE SOUTHERN HIGHLANDS	Hill Top	2010	2012	5,468		3,000
OFFICE ACCOMMODATION CONSOLIDATION	Sydney	2010	2014	1,248		424
SPORTS CENTRE UPGRADE	Jindabyne	2010	2011	800		800
UPGRADE WORKS AT CARRIAGE WORKS SITE	Redfern	2010	2011	355		355

						4,579

WORK-IN-PROGRESS
CLIENT ORIENTED REGULATORY INFORMATION SYSTEM	Sydney	2002	2011	11,596	9,696	1,900
DINING HALL — MILSON ISLAND	Brooklyn	2008	2011	1,361	315	1,046
RECREATIONAL HALL — BROKEN BAY	Patonga	2009	2011	1,346	300	1,046
RECREATIONAL HALL — MILSON ISLAND	Brooklyn	2007	2011	5,390	2,890	2,500
WHARF 4/5 - SUBSTRUCTURE AND OTHER WORKS	Dawes Point	2007	2014	7,923	5,119	600
REBUILD OF EMPLOYMENT SCREENING SYSTEM	Sydney	2009	2011	1,500	500	1,000

						8,092

TOTAL, MAJOR WORKS						12,671

TOTAL, MINOR WORKS						6,752

TOTAL, COMMUNITIES NSW						19,423

4 - 10	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY OLYMPIC PARK AUTHORITY

MAJOR WORKS

WORK-IN-PROGRESS
DEVELOPER FUNDED PRECINCT IMPROVEMENTS	Homebush Bay	2006	2014	20,726	8,809	5,837

						5,837

TOTAL, MAJOR WORKS						5,837

TOTAL, MINOR WORKS						6,809

TOTAL, SYDNEY OLYMPIC PARK AUTHORITY						12,646

ART GALLERY OF NEW SOUTH WALES

MAJOR WORKS

NEW WORKS

ACCESSIBLE ENTRANCE	Sydney	2010	2010	1,170		1,170

						1,170

WORK-IN-PROGRESS
ACQUISITION OF WORKS OF ART — ONGOING	Sydney	1993	2014	88,617	80,617	2,000
BUILDING MAINTENANCE PROGRAM — ONGOING	Sydney	1999	2014	28,961	18,859	2,992
DEVELOPMENT OF THE JOHN KALDOR FAMILY COLLECTION SPACE	Sydney	2009	2011	10,800	1,153	9,647

						14,639

TOTAL, MAJOR WORKS						15,809

TOTAL, MINOR WORKS						400

TOTAL, ART GALLERY OF NEW SOUTH WALES						16,209

AUSTRALIAN MUSEUM

MAJOR WORKS

NEW WORKS
TEMPORARY EXHIBITION SPACES	Darlinghurst	2010	2012	2,650		677
UPGRADE OF LIFTS	Darlinghurst	2010	2011	538		538
UPGRADE OF TOILETS	Darlinghurst	2010	2011	323		323

						1,538

Infrastructure Statement 2010-11	4 - 11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

AUSTRALIAN MUSEUM (cont)

WORK-IN-PROGRESS
REPLACE COPPER ROOF ON HERITAGE BUILDING	Darlinghurst	2007	2011	2,063	1,705	358

						358

TOTAL, MAJOR WORKS						1,896

TOTAL, MINOR WORKS						3,321

TOTAL, AUSTRALIAN MUSEUM						5,217

CENTENNIAL PARK AND MOORE PARK TRUST

MAJOR WORKS

NEW WORKS
EQUESTRIAN CENTRE MAINTENANCE	Centennial Park	2010	2013	599		280
GRAND DRIVE RE-SURFACING	Centennial Park	2011	2013	3,584		128
KENSINGTON AND LITTLE KENSINGTON POND RESTORATION	Centennial Park	2010	2011	1,792		1,792
MODEL YACHT POND — GROSS POLLUTANT TRAP AND ACCESS	Centennial Park	2011	2012	513		64

						2,264

WORK-IN-PROGRESS
HERITAGE PALISADE FENCE RESTORATION	Centennial Park	2009	2013	408	113	103
MOORE PARK CAR PARK LAND REMEDIATION	Centennial Park	2010	2011	2,272	176	2,096
MUSGRAVE POND GROSS POLLUTANT TRAP AND VEHICLE ACCESS	Centennial Park	2010	2011	893	59	834

						3,033

TOTAL, MAJOR WORKS						5,297

TOTAL, MINOR WORKS						1,218

TOTAL, CENTENNIAL PARK AND MOORE PARK TRUST						6,515

4 - 12	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

HISTORIC HOUSES TRUST OF NEW SOUTH WALES

MAJOR WORKS

NEW WORKS
HYDE PARK BARRACKS — GATEHOUSE CONSERVATION	Sydney	2010	2011	500		500
ROUSE HILL HOUSE AND FARM — CAR PARK AND ENTRANCE UPGRADES	Rouse Hill	2010	2011	1,500		1,500

						2,000

TOTAL, MAJOR WORKS						2,000

TOTAL, MINOR WORKS						432

TOTAL, HISTORIC HOUSES TRUST OF NEW SOUTH WALES						2,432

MUSEUM OF APPLIED ARTS AND SCIENCES

MAJOR WORKS

NEW WORKS
ESCALATORS REPLACEMENT	Ultimo	2010	2011	812		812
HISTORIC BUILDING REPAIRS	Ultimo	2010	2011	964		964
REPLACING FIRE SAFETY DOORS	Ultimo	2010	2011	507		507
UPGRADING EDUCATION AND GALLERY SPACES	Ultimo	2010	2012	3,248		3,045

						5,328

WORK-IN-PROGRESS
MAJOR BUILDING REPAIRS — STONEWORK	Ultimo	2010	2012	3,965	1,273	1,227

						1,227

TOTAL, MAJOR WORKS						6,555

TOTAL, MINOR WORKS						2,090

TOTAL, MUSEUM OF APPLIED ARTS AND SCIENCES						8,645

STATE LIBRARY OF NEW SOUTH WALES

MAJOR WORKS

NEW WORKS
BUILDING WORKS	Sydney	2010	2011	710		710
REFURBISH READING ROOMS	Sydney	2010	2011	3,650		3,650

						4,360

Infrastructure Statement 2010-11	4 - 13

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

STATE LIBRARY OF NEW SOUTH WALES (cont)

WORK-IN-PROGRESS
EXPANDED ELECTRONIC CATALOGUE	Sydney	2008	2011	9,994	5,431	4,563
GENERAL BUILDING WORKS	Sydney	2006	2012	8,496	6,296	1,100

						5,663

TOTAL, MAJOR WORKS						10,023

TOTAL, MINOR WORKS						7,088

TOTAL, STATE LIBRARY OF NEW SOUTH WALES						17,111

WESTERN SYDNEY PARKLANDS TRUST

MAJOR WORKS

WORK-IN-PROGRESS
BUNGARRIBEE PARK	Blacktown	2008	2014	4,976	1,476	500
CONSERVATION WORKS	Horsley Park	2008	2014	4,035	1,435	650
MULTIPURPOSE PATHWAY	Fairfield	2009	2014	5,241	1,641	900
SIGNAGE AND TRACK IMPROVEMENTS	Various	2009	2016	3,000	499	400
UPGRADE AND IMPROVE PARK FACILITIES	Various	2010	2014	8,375	55	320
UPGRADE OF PIMELEA PICNIC GROUND	Horsley Park	2009	2012	9,380	3,380	4,500

						7,270

TOTAL, MAJOR WORKS						7,270

TOTAL, MINOR WORKS						1,266

TOTAL, WESTERN SYDNEY PARKLANDS TRUST						8,536

The following agencies have a Minor Works Program only.
CASINO, LIQUOR AND GAMING CONTROL AUTHORITY						70
COMMUNITY RELATIONS COMMISSION OF NEW SOUTH WALES						100

4 - 14	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

EDUCATION AND TRAINING

DEPARTMENT OF EDUCATION AND TRAINING

SCHOOL EDUCATION SERVICES

MAJOR WORKS

NEW WORKS*
BEGA PUBLIC SCHOOL	Bega	2010	2013	—		—
CONSOLIDATION
BOMADERRY HIGH SCHOOL — NEW GYMNASIUM	Bomaderry	2010	2011	—		—
CABRAMATTA HIGH SCHOOL UPGRADE — STAGE 2	Cabramatta	2010	2013	—		—
CLARKE ROAD SCHOOL UPGRADE	Hornsby	2010	2013	—		—
ENTERPRISE INFORMATION MANAGEMENT SYSTEM	Various	2010	2012	—		—
KARONGA SCHOOL UPGRADE	Epping	2010	2013	—		—
KYOGLE HIGH SCHOOL UPGRADE	Kyogle	2010	2013	—		—
LEARNING MANAGEMENT AND BUSINESS REFORM PROJECT — HUMAN RESOURCE AND PAYROLL SYSTEMS	Various	2010	2013	—		—
LEARNING MANAGEMENT AND BUSINESS REFORM PROJECT — STUDENT ADMINISTRATION AND LEARNING MANAGEMENT SYSTEM	Various	2010	2014	—		—
PICTON HIGH SCHOOL — TRADE SCHOOL	Picton	2010	2011	—		—
ULLADULLA HIGH SCHOOL UPGRADE — STAGE 3	Ulladulla	2010	2013	—		—

				242,614		46,018

WORK-IN-PROGRESS*
ASHFORD CENTRAL SCHOOL UPGRADE	Ashford	2009	2011	—	253	—
BEGA HIGH SCHOOL UPGRADE — STAGE 3	Bega	2007	2011	4,200	3,670	530
BINGARA GORGE PUBLIC SCHOOL — NEW SCHOOL	Wilton	2008	2012	—	729	—

*	The estimated total cost and 2010-11 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

Infrastructure Statement 2010-11	4 - 15

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF EDUCATION AND TRAINING (cont)
BUILDING BETTER	Various	2007	2012	31,421	24,934	6,328
SCHOOLS — NEW HIGH SCHOOL GYMNASIUMS
BUILDING BETTER	Various	2007	2011	42,051	30,781	11,270
SCHOOLS — NEW PRIMARY SCHOOL HALLS
CABRAMATTA HIGH	Cabramatta	2009	2013	—	4,241	—
SCHOOL UPGRADE — STAGE 1
CAIRNSFOOT SCHOOL —	Arncliffe	2008	2013	—	791	—
RELOCATION
CALLAGHAN COLLEGE	Wallsend	2009	2013	—	881	—
WALLSEND CAMPUS UPGRADE
CARENNE SCHOOL	Bathurst	2008	2011	1,982	1,888	94
UPGRADE
CASINO PUBLIC SCHOOL	Casino	2008	2013	9,361	1,344	3,606
UPGRADE
CENTRAL COAST CENTRE	Various	2009	2011	8,558	840	7,718
FOR INDUSTRY TRAINING EXCELLENCE — UPGRADES AT LOCAL HIGH SCHOOLS
CENTRAL WEST TRADE	Dubbo	2009	2011	—	331	—
COLLEGE — DUBBO COLLEGE UPGRADE
CHATSWOOD HIGH	Chatswood	2008	2012	6,050	1,621	3,700
SCHOOL UPGRADE — STAGE 3
COFFS HARBOUR HIGH	Coffs Harbour	2007	2011	7,099	5,858	1,241
SCHOOL UPGRADE
CONNECTED CLASSROOMS	Various	2007	2011	123,062	92,062	31,000
COOLAMON CENTRAL	Coolamon	2009	2012	—	452	—
SCHOOL UPGRADE
DUNGOG HIGH SCHOOL	Dungog	2007	2011	8,469	8,333	136
UPGRADE
EAST HILLS BOYS HIGH	Panania	2008	2012	—	870	—
SCHOOL UPGRADE
EAST HILLS GIRLS	Panania	2008	2013	—	522	—
HIGH SCHOOL UPGRADE
ELECTRONIC DOCUMENT	Various	2009	2012	6,503	3,000	2,801
AND RECORD MANAGEMENT SYSTEM
FLORAVILLE PUBLIC	Belmont	2007	2012	6,712	5,454	1,010
SCHOOL UPGRADE
FORT STREET HIGH	Petersham	2009	2011	14,500	4,000	10,500
SCHOOL UPGRADE

4 - 16	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF EDUCATION AND TRAINING (cont)
GULGONG HIGH SCHOOL	Gulgong	2009	2013	—	556	—
UPGRADE
HAZELBROOK PUBLIC	Hazelbrook	2007	2011	2,513	2,403	110
SCHOOL UPGRADE
HILLTOP ROAD PUBLIC	Merrylands	2009	2012	—	277	—
SCHOOL — NEW HALL
HOMEBUSH WEST PUBLIC	Strathfield	2009	2013	—	225	—
SCHOOL UPGRADE
HURSTVILLE EDUCATION	Hurstville	2009	2013	—	1,486	—
PRECINCT UPGRADE
ILLAWARRA INDUSTRY	Port Kembla	2009	2011	—	563	—
TRAINING COLLEGE — PORT KEMBLA HIGH SCHOOL UPGRADE
JERRABOMBERRA PUBLIC	Jerrabomberra	2009	2012	—	569	—
SCHOOL UPGRADE
KALINDA SCHOOL	Griffith	2008	2012	8,439	3,458	3,693
UPGRADE
KEMPSEY HIGH SCHOOL	Kempsey	2008	2011	6,223	2,498	3,725
UPGRADE
LACHLAN MACQUARIE	North Parramatta	2008	2012	—	134	—
COLLEGE FOR MATHS AND SCIENCE UPGRADE
LEARN OR EARN —	Various	2007	2012	13,222	9,323	3,787
TRADE SCHOOLS
LEARNING MANAGEMENT	Various	2008	2011	167,838	130,049	37,789
AND BUSINESS REFORM PROJECT
LISAROW HIGH SCHOOL -	Lisarow	2009	2011	2,542	762	1,780
LIBRARY UPGRADE
NEUTRAL BAY PUBLIC	Neutral Bay	2009	2013	6,287	76	3,211
SCHOOL UPGRADE
NEWCASTLE SCHOOLS	Various	2009	2011	—	135	—
FOR SPECIAL PURPOSES — CONSOLIDATION
OLD BAR PUBLIC	Old Bar	2007	2011	6,635	4,536	2,099
SCHOOL UPGRADE
PREMIER’S SPORTING	Various	2009	2012	9,837	2,821	6,857
CHALLENGE — UPGRADE SPORTS HIGH SCHOOLS
QUEANBEYAN INDUSTRY	Karabar	2009	2011	—	187	—
TRAINING COLLEGE — KARABAR HIGH SCHOOL UPGRADE

Infrastructure Statement 2010-11	4 - 17

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF EDUCATION AND TRAINING (cont)
ROSEVILLE PUBLIC	Roseville	2009	2012	7,259	106	4,505
SCHOOL UPGRADE
STATE-WIDE	Various	2008	2011	10,773	8,154	2,619
DEMOUNTABLE REPLACEMENT PROGRAM 2008-09
STATE-WIDE	Various	2009	2012	11,000	1,707	8,245
DEMOUNTABLE REPLACEMENT PROGRAM 2009-10
STATE-WIDE	Various	2008	2012	14,045	8,921	4,427
GYMNASIUMS AND HALLS PROGRAM 2008-09
TUMUT PUBLIC SCHOOL —	Tumut	2007	2011	6,967	6,302	665
AMALGAMATION OF INFANTS AND PRIMARY SCHOOL SITES
ULLADULLA HIGH	Ulladulla	2008	2012	6,079	4,272	1,593
SCHOOL UPGRADE — STAGE 2
WAUCHOPE HIGH SCHOOL	Wauchope	2009	2012	—	734	—
UPGRADE
WOLLONGONG HIGH	Fairy Meadow	2008	2011	3,417	1,342	2,075
SCHOOL OF THE PERFORMING ARTS UPGRADE
WOOLLAHRA PUBLIC SCHOOL UPGRADE	Woollahra	2007	2011	2,750	1,355	1,395

						243,747

TOTAL, MAJOR WORKS						289,765

NATIONAL PARTNERSHIP PROGRAMS
BUILDING THE	Various	2009	2012	2,983,662	1,657,552	1,218,038
EDUCATION REVOLUTION — PRIMARY SCHOOLS FOR THE 21ST CENTURY
BUILDING THE	Various	2009	2011	150,808	140,808	10,000
EDUCATION REVOLUTION — SCIENCE AND LANGUAGE CENTRES FOR THE 21ST CENTURY (SECONDARY SCHOOLS)
DIGITAL EDUCATION	Various	2009	2014	87,161	76,821	2,420
REVOLUTION
NATIONAL SOLAR	Various	2009	2013	46,592	13,976	9,030
SCHOOLS PROGRAM
TRADE TRAINING	Various	2009	2014	247,465	47,465	50,000
CENTRES

TOTAL, NATIONAL PARTNERSHIP PROGRAMS						1,289,488

4 - 18	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF EDUCATION AND TRAINING (cont)
MINOR WORKS
BUILDING BETTER SCHOOLS						55,000
TECHNOLOGY FOR LEARNING						33,110
PRINCIPALS PRIORITY BUILDING PROGRAM						65,000
SCHOOL INFRASTRUCTURE UPGRADES						139,430
OTHER MINOR WORKS						40,915

TOTAL, MINOR WORKS						333,455

TOTAL, SCHOOL EDUCATION SERVICES						1,912,708

TAFE SERVICES

MAJOR WORKS

NEW WORKS*
LEARNING MANAGEMENT	Various	2010	2013	—		—
AND BUSINESS REFORM PROJECT – STUDENT ADMINISTRATION AND LEARNING MANAGEMENT SYSTEM
MURWILLUMBAH TAFE —	Murwillumbah	2010	2013	—		—
REFURBISHMENT
MUSWELLBROOK TAFE —	Muswellbrook	2010	2011	—		—
MINING INDUSTRY SKILL CENTRE STAGE 2
NORTH SYDNEY TAFE —	St Leonards	2010	2013	—		—
CAMPUS REDEVELOPMENT AND BRADFIELD RELOCATION
TAFE E-LEARNING	Various	2010	2013	—		—
SYSTEMS 2010-11
ULTIMO TAFE —	Ultimo	2010	2013	—		—
INFRASTRUCTURE SUSTAINABILITY STAGE 3

				60,324		19,251

WORK-IN-PROGRESS*
ARMIDALE TAFE —	Armidale	2009	2012	—	353	—
COMMUNITY SERVICES UPGRADE
BALLINA TAFE —	Ballina	2008	2011	3,458	2,861	597
CAMPUS UPGRADE

*	The estimated total cost and 2010-11 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

Infrastructure Statement 2010-11	4 - 19

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF EDUCATION AND TRAINING (cont)
BLUE MOUNTAINS TAFE	Katoomba	2007	2011	5,347	5,056	291
(KATOOMBA) — MASSAGE, BEAUTY THERAPY, TOURISM, HEALTH AND AGED CARE
CAMPBELLTOWN TAFE —	Campbelltown	2009	2011	—	236	—
FIRE HYDRANT REPLACEMENT
CENTRAL COAST CENTRE	Gosford	2009	2011	2,500	245	2,255
FOR INDUSTRY TRAINING EXCELLENCE — GOSFORD TAFE UPGRADE
CENTRAL WEST TRADE	Dubbo	2009	2011	4,500	442	4,058
COLLEGE — DUBBO TAFE UPGRADE
DUBBO TAFE — HEAVY	Dubbo	2009	2011	9,641	3,300	6,341
VEHICLES FACILITY
DUBBO TAFE —	Dubbo	2007	2011	5,396	5,382	14
REFURBISHMENT
DUBBO TAFE —	Dubbo	2009	2011	1,300	749	551
YARRADAMARRA CENTRE EXTENSION
GRANVILLE TAFE —	Granville	2008	2011	4,980	4,787	193
BLOCK K REFURBISHMENT
GREAT LAKES TAFE —	Myall Lake	2008	2011	3,277	2,635	642
RELOCATION FROM TUNCURRY SITE
HAMILTON TAFE —	Hamilton	2008	2011	8,597	6,605	1,992
BLOCK A REFURBISHMENT STAGE 1
ILLAWARRA INDUSTRY	Wollongong	2009	2011	3,419	335	3,084
TRAINING COLLEGE — WOLLONGONG TAFE UPGRADE
LEARN OR EARN —	Various	2009	2011	4,200	2,600	1,600
TRADE SCHOOLS
MACQUARIE FIELDS	Macquarie Fields	2007	2011	6,188	5,688	500
TAFE — SPORT AND RECREATION
MACQUARIE FIELDS	Macquarie Fields	2008	2011	4,961	3,594	1,367
TAFE — UPGRADE STAGE 2
NORTH SYDNEY TAFE —	St Leonards	2009	2012	—	200	—
DUNBAR BUILDING REFURBISHMENT — STAGE 1
NORTHERN BEACHES	Brookvale	2008	2011	7,870	793	7,077
TAFE — HEALTH AND FITNESS ACCESS AND CUSTOMER SERVICES
NOWRA TAFE —	North Nowra	2008	2011	4,592	1,080	3,512
FACILITIES UPGRADE
QUEANBEYAN INDUSTRY	Queanbeyan	2009	2011	3,298	324	2,974
TRAINING COLLEGE — QUEANBEYAN TAFE UPGRADE

4 - 20	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF EDUCATION AND TRAINING (cont)
RANDWICK TAFE —	Randwick	2009	2011	6,439	2,996	3,443
SUSTAINABLE HYDRAULIC TRADE CENTRE
RANDWICK TAFE —	Randwick	2007	2011	7,669	7,569	100
UPGRADE FACILITIES
SHELLHARBOUR TAFE —	Shellharbour	2009	2011	6,500	1,585	4,915
CHILDREN’S SERVICES TRAINING FACILITY
TAMWORTH TAFE —	Tamworth	2008	2011	5,754	3,380	2,374
METAL FABRICATION AND WELDING
TEMORA TAFE — CAMPUS	Temora	2008	2011	4,661	4,268	393
UPGRADE
ULTIMO TAFE —	Ultimo	2009	2011	—	200	—
INFRASTRUCTURE SUSTAINABILITY STAGE 2
WAGGA WAGGA TAFE —	Wagga Wagga	2009	2012	—	360	—
ENGINEERING AND DIGITAL MEDIA FACILITIES
WOLLONGBAR TAFE —	Wollongbar	2009	2011	—	367	—
PLUMBING AND INFRASTRUCTURE UPGRADE
WOLLONGONG TAFE —	Wollongong	2009	2011	—	404	—
METAL FABRICATION UPGRADE

						77,782

TOTAL, MAJOR WORKS						97,033

TOTAL, MINOR WORKS						17,862

TOTAL, TAFE SERVICES						114,895

TOTAL, DEPARTMENT OF EDUCATION AND TRAINING						2,027,603

OFFICE OF THE BOARD OF STUDIES

MAJOR WORKS

WORK-IN-PROGRESS
EXAMINATION SYSTEM	Sydney	2009	2014	1,951	671	308
APPLICATIONS DEVELOPMENT
INFORMATION	Sydney	2009	2014	3,479	431	541
COMMUNICATION TECHNOLOGY REPLACEMENT PROGRAM

						849

TOTAL, MAJOR WORKS						849

TOTAL, OFFICE OF THE BOARD OF STUDIES						849

Infrastructure Statement 2010-11	4 - 21

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ENVIRONMENT, CLIMATE CHANGE AND WATER

DEPARTMENT OF ENVIRONMENT, CLIMATE CHANGE AND WATER

MAJOR WORKS

NEW WORKS
NEW PARKS AND RESERVES	Various	2010	2011	1,000		1,000
ESTABLISHMENT COSTS
RIVER RED GUM PARK	Various	2010	2011	1,300		1,300
MANAGEMENT
SCIENTIFIC SERVICES	Various	2010	2011	1,000		1,000
EQUIPMENT

						3,300

WORK-IN-PROGRESS
ACQUISITION OF SATELLITE	Various	2007	2011	14,016	10,516	3,500
IMAGERY
BRIGALOW/NANDEWAR	Various	2005	2013	22,044	20,544	500
ESTABLISHMENT
FIRE MANAGEMENT	Various	2008	2013	16,015	6,710	3,415
LAND PURCHASES — FUNDED	Various	2002	2013	50,701	44,701	2,000
BY GRANTS AND DONATIONS
LOWER HUNTER	Various	2007	2011	5,652	4,152	1,500
CONSERVATION AREA
PERISHER RANGE	Perisher Valley	2005	2026	41,177	19,961	5,000
REDEVELOPMENT
PURCHASE OF PERPETUAL	Various	2007	2011	12,907	9,657	3,250
CROWN LEASES FOR CONSERVATION
RADIO NETWORK	Various	2008	2012	16,380	13,050	1,530
REGULATORY MANAGEMENT	Hurstville	2009	2011	2,000	700	1,300
SYSTEM
RIVERBANK	Various	2006	2012	90,489	78,114	5,605
UPPER HUNTER AIR QUALITY —	Muswellbrook/	2009	2012	1,470	60	990
DUST MONITORING	Singleton
NETWORK
WATER MANAGEMENT	Various	2008	2011	19,975	16,734	3,241
MONITORING AND INFORMATION SYSTEM

						31,831

TOTAL, MAJOR WORKS						35,131

TOTAL, MINOR WORKS						25,837

TOTAL, DEPARTMENT OF ENVIRONMENT, CLIMATE CHANGE AND WATER						60,968

4 - 22	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ROYAL BOTANIC GARDENS AND DOMAIN TRUST

MAJOR WORKS

NEW WORKS
BROWN BUILDING	Sydney	2011	2011	381		381
AIRCONDITIONING COOLING TOWERS REPLACEMENT
PLANTBANK — RESEARCH	Camden	2011	2012	19,787		3,720
EDUCATION AND CONSERVATION FACILITY

						4,101

WORK-IN-PROGRESS
DOMAIN ROADS AND PATHWAYS	Sydney	2009	2012	4,283	806	2,021
UPGRADE
INFORMATION AND	Sydney	2009	2011	370	166	204
COMMUNICATION TECHNOLOGY INFRASTRUCTURE
NEW ROAD ENTRANCE FOR	Camden	2009	2011	4,259	509	3,750
MOUNT ANNAN BOTANIC GARDEN

						5,975

TOTAL, MAJOR WORKS						10,076

TOTAL, MINOR WORKS						1,879

TOTAL, ROYAL BOTANIC GARDENS AND DOMAIN TRUST						11,955

The following agencies have a Minor Works Program only.

BORDER RIVERS-GWYDIR CATCHMENT MANAGEMENT AUTHORITY	23
CENTRAL WEST CATCHMENT MANAGEMENT AUTHORITY	23
HAWKESBURY-NEPEAN CATCHMENT MANAGEMENT AUTHORITY	23
HUNTER-CENTRAL RIVERS CATCHMENT MANAGEMENT AUTHORITY	23
LACHLAN CATCHMENT MANAGEMENT AUTHORITY	23
LOWER MURRAY-DARLING CATCHMENT MANAGEMENT AUTHORITY	23
MURRAY CATCHMENT MANAGEMENT AUTHORITY	23
MURRUMBIDGEE CATCHMENT MANAGEMENT AUTHORITY	23
NAMOI CATCHMENT MANAGEMENT AUTHORITY	23
NORTHERN RIVERS CATCHMENT MANAGEMENT AUTHORITY	23
SOUTHERN RIVERS CATCHMENT MANAGEMENT AUTHORITY	23
SYDNEY METROPOLITAN CATCHMENT MANAGEMENT AUTHORITY	23
WESTERN CATCHMENT MANAGEMENT AUTHORITY	23

Infrastructure Statement 2010-11	4 - 23

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

HEALTH

DEPARTMENT OF HEALTH

MAJOR WORKS

NEW WORKS
AMBULANCE SERVICE NSW — INFRASTRUCTURE AND NEW WORKS
AMBULANCE FLEET —	Rozelle	2010	2015	41,925		4,663
REPLACEMENT PROGRAM
CESSNOCK AMBULANCE	Cessnock	2010	2012	1,300		470
STATION
INFORMATION	Rozelle	2010	2012	2,000		1,600
COMMUNICATION TECHNOLOGY ROSTERING SYSTEM
MEDICAL EQUIPMENT	Rozelle	2010	2016	17,778		53
REPLACEMENT PROGRAM
MURWILLUMBAH	Murwillumbah	2010	2012	1,500		470
AMBULANCE STATION
TECHNOLOGY	Rozelle	2010	2015	7,188		242
INFRASTRUCTURE UPGRADE (AMBULANCE)
ARMIDALE HOSPITAL	Armidale	2010	2013	5,000		200
REFURBISHMENT
CALVARY CATHOLIC HEALTH	Kogarah	2010	2011	2,400		2,400
CARE SERVICE
COAG CAPITAL INITIATIVES	Various	2010	2014	359,985		133,500
CONCORD HOSPITAL RENAL	Concord	2010	2011	1,600		1,600
SERVICES
DUBBO HEALTH SERVICE	Dubbo	2010	2014	22,734		232
STAGE 1
HEALTH TECHNOLOGY	North Sydney	2010	2011	7,500		7,500
PROGRAM DIAGNOSTIC TREATMENT EQUIPMENT
HORNSBY HOSPITAL ADULT	Hornsby	2010	2013	33,590		3,344
ACUTE MENTAL HEALTH UNIT AND CHILD ADOLESCENT MENTAL HEALTH UNIT
HUGHES WALTERS	North Sydney	2010	2012	4,400		2,000
RECOMMENDATION (EARLY PREGNANCY SERVICES)
KOGARAH EARLY CHILDHOOD	Kogarah	2010	2011	200		200
CENTRE
LOCAL INITIATIVES 2010/11	Various	2010	2014	280,000		70,000

4 - 24	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000
DEPARTMENT OF HEALTH (cont)
NEPEAN HOSPITAL	Penrith	2010	2013	50,700		4,570
REDEVELOPMENT STAGE 3A
NORTHERN BEACHES	Frenchs Forest	2010	2014	29,000		5,000
REDEVELOPMENT STAGE 1
PLANNING AND CONTINGENCY	North Sydney	2010	2013	4,251		4,117
FOR FUTURE NEW WORKS 2011/12
PRINCE OF WALES HOSPITAL	Randwick	2010	2013	15,407		2,100
MENTAL HEALTH INTENSIVE CARE UNIT
REGIONAL CANCER CENTRES
COFFS HARBOUR	Coffs Harbour	2010	2013	5,802		500
REGIONAL CANCER CENTRE
GOSFORD REGIONAL	Gosford	2010	2014	38,593		2,897
CANCER CENTRE
ILLAWARRA REGIONAL	Wollongong	2010	2014	14,067		685
CANCER CENTRE
LISMORE REGIONAL	Lismore	2010	2012	9,515		3,250
CANCER CENTRE
PORT MACQUARIE	Port Macquarie	2010	2012	4,750		4,580
REGIONAL CANCER CENTRE
SHOALHAVEN REGIONAL	Nowra	2010	2014	34,801		1,172
CANCER CENTRE
TAMWORTH REGIONAL	Tamworth	2010	2013	41,691		3,711
CANCER CENTRE
ROYAL NORTH SHORE	St Leonards	2010	2014	91,800		927
HOSPITAL CLINICAL SERVICES BUILDING
RURAL HOSPITAL AND HEALTH SERVICE
GUNDAGAI	Gundagai	2010	2012	13,202		3,226
MULTI-PURPOSE SERVICE (MPS)
LOCKHART	Lockhart	2010	2013	10,030		591
MULTI-PURPOSE SERVICE (MPS)
WERRIS CREEK	Werris Creek	2010	2012	11,182		1,515
MULTI-PURPOSE CENTRE (MPS)
SAFE ASSESSMENT ROOMS	North Sydney	2010	2011	1,000		1,000
(GARLING INQUIRY RECOMMENDATIONS)
ST GEORGE HOSPITAL	Kogarah	2010	2012	10,047		973
EMERGENCY DEPARTMENT

Infrastructure Statement 2010-11	4 - 25

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000
DEPARTMENT OF HEALTH (cont)
TAMWORTH HOSPITAL	Tamworth	2010	2013	10,552		843
STAGE 2 - MATERNITY REFURBISHMENT
WAGGA WAGGA BASE	Wagga Wagga	2010	2014	90,000		5,091
HOSPITAL REDEVELOPMENT STATE 1
WOLLONGONG HOSPITAL	Wollongong	2010	2015	83,149		500
ELECTIVE SURGERY UNIT
WOY WOY HOSPITAL	Woy Woy	2010	2011	500		500
REFURBISHMENT

						276,222

WORK-IN-PROGRESS
INFORMATION COMMUNICATION AND TECHNOLOGY
BUSINESS INFORMATION	Chatswood	2007	2011	35,930	26,185	9,745
STRATEGY
COMMUNITY HEALTH AND	Chatswood	2009	2016	104,793	4,357	9,538
OUTPATIENTS INFORMATION SYSTEM
CORPORATE SYSTEMS	Chatswood	2009	2014	107,716	9,875	24,616
STAGE 2
INFRASTRUCTURE	Chatswood	2009	2012	38,071	14,889	9,124
STRATEGY PHASE 1
MEDICAL IMAGING	Various	2007	2012	61,645	41,108	15,537
INFORMATION SYSTEM
PATIENT AND CLINICAL	Chatswood	2003	2012	39,903	36,448	1,500
SYSTEMS
PATIENT AND CLINICAL	Chatswood	2004	2011	115,000	111,216	3,784
SYSTEMS PHASE 2
AMBULANCE INFRASTRUCTURE
AMBULANCE STATION	Nelson Bay	2007	2011	1,664	512	1,152
UPGRADE — NELSON BAY
BATEMANS BAY	Batemans Bay	2008	2011	1,907	125	1,782
AMBULANCE STATION
BYRON BAY AMBULANCE	Byron Bay	2008	2011	1,400	50	1,350
STATION
ELECTRONIC HEALTH	Rozelle	2008	2012	12,910	5,080	6,454
RECORD
FLEET REPLACEMENT	Rozelle	2006	2011	38,770	35,026	3,744
MEDICAL EQUIPMENT	Rozelle	2006	2011	10,000	8,193	1,807
AND MAINTENANCE
RADIO NETWORK	Rozelle	2008	2012	1,400	697	350

4 - 26	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000
DEPARTMENT OF HEALTH (cont)
AUBURN HEALTH SERVICES	Auburn	2006	2011	129,659	127,845	1,814
REDEVELOPMENT
AUBURN HOSPITAL	Auburn	2010	2011	16,197	6,701	9,496
COMMUNITY HUB
BATHURST HOSPITAL	Bathurst	2009	2011	8,500	757	7,743
AMBULATORY CARE (HERITAGE BUILDING)
BLACKTOWN CARDIAC	Blacktown	2009	2011	4,500	2,000	2,500
CATHETERISATION
BLACKTOWN HOSPITAL	Blacktown	2010	2011	4,500	2,000	2,500
SIMULATION CENTRE
BREAST CANCER SCREENING	Alexandria	2007	2013	36,942	18,220	3,566
CAMDEN HOSPITAL DEMENTIA	Camden	2010	2011	1,219	600	619
CENTRE
COONAMBLE AMBULANCE	Coonamble	2010	2011	1,230	369	861
STATION
GRAFTON BASE HOSPITAL	Grafton	2009	2011	19,734	9,280	10,454
EMERGENCY DEPT/OPERATING THEATRE
GRIFFITH BASE HOSPITAL -	Griffith	2010	2011	2,457	480	1,977
FACADE REMEDIAL WORKS
HEALTH TECHNOLOGY PROGRAM
CHILDREN’S HOSPITAL	Westmead	2009	2010	3,000	2,256	744
WESTMEAD 3T MRI REPLACEMENT
HYPERBARIC CHAMBER	Randwick	2006	2011	7,623	6,190	1,433
PRINCE OF WALES HOSPITAL
JOHN HUNTER HOSPITAL	New Lambton	2010	2011	2,000	1,439	561
MEDICAL SKILLS LABORATORY
JUSTICE HEALTH SERVICE	Various	2009	2011	1,000	900	100
CLINICAL APPLICATIONS STRATEGY
LISMORE INTEGRATED	Lismore	2007	2011	27,000	25,575	1,425
CANCER CARE
LIVERPOOL HOSPITAL	Liverpool	2006	2012	395,852	249,390	111,506
REDEVELOPMENT STAGE 2
MACLEAN HOSPITAL	Maclean	2010	2011	950	400	550
EMERGENCY DEPARTMENT UPGRADE
MAITLAND HOSPITAL	Maitland	2007	2011	10,000	7,748	2,252
EMERGENCY DEPARTMENT
MANNING BASE HOSPITAL	Taree	2006	2011	13,279	12,765	514
EMERGENCY DEPARTMENT

Infrastructure Statement 2010-11	4 - 27

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF HEALTH (cont)

MENTAL HEALTH PROJECTS
JAMES FLETCHER HOSPITAL — 20 BED UNIT	Newcastle	2005	2011	8,918	6,786	2,132
PRINCE OF WALES PSYCHIATRIC EMERGENCY CARE CENTRE	Randwick	2008	2011	2,630	743	1,887
SHELLHARBOUR HOSPITAL CHILD AND ADOLESCENT INPATIENT	Shellharbour	2007	2011	4,400	325	4,075
SYDNEY CHILDREN’S HOSPITAL CHILD AND ADOLESCENT INPATIENT	Randwick	2007	2013	27,727	412	2,650

MULTI-PURPOSE SERVICES (MPS) AND HEALTHONE NSW
BALRANALD MPS	Balranald	2007	2012	16,314	12,734	3,370
EUGOWRA MPS	Eugowra	2007	2011	7,997	7,275	722
OTHER MPS AND HEALTHONE NSW	Various	2006	2013	36,324	10,267	13,854
MURRURUNDI AMBULANCE STATION	Murrurundi	2010	2011	680	121	559
MUSWELLBROOK HOSPITAL STAFF ACCOMMODATION RENOVATIONS	Muswellbrook	2010	2011	400	142	258
NARRABRI HOSPITAL REDEVELOPMENT	Narrabri	2009	2012	41,690	7,490	21,728
NEPEAN HOSPITAL LINEAR ACCELERATOR 1 REPLACEMENT AND DAY CARE CENTRE	Penrith	2010	2011	4,025	3,175	850
NEPEAN HOSPITAL REDEVELOPMENT STAGE 3	Penrith	2009	2013	83,502	15,602	31,814
NORTHERN BEACHES PRIVATE SITE ACQUISITION	North Sydney	2007	2011	1,348	848	500
PLANNING FOR FUTURE NEW WORKS	Various	2009	2011	7,648	6,582	1,066
PROVISION FOR HEALTH INFRASTRUCTURE TRANSITION COSTS	North Sydney	2008	2012	33,651	18,001	8,150

PUBLIC PRIVATE PARTNERSHIPS (PPP) — CYCLICAL MAINTENANCE
LONG BAY FORENSIC HOSPITAL CYCLICAL MAINTENANCE	Malabar	2010	2018	12,718		27
NEWCASTLE MATER HOSPITAL CYCLICAL MAINTENANCE	Newcastle	2008	2018	24,873	1,594	807
ORANGE BASE HOSPITAL CYCLICAL MAINTENANCE	Orange	2008	2018	55,429	5,185	3,548

4 - 28	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF HEALTH (cont)
ROYAL NORTH SHORE HOSPITAL CYCLICAL MAINTENANCE	St Leonards	2008	2018	62,377	2,079	2,741
QUEANBEYAN HOSPITAL RENAL SERVICES	Queanbeyan	2009	2011	900	83	817
RNSH REPLACEMENT LINEAR ACCELERATOR	St Leonards	2010	2011	3,500	3,180	320
ROYAL NORTH SHORE HOSPITAL INTERIM PSYCHIATRIC EMERGENCYCARE CENTRE	St Leonards	2010	2011	1,500	1,300	200

RURAL HOSPITAL AND HEALTH SERVICE
COONAMBLE MULTI-PURPOSE SERVICE (MPS)/HEALTHONE	Coonamble	2009	2011	14,551	12,845	1,706
MANILLA MULTI-PURPOSE SERVICE (MPS)/HEALTHONE	Manilla	2009	2012	19,305	5,474	10,107
SESIAHS ONCOLOGY INFORMATION SYSTEM	Various	2010	2011	1,998	1,796	202
SHARED CORPORATE SERVICES	Chatswood	2006	2011	56,560	53,976	2,584
SHELLHARBOUR HOSPITAL RENAL DIALYSIS UNIT EXPANSION	Shellharbour	2009	2011	4,500	150	4,350
SOUTH EASTERN SYDNEY AREA HEALTH SERVICE — DIAGNOSTIC AND ASSESSMENT SERVICE — SOUTHERN HOSPITAL NETWORK	Wollongong	2009	2011	356	156	200
STATEWIDE PLANNING AND ASSET MAINTENANCE	North Sydney	1995	2013	53,971	48,967	1,000

ORANGE / BLOOMFIELD REDEVELOPMENT*
ORANGE / BLOOMFIELD REDEVELOPMENT PUBLIC PRIVATE PARTNERSHIP (PPP)	Orange	2008	2011	162,091	3,676	158,415
ORANGE BASE HOSPITAL DENTAL CLINIC	Orange	2007	2010	1,434	1,172	262
ORANGE BASE HOSPITAL RADIOTHERAPY	Orange	2007	2011	18,956	10,416	8,540
ORANGE BASE HOSPITAL/BLOOMFIELD REDEVELOPMENT RETAINED WORKS	Orange	2004	2012	74,062	59,555	12,926

*	Total value of Orange/Bloomfield redevelopment is $257 million.

Infrastructure Statement 2010-11	4 - 29

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF HEALTH (cont)
ROYAL NORTH SHORE HOSPITAL (RNSH) REDEVELOPMENT**
RNSH COMMUNITY HEALTH SERVICES (RETAINED COSTS)	St Leonards	2002	2015	158,637	76,559	29,464
RNSH RESEARCH AND EDUCATION BUILDING	St Leonards	2005	2011	100,179	97,013	3,166
ROYAL NORTH SHORE HOSPITAL — PUBLIC PRIVATE PARTNERSHIP	St Leonards	2010	2014	721,672		49,565

						635,660

TOTAL, MAJOR WORKS						911,882

TOTAL, MINOR WORKS						103,204

TOTAL, DEPARTMENT OF HEALTH (Capital Works Program)						1,015,086
Less Capital Expensing***						97,262

TOTAL, DEPARTMENT OF HEALTH (Capital Expenditure)						917,824

CANCER INSTITUTE NSW

MAJOR WORKS

WORK-IN-PROGRESS
INFORMATION TECHNOLOGY ENHANCEMENTS FOR CANCER PROGRAMS	Redfern	2007	2014	8,838	4,228	1,211

TOTAL, MAJOR WORKS						1,211

TOTAL, CANCER INSTITUTE NSW						1,211

The following agency has a Minor Works Program only.

HEALTH CARE COMPLAINTS COMMISSION						25

**	Total value of RNSH redevelopment is $980.5 million.

***	Capital Expensing represents one-off project expenditure that is subsequently treated as operating expenditure. It is shown separately to ensure valid comparison with prior years.

4 - 30	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

HUMAN SERVICES

DEPARTMENT OF HUMAN SERVICES

MAJOR WORKS

NEW WORKS
CASEWORKER WORKLOAD MANAGEMENT	Ashfield	2010	2012	1,161		645
ELECTRONIC DOCUMENT AND RECORDS MANAGEMENT SYSTEM	Ashfield	2010	2012	4,000		2,400
INDIGENOUS CHILD AND FAMILY CENTRES	Various	2010	2012	24,500		13,160
KEY INFORMATION DIRECTORY SYSTEM — STRUCTURED DECISION MAKING	Ashfield	2010	2012	7,172		3,941
NON GOVERNMENT ORGANISATION PORTAL	Ashfield	2010	2012	4,335		1,510
ONGOING CASEWORKER ACCOMODATION UPGRADE	Various	2010	2014	14,884		4,472
BOARDING HOUSE RELOCATIONS	Various	2010	2011	6,000		6,000
RIVERSIDE CENTRE REDEVELOPMENT	Orange	2010	2013	30,082		3,177

						35,305

WORK-IN-PROGRESS
CHILDRENS’ SERVICES INTEGRATED LICENSING SYSTEM	Ashfield	2009	2011	1,571	703	868
KEY INFORMATION DIRECTORY SYSTEM CORE REDESIGN	Ashfield	2009	2012	17,208	5,112	7,596
ACCOMMODATING YOUNG PEOPLE RELOCATED FROM NURSING HOMES	Various	2006	2010	9,905	8,852	1,053
ACCOMMODATION FACILITIES FOR NEW CLIENTS	Various	2005	2011	123,580	106,198	17,382
ASSET RATIONALISATION	Various	2006	2011	33,610	26,910	6,700
CLIENT INFORMATION SYSTEM — PHASE 2	Sydney	2008	2011	7,400	6,260	1,140
DISABILITY ASSISTANCE PACKAGE	Various	2009	2011	33,680	10,000	23,680
MODIFICATION OF GROUP HOMES (SAFETY AND COMPLIANCE)	Various	2005	2012	23,195	16,595	3,300

Infrastructure Statement 2010-11	4 - 31

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

DEPARTMENT OF HUMAN SERVICES (cont)
REDEVELOPMENT OF HAMLYN FACILITY	Hamlyn Terrace	2007	2011	41,623	38,658	2,965
UPGRADE/REFURBISH LACHLAN AND GROSVENOR RESIDENCES	Various	2006	2010	21,580	20,750	830
CLIENT INFORMATION MANAGEMENT SYSTEM UPGRADES	Haymarket	2009	2013	7,305	250	2,742
COBHAM UPGRADE	St Marys	2009	2013	37,126	500	12,000
EMU PLAINS UPGRADE	Emu Plains	2009	2011	1,829	1,008	821
FRONT LINE OFFICES — REFURBISHMENT	Various	2009	2013	6,703	3,112	1,726
REDEVELOPMENT OF RIVERINA JUVENILE JUSTICE CENTRE	Wagga Wagga	2008	2013	27,348	2,050	9,179

						91,982

TOTAL, MAJOR WORKS						127,287

TOTAL, MINOR WORKS						20,041

TOTAL DEPARTMENT OF HUMAN SERVICES						147,328

ABORIGINAL HOUSING OFFICE

MAJOR WORKS

NEW WORKS
ADDITIONAL HOUSING	Various	2010	2011	33,056		33,056

						33,056

WORK-IN-PROGRESS
ADDITIONAL HOUSING	Various	2006	2011	5,052	3,592	1,460

						1,460

TOTAL, MAJOR WORKS						34,516

TOTAL, MINOR WORKS						3,556

TOTAL, ABORIGINAL HOUSING OFFICE						38,072

4 - 32	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

NSW BUSINESSLINK PTY LIMITED

MAJOR WORKS

NEW WORKS
CLIENT COMPUTERS AND PRINTERS MANAGED SERVICE	Liverpool	2010	2015	15,400		3,400
FUNDS MANAGEMENT SYSTEM	Liverpool	2010	2011	1,700		1,700

						5,100

WORK-IN-PROGRESS
CORE INFORMATION TECHNOLOGY INFRASTRUCTURE UPGRADE	Liverpool	2009	2012	11,677	1,577	8,200
ENHANCED DATA STORAGE AND BACKUP	Liverpool	2009	2014	10,987	2,381	1,000
INTEGRATED ACCOUNTS PAYABLE SOLUTION	Liverpool	2009	2011	7,479	3,029	4,450
REFRESH AND GROWTH IN IT SERVICES INFRASTRUCTURE	Liverpool	2009	2016	109,612	6,349	3,650
SERVICE DELIVERY MANAGEMENT	Liverpool	2009	2012	3,885	885	1,500

						18,800

TOTAL, MAJOR WORKS						23,900

TOTAL, MINOR WORKS						450

TOTAL, NSW BUSINESSLINK PTY LIMITED						24,350

The following agency has a Minor Works Program only.

HOME CARE SERVICE OF NEW SOUTH WALES						3,000

Infrastructure Statement 2010-11	4 - 33

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

INDUSTRY AND INVESTMENT

DEPARTMENT OF INDUSTRY AND INVESTMENT

MAJOR WORKS

WORK-IN-PROGRESS
BIOSECURITY INFORMATION MANAGEMENT SYSTEM	Orange	2009	2014	9,570	849	3,350
BIOSECURITY UPGRADE AT ELIZABETH MACARTHUR AGRICULTURAL INSTITUTE	Menangle	2008	2013	56,678	11,061	29,857
COMMERCIAL FISHERIES MANAGEMENT SYSTEM	Cronulla	2009	2012	4,804	2,358	1,208
INFORMATION AND COMMUNICATION TECHNOLOGY ENHANCEMENT	Various	2006	2011	9,989	9,839	150
MINERAL RESOURCES BUSINESS AND TECHNOLOGY SYSTEM	Maitland	2009	2011	3,990	1,809	2,181
OFFSHORE ARTIFICIAL REEF FOR RECREATIONAL FISHING	Waverley	2009	2011	941	135	806
RELOCATION OF GOSFORD HORTICULTURE INSTITUTE TO OURIMBAH	Gosford	2009	2011	8,077	4,000	4,077
SCIENTIFIC RESEARCH PROJECT AND PORTFOLIO MANAGEMENT SYSTEM	Orange	2009	2011	1,042	607	435
REGIONAL TOURISM SIGNPOSTING STRATEGY	Various	2007	2011	1,200	900	300

						42,364

TOTAL, MAJOR WORKS						42,364

TOTAL, MINOR WORKS						10,478

TOTAL, DEPARTMENT OF INDUSTRY AND INVESTMENT						52,842

The following agencies have a Minor Works Program only.

NEW SOUTH WALES RURAL ASSISTANCE AUTHORITY						50
NSW SOUTH WALES FILM AND TELEVISION OFFICE						44
NSW FOOD AUTHORITY						1,700

4 - 34	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

JUSTICE AND ATTORNEY GENERAL

DEPARTMENT OF JUSTICE AND ATTORNEY GENERAL

MAJOR WORKS

NEW WORKS
JOHN MADDISON TOWER/	Sydney	2010	2015	26,500		5,000
DOWNING CENTRE REFURBISHMENT*
NEW ARMIDALE COURTHOUSE*	Armidale	2010	2013	15,000		1,000
NEWCASTLE JUSTICE PRECINCT	Newcastle	2010	2015	94,130		4,700
REGISTRY OF BIRTHS DEATHS AND MARRIAGES — LIFELINK PHASE 2	Various	2010	2013	11,400		4,052
TAREE COURT UPGRADE*	Taree	2010	2012	5,000		2,000

						16,752

WORK-IN-PROGRESS
COURT UPGRADE PROGRAM (INCLUDING JUSTICELINK PROJECT)	Various	2002	2015	224,463	103,195	13,895
FORUM SENTENCING FACILITIES	Various	2008	2013	1,070	210	183
JOINED UP JUSTICE	Various	2009	2012	9,897	3,304	4,440
LEGAL E-SERVICES	Various	2009	2011	10,017	3,770	6,247
REMOTE WITNESS FACILITIES	Various	2007	2011	12,898	11,379	1,519
1,000 INMATE BEDS	Various	2005	2014	296,355	162,369	82,138
INFORMATION TECHNOLOGY INFRASTRUCTURE STRATEGIC PLAN — STAGE 1	Various	2009	2013	47,567	14,881	13,244
INMATE ESCORT VEHICLES	Silverwater	2005	2014	9,230	3,879	1,500

						123,166

TOTAL, MAJOR WORKS						139,918

TOTAL, MINOR WORKS						47,884

TOTAL, DEPARTMENT OF JUSTICE AND ATTORNEY GENERAL						187,802

*	Previously included in the Court Upgrade Program

Infrastructure Statement 2010-11	4 - 35

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

NSW TRUSTEE AND GUARDIAN

MAJOR WORKS

NEW WORKS
NEW CLIENT MANAGEMENT SYSTEM	Sydney	2010	2014	7,400		2,000

TOTAL, MAJOR WORKS						2,000

TOTAL, MINOR WORKS						5,531

TOTAL, NSW TRUSTEE AND GUARDIAN						7,531

The following agencies have a Minor Works Program only.

JUDICIAL COMMISSION OF NEW SOUTH WALES						150
LEGAL AID COMMISSION OF NEW SOUTH WALES						4,350
OFFICE OF THE DIRECTOR OF PUBLIC PROSECUTIONS						1,548
OFFICE OF THE INFORMATION COMMISSIONER						500

4 - 36	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

PLANNING

DEPARTMENT OF PLANNING

MAJOR WORKS

WORK-IN-PROGRESS
ACQUISITION OF COASTAL LAND	Various	1998	2014	41,888	29,888	3,000

TOTAL, MAJOR WORKS						3,000

TOTAL, MINOR WORKS						830

TOTAL, DEPARTMENT OF PLANNING						3,830

LAND AND PROPERTY MANAGEMENT AUTHORITY

MAJOR WORKS

NEW WORKS
EARTHMOVING EQUIPMENT REPLACEMENT PROGRAM	Various	2010	2015	7,538		1,909

TOTAL, MAJOR WORKS						1,909

TOTAL, MINOR WORKS						894

TOTAL, LAND AND PROPERTY MANAGEMENT AUTHORITY						2,803

LAND AND PROPERTY INFORMATION NEW SOUTH WALES

MAJOR WORKS

NEW WORKS
AUTOMATED ELECTRONIC EXAMINATION AND REGISTRATION OF RECORDS	Sydney	2010	2014	6,319		2,126
AUTOMATION OF DIGITAL PLAN PROCESSING SYSTEM	Sydney	2010	2012	2,600		1,300
DIGITISATION OF 16MM MICROFILM RECORDS	Sydney	2010	2014	1,200		300
DIGITISATION OF OLD SURVEY PLANS	Sydney	2010	2013	1,479		500
DIGITISATION OF TORRENS PURCHASERS INDEX AND TITLING RECORDS	Sydney	2010	2011	1,000		1,000
ELECTRONIC PRODUCT INFORMATION CATALOGUE	Sydney	2010	2012	670		450

						5,676

Infrastructure Statement 2010-11	4 - 37

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

LAND AND PROPERTY INFORMATION NEW SOUTH WALES (cont)

WORK-IN-PROGRESS
BUILDING IMPROVEMENTS	Sydney	2006	2011	7,615	6,615	1,000
CROWN LAND CONVERSION PROJECT	Sydney	2009	2012	6,530	2,800	2,500
DIGITAL CONVERSION OF AERIAL PHOTOGRAPHY	Bathurst	2007	2011	1,037	787	250
ELECTRONIC DATA PROCESSING EQUIPMENT	Various	2009	2013	16,553	4,250	4,000
GEOCODED URBAN AND RURAL ADDRESS PROJECT	Bathurst	2007	2011	1,223	771	452
IMAGERY AND MAPPING ONLINE SERVICE	Bathurst	2007	2011	961	660	301
INFORMATION TECHNOLOGY HUMAN RESOURCES UPGRADE	Sydney	2008	2011	1,223	1,119	104
SURVEY INFRASTRUCTURE PROJECT	Bathurst	2007	2014	7,076	2,055	2,500
TOPOGRAPHIC SYSTEM IMPROVEMENT	Bathurst	2007	2011	1,150	600	550
UPGRADED MAPPING OF LAND OWNERSHIP DETAILS	Bathurst	2007	2011	1,765	1,365	400

						12,057

TOTAL, MAJOR WORKS						17,733

TOTAL, MINOR WORKS						1,267

TOTAL, LAND AND PROPERTY INFORMATION NEW SOUTH WALES						19,000

STATE PROPERTY AUTHORITY

MAJOR WORKS

NEW WORKS
BUILDING REFURBISHMENT PROGRAM	Various	2010	2014	10,527		9,832
REDEVELOPMENT OF SYDNEY FISH MARKET	Pyrmont	2010	2012	14,930		1,000

						10,832

4 - 38	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

STATE PROPERTY AUTHORITY (cont)

WORK-IN-PROGRESS
BUILDING REFURBISHMENT PROGRAM	Various	2001	2014	81,451	41,128	20,316
SYSTEMS AND EQUIPMENT UPGRADES	Sydney	2007	2014	2,866	1,717	475

						20,791

TOTAL, MAJOR WORKS						31,623

TOTAL, STATE PROPERTY AUTHORITY						31,623

BARANGAROO DELIVERY AUTHORITY

MAJOR WORKS

NEW WORKS
PEDESTRIAN TUNNEL*	Millers Point	2010	2015			20,000

						20,000

WORK-IN-PROGRESS
HEADLAND PARK AND NORTHERN COVE — DESIGN AND CONSTRUCTION*	Millers Point	2009	2015		3,580	30,000

						30,000

TOTAL, MAJOR WORKS						50,000

TOTAL, BARANGAROO DELIVERY AUTHORITY						50,000

MINISTER ADMINISTERING THE ENVIRONMENTAL PLANNING AND ASSESSMENT ACT

MAJOR WORKS

NEW WORKS
ERSKINE PARK LINK ROAD	Various	2010	2011	12,000		12,000

						12,000

WORK-IN-PROGRESS
GENERAL LAND ACQUISITION (FIVE YEAR ROLLING PROGRAM)	Various	2007	2014	201,015	71,015	40,000
LAND ACQUISITION FOR NORTH WEST RAIL CORRIDOR	Various	2006	2014	279,699	144,699	35,000

*	The estimated total costs for these new works are subject to commercial procurement processes and have not been included due to their commercially sensitive nature.

Infrastructure Statement 2010-11	4 - 39

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

MINISTER ADMINISTERING THE ENVIRONMENTAL PLANNING AND ASSESSMENT ACT (cont)
LAND ACQUISITION FOR SOUTH WEST RAIL CORRIDOR	Various	2005	2012	153,088	98,088	50,000

						125,000

TOTAL, MAJOR WORKS						137,000

TOTAL, MINISTER ADMINISTERING THE ENVIRONMENTAL PLANNING AND ASSESSMENT ACT						137,000

REDFERN-WATERLOO AUTHORITY

MAJOR WORKS

NEW WORKS
BUSINESS CENTRE — CONSTRUCTION	Redfern	2010	2011	350		350

						350

WORK-IN-PROGRESS
AUSTRALIAN TECHNOLOGY PARK — STRUCTURAL UPGRADE AND REFURBISHMENT	Redfern	2009	2014	7,199	1,249	3,700
AUSTRALIAN TECHNOLOGY PARK — UTILITIES UPGRADE AND BUILDING SIGNAGE	Redfern	2009	2011	832	82	750

						4,450

TOTAL, MAJOR WORKS						4,800

TOTAL, MINOR WORKS						350

TOTAL, REDFERN-WATERLOO AUTHORITY						5,150

4 - 40	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

POLICE AND EMERGENCY SERVICES

NEW SOUTH WALES FIRE BRIGADES

MAJOR WORKS

NEW WORKS

CABRAMATTA FIRE STATION	Cabramatta	2010	2011	5,000		5,000
COMMUNITY-BASED MOBILE FIREFIGHTING TRAILER UNITS	Various	2010	2011	2,496		2,496
REPLACEMENT OF SPECIALIST FIRE ENGINES AND RESCUE VEHICLES	Various	2010	2011	4,273		4,273
REPLACEMENT OF STATION FIRE ENGINES	Various	2010	2011	13,717		13,717
SAP HR SYSTEMS FOR EMERGENCY SECTOR	Sydney	2010	2012	7,892		6,390
STATION COMMUNICATION EQUIPMENT MAINTENANCE AND REPLACEMENT	Various	2010	2011	3,541		3,541

						35,417

TOTAL, MAJOR WORKS						35,417

TOTAL, MINOR WORKS						20,159

TOTAL, NEW SOUTH WALES FIRE BRIGADES						55,576

NSW POLICE FORCE

MAJOR WORKS

NEW WORKS

COMPUTER AIDED DISPATCH PHASE TWO	Parramatta	2010	2011	1,000		1,000
CONSTRUCTION OF TACTICAL POLICE TRAINING FACILITY AT KINGSGROVE POLICE STATION	Kingsgrove	2010	2011	1,000		1,000
DENILIQUIN POLICE STATION	Deniliquin	2010	2013	11,089		830
DIGITAL CLOSED CIRCUIT TV IN POLICE STATION CHARGE AREAS	Various	2010	2014	23,500		1,500
UPGRADE OF POLICE FORENSIC CRIME SCENE INVESTIGATION EQUIPMENT	Various	2010	2011	4,330		4,330
MOBILE NUMBER PLATE RECOGNITION SYSTEM ROLL OUT	Various	2010	2012	6,049		3,776
ONLINE INJURY MANAGEMENT SYSTEM	Parramatta	2010	2012	1,000		500

Infrastructure Statement 2010-11	4 - 41

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

NSW POLICE FORCE (cont)
PARKES POLICE STATION	Parkes	2010	2014	12,802		218
POLICE ROSTERING SYSTEM UPGRADE	Parramatta	2010	2012	1,500		1,000
PORTABLE RADIO FREQUENCY IDENTIFICATION	Various	2010	2011	200		200
RADIO COMMUNICATIONS - PHASE THREE	Various	2010	2011	11,015		11,015
ROLLOUT OF AN ADDITIONAL 25 MOBILE POLICE COMMAND UNITS	Various	2010	2011	3,300		3,300
SAP CONSOLIDATION RATIONALISATION, UPGRADE PLANNING STUDY	Parramatta	2010	2011	600		600
TENTERFIELD POLICE STATION	Tenterfield	2010	2011	526		526
UPGRADE OF INFORMATION TECHNOLOGY EQUIPMENT PHASE TWO	Various	2010	2014	43,000		11,500
WALGETT POLICE STATION	Walgett	2010	2013	9,358		700

						41,995

WORK-IN-PROGRESS
BOWRAL POLICE STATION	Bowral	2007	2014	12,677	168	230
BURWOOD POLICE STATION	Burwood	2005	2011	17,491	7,842	9,649
CAMDEN POLICE STATION	Narellan	2007	2011	12,307	6,441	5,866
CLOSED CIRCUIT TV DATABASE AND EVIDENCE ANALYSIS	Parramatta	2008	2011	8,869	8,794	75
FIT OUT OF VEHICLES FOR ADDITIONAL POLICE OFFICERS	Various	2008	2013	5,223	1,289	1,585
FORENSIC AND EXHIBIT INFORMATION MANAGEMENT SYSTEM	Parramatta	2009	2012	5,000	1,000	1,000
GLENDALE POLICE STATION	Glendale	2008	2012	17,343	484	7,813
GRANVILLE POLICE STATION	Granville	2005	2011	15,170	12,674	2,496
HELICOPTER REPLACEMENT	Bankstown	2009	2011	10,696	2,112	8,584
INTERFACE WITH JUSTICELINK ON-LINE JUDICIAL SYSTEM	Parramatta	2006	2011	6,635	6,017	618
KEMPSEY POLICE STATION	Kempsey	2005	2011	11,989	9,051	2,938

4 - 42	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

NSW POLICE FORCE (cont)
LAKE ILLAWARRA POLICE STATION	Oak Flats	2005	2011	17,040	15,540	1,500
LEICHHARDT POLICE STATION	Leichhardt	2007	2013	20,448	2,084	3,100
LIVERPOOL POLICE STATION	Liverpool	2009	2013	18,000	1,800	1,924
MANLY POLICE STATION	Manly	2009	2013	14,785	1,350	1,027
MOREE POLICE STATION	Moree	2009	2013	17,790	600	2,108
PARRAMATTA POLICE STATION	Parramatta	2007	2015	23,558	1,280	277
POLICE EDUCATION CENTRE	Goulburn	2009	2011	1,100	483	617
PRISONER HANDLING UPGRADES AT 14 LOCATIONS	Various	2009	2013	18,882	4,076	3,032
RAYMOND TERRACE POLICE STATION	Raymond Terrace	2006	2011	12,581	5,483	7,098
RIVERSTONE POLICE STATION	Riverstone	2008	2012	17,280	1,128	8,067
ROLLOUT OF TASERS TO FIRST RESPONSE POLICE	Various	2009	2013	6,504	4,851	551
TWEED HEADS POLICE STATION	Tweed Heads	2009	2013	15,000	300	4,049
UPGRADE OF CORE OPERATING POLICING SYSTEM	Parramatta	2007	2012	45,903	23,515	14,981
WYONG POLICE STATION	Wyong	2005	2011	14,636	5,263	9,373

						98,558

TOTAL, MAJOR WORKS						140,553

TOTAL, MINOR WORKS						25,633

TOTAL, NSW POLICE FORCE						166,186

The following agencies have a Minor Works Program only.

DEPARTMENT OF RURAL FIRE SERVICE						8,643

NEW SOUTH WALES CRIME COMMISSION						1,544

STATE EMERGENCY SERVICE						2,952

Infrastructure Statement 2010-11	4 - 43

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

PREMIER AND CABINET

DEPARTMENT OF PREMIER AND CABINET

MAJOR WORKS

WORK-IN-PROGRESS
UPGRADE OF INFORMATION TECHNOLOGY INFRASTRUCTURE	Sydney	2008	2012	6,297	2,845	3,231

TOTAL, MAJOR WORKS						3,231

TOTAL, MINOR WORKS						1153

TOTAL, DEPARTMENT OF PREMIER AND CABINET						4,384

NEW SOUTH WALES ELECTORAL COMMISSION

MAJOR WORKS

NEW WORKS
INTERNET VOTING FOR THE VISION IMPAIRED VOTERS	Sydney	2010	2011	1,500		1,500
PROVISIONAL VOTING SYSTEM	Sydney	2010	2011	982		982
RECONFIGURATION OF ELECTION MANAGEMENT APPLICATION FOR THE 2012 LOCAL GOVERNMENT ELECTION	Sydney	2010	2012	2,200		700
STATE ELECTION EVENT INFRASTRUCTURE	Sydney	2009	2011	3,600	2,200	1,400

						4,582

WORK-IN-PROGRESS
ELECTION FUNDING AUTHORITY — ELECTION FUNDING SYSTEM	Sydney	2008	2011	2,829	2,374	455
LEGISLATIVE COUNCIL/ LOCAL GOVERNMENT ELECTION SYSTEM UPGRADE	Sydney	2007	2011	5,900	5,600	300
SMART ELECTORAL ENROLMENT REGISTER	Sydney	2009	2011	8,400	6,900	1,500

						2,255

TOTAL, MAJOR WORKS						6,837

TOTAL, MINOR WORKS						100

TOTAL, NEW SOUTH WALES ELECTORAL COMMISSION						6,937

4 - 44	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
TOTAL COST	TO 30-06-10	2010-11
$000	$000	$000

The following agencies have a Minor Works Program only.

INDEPENDENT COMMISSION AGAINST CORRUPTION	240
INDEPENDENT PRICING AND REGULATORY TRIBUNAL	180
OMBUDSMAN’S OFFICE	314
POLICE INTEGRITY COMMISSION	1,790
AUDIT OFFICE OF NEW SOUTH WALES	2,557
EVENTS NEW SOUTH WALES PTY LIMITED	315

Infrastructure Statement 2010-11	4 - 45

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SERVICES, TECHNOLOGY AND ADMINISTRATION

DEPARTMENT OF SERVICES, TECHNOLOGY AND ADMINISTRATION

MAJOR WORKS

WORK-IN-PROGRESS
GOVERNMENT RADIO NETWORK	Various	2008	2011	33,400	26,600	6,800
DIGITAL UPGRADE
GOVERNMENT RADIO NETWORK	Various	2009	2011	1,091	371	720
LINKS UPGRADE
INFORMATION AND	Various	2010	2011	4,593		4,593
COMMUNICATION TECHNOLOGY PROJECTS
INFORMATION SYSTEM	Sydney	2010	2011	30,030		30,030
ENHANCEMENTS
RENTAL BOND BOARD SYSTEM	Sydney	2009	2011	5,144	4,372	772
UPGRADE
STATEFLEET MOTOR VEHICLES	Various	2010	2011	253,429		253,429

						296,344

TOTAL, MAJOR WORKS						296,344

TOTAL, MINOR WORKS						9,671

TOTAL, DEPARTMENT OF SERVICES, TECHNOLOGY AND ADMINISTRATION						306,015

The following agency has a Minor Works Program only.

STATE RECORDS AUTHORITY						345

4 - 46	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

TRANSPORT AND INFRASTRUCTURE

DEPARTMENT OF TRANSPORT AND INFRASTRUCTURE

MAJOR WORKS

NEW WORKS
119 REPLACEMENT BUSES FOR PRIVATE OPERATORS	Various	2010	2011	51,584		51,584
200 NEW GROWTH BUSES FOR THE METROPOLITAN TRANSPORT PLAN	Various	2010	2011	144,600		144,600
87 REPLACEMENT BUSES FOR STATE TRANSIT AUTHORITY	Various	2010	2011	49,345		49,345
INTEGRATED TRANSPORT INFORMATION SERVICE	Various	2010	2011	1,700		1,700

						247,229

WORK-IN-PROGRESS
150 NEW BUSES FOR PASSENGER GROWTH FOR STATE TRANSIT AUTHORITY	Various	2008	2011	115,126	37,501	77,625
260 NEW BUSES FOR PASSENGER GROWTH - FINALISATION	Various	2009	2010	112,708	105,339	7,369

						84,994

TOTAL, MAJOR WORKS						332,223

TOTAL, MINOR WORKS						2,279

TOTAL, DEPARTMENT OF TRANSPORT AND INFRASTRUCTURE						334,502

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES

Start dates are not shown since each project is an amalgamation of individual works. Estimated total cost and completion dates are not available (n.a.) at this stage for some projects as they are in the planning phase. Completion date refers to when open to traffic. Further works may be undertaken and costs incurred after the completion date.

MAJOR WORKS

SYDNEY
ALFORDS POINT BRIDGE NORTHERN APPROACH, WIDEN TO 4 LANES	Padstow Heights		2011	44,000	20,200	20,000
BANGOR BYPASS STAGE 2, MARSDEN ROAD TO NEW ILLAWARRA ROAD	Barden Ridge		2010	35,000	16,700	12,500

Infrastructure Statement 2010-11	4 - 47

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)
BRINGELLY ROAD, CAMDEN VALLEY WAY TO THE NORTHERN ROAD (PLANNING)	Bringelly		n.a.	n.a.	1,900	1,000
BUS PRIORITY ON STRATEGIC CORRIDORS	Various		2012	295,000	218,000	40,000
CAMDEN VALLEY WAY, BERNERA ROAD TO COWPASTURE ROAD, WIDEN TO 4 LANES	Edmondson Park		2011	60,000	28,100	22,000
CAMDEN VALLEY WAY, COWPASTURE ROAD TO COBBITTY ROAD, WIDEN TO 4 LANES (PLANNING AND PRECONSTRUCTION)	Leppington — Harrington Park		n.a.	n.a.	5,100	28,000
CAMDEN VALLEY WAY, COBBITTY ROAD TO NARELLAN ROAD, WIDEN TO 4 LANES	Harrington Park		2012	43,000	5,600	20,000
COWPASTURE ROAD, M7 MOTORWAY TO NORTH LIVERPOOL ROAD, WIDEN TO 4 LANES	Hinchinbrook		2010	60,000	44,100	10,000
ERSKINE PARK LINK ROAD, OLD WALLGROVE ROAD TO LENORE LANE (PLANNING AND PRECONSTRUCTION)	Eastern Creek		n.a.	n.a	4,300	10,000
F5 WIDENING, BROOKS ROAD TO NARELLAN ROAD (STATE AND FEDERAL FUNDED)	Ingleburn — Campbelltown		2011	138,000	51,400	42,000
GENERAL HOLMES DRIVE, REMOVE RAIL LEVEL CROSSING (PLANNING, FEDERAL FUNDED)	Mascot		n.a.	n.a.	1,300	2,000
HOXTON PARK ROAD, BANKS ROAD TO COWPASTURE ROAD, WIDEN TO 4 LANES	Hoxton Park		2011	71,000	39,900	22,000
INNER WEST BUSWAY ALONG VICTORIA ROAD	Drummoyne, Rozelle		2011	175,000	128,900	46,000
M2 ENHANCEMENTS, WINDSOR ROAD TO LANE COVE ROAD (STATE AND PRIVATE SECTOR FUNDED)*	Baulkham Hills — Macquarie Park		2013	550,000	4,700	4,000
M5 CORRIDOR STUDY (STATE AND FEDERAL FUNDED)	Arncliffe		2011	15,000	9,400	5,000
M5 ENHANCEMENTS, KING GEORGES ROAD TO CAMDEN VALLEY WAY (PLANNING AND PRECONSTRUCTION, STATE AND PRIVATE SECTOR FUNDED)*	Beverly Hills — Prestons		n.a.	n.a.	3,700	2,500

*	Estimated expenditure to 30-06-10 and 2010-11 allocation do not include any private sector expenditure.

4 - 48	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)
NETWORK MANAGEMENT (PINCH POINT STRATEGY)	Various		2012	100,000	45,700	30,000
RIVERSTONE RAILWAY OVERPASS (PLANNING)	Riverstone		n.a.	n.a.	2,300	1,000
SCHOFIELDS ROAD, WINDSOR ROAD TO RICHMOND ROAD (PLANNING)	Rouse Hill - Marsden Park		n.a.	n.a.	1,600	1,000
SHOWGROUND ROAD, OLD NORTHERN ROAD TO CARRINGTON ROAD (PLANNING)	Castle Hill		n.a.	n.a.	500	500
THE NORTHERN ROAD, CAMDEN VALLEY WAY TO BRINGELLY ROAD (PLANNING)	Oran Park		n.a.	n.a.	1,200	1,000

GREAT WESTERN HIGHWAY
WOODFORD TO HAZELBROOK, STATION STREET TO FERGUSON AVENUE, WIDEN TO 4 LANES (STATE AND FEDERAL FUNDED)	Woodford, Hazelbrook		2012	160,000	69,200	38,000
LAWSON, FERGUSON AVENUE TO RIDGE STREET, WIDEN TO 4 LANES	Lawson		2012	220,000	118,700	64,000
BULLABURRA, RIDGE STREET TO GENEVIEVE ROAD, WIDEN TO 4 LANES (PLANNING)	Bullaburra		n.a.	n.a.	3,300	5,000
BULLABURRA TO WENTWORTH FALLS, GENEVIEVE ROAD TO TABLELAND ROAD, WIDEN TO 4 LANES (PLANNING AND PRECONSTRUCTION)	Bullaburra, Wentworth Falls		n.a.	n.a.	11,200	3,000
WENTWORTH FALLS EAST, TABLELAND ROAD TO STATION STREET, WIDEN TO 4 LANES (STATE AND FEDERAL FUNDED)	Wentworth Falls		2012	115,000	54,500	40,000
MOUNT VICTORIA TO LITHGOW (STATE AND FEDERAL FUNDED)	Mt Victoria, Hartley		n.a.	n.a.	7,400	15,040
KELSO, ASHWORTH DRIVE TO STOCKLAND DRIVE, WIDEN TO 4 LANES (PLANNING)	Kelso		n.a.	n.a.	900	500

HUME HIGHWAY
TARCUTTA BYPASS, DUAL CARRIAGEWAYS (FEDERAL FUNDED)	Tarcutta		2011	290,000	66,000	146,000
HOLBROOK BYPASS, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Holbrook		2012	n.a. **	11,200	66,000
WOOMARGAMA BYPASS, DUAL CARRIAGEWAYS (FEDERAL FUNDED)	Woomargama		2011	265,000	57,500	133,000

**	Estimated cost will be confirmed following award of the major contract.

Infrastructure Statement 2010-11	4 - 49

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

PACIFIC HIGHWAY
BULAHDELAH UPGRADE, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Bulahdelah		2012	315,000	76,600	92,500
FAILFORD ROAD TO TRITTON ROAD (PLANNING)	Failford		n.a.	n.a.	3,300	3,000
MOORLAND TO HERONS CREEK, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Kew		2010	378,000	371,900	6,100
HERONS CREEK TO STILLS ROAD (STATE AND FEDERAL FUNDED)	Herons Creek		2012	n.a. **	5,700	19,000
OXLEY HIGHWAY TO KEMPSEY (PLANNING)	Port Macquarie — Kempsey		n.a.	n.a.	16,200	2,000
KEMPSEY BYPASS, DUAL CARRIAGEWAYS (FEDERAL FUNDED)	Kempsey		2014	618,000	30,000	135,000
FREDERICKTON TO EUNGAI (PLANNING, STATE AND FEDERAL FUNDED)	Clybucca		n.a.	n.a.	1,200	3,000
WARRELL CREEK TO URUNGA (PLANNING AND PRECONSTRUCTION, STATE AND FEDERAL FUNDED)	Nambucca Heads		n.a.	n.a.	27,900	20,000
COFFS HARBOUR BYPASS (PLANNING, STATE AND FEDERAL FUNDED)	Coffs Harbour		n.a.	n.a.	39,200	5,000
COFFS HARBOUR (SAPPHIRE) TO WOOLGOOLGA, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Woolgoolga		2014	705,000	119,700	155,000
WOOLGOOLGA TO BALLINA (PLANNING)	Grafton, Maclean		n.a.	n.a.	61,600	10,000
GLENUGIE UPGRADE, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Glenugie		2011	60,000	16,500	39,000
DEVILS PULPIT UPGRADE, DUAL CARRIAGEWAYS (FEDERAL FUNDED)	Tabbimoble		2013	n.a. **	7,000	10,000
BALLINA BYPASS, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Ballina		2012	640,000	471,800	115,000
TINTENBAR TO EWINGSDALE (PLANNING AND PRECONSTRUCTION, STATE AND FEDERAL FUNDED)	Bangalow		n.a.	n.a.	53,600	85,000
BANORA POINT UPGRADE, INCLUDING SEXTON HILL (STATE AND FEDERAL FUNDED)	Banora Point		2012	359,000	56,100	110,000

**	Estimated cost will be confirmed following award of the major contract.

4 - 50	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED		EST. EXPEND	ALLOCATION
				TOTAL COST		TO 30-06-10	2010-11
				$000		$000	$000

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

PRINCES HIGHWAY
LAWRENCE HARGRAVE DRIVE INTERSECTION UPGRADE	Bulli		2010	26,000		20,400	3,300
GERRINGONG UPGRADE, MOUNT PLEASANT TO TOOLIJOOA ROAD (PLANNING AND PRECONSTRUCTION)	Gerringong		n.a.	n.a.		2,500	16,000
FOXGROUND AND BERRY BYPASSES (PLANNING AND PRECONSTRUCTION)	Berry		n.a.	n.a.		13,800	10,000
BERRY TO BOMADERRY UPGRADE (PLANNING)	Berry, Bomaderry		n.a.	n.a.		1,300	2,000
SOUTH NOWRA DUPLICATION,	Nowra		2013	n.a.	**	2,900	5,500
KINGHORNE STREET TO FOREST ROAD
VICTORIA CREEK REALIGNMENT	Central Tilba		2013	n.a.	**	2,900	3,000
DIGNAMS CREEK REALIGNMENT (PLANNING)	Dignams Creek		n.a.	n.a.		600	1,000
BEGA BYPASS (PLANNING, FEDERAL FUNDED)	Bega		n.a.	n.a.		2,600	3,000

ILLAWARRA, SOUTH COAST AND MONARO
KINGS HIGHWAY IMPROVEMENTS BETWEEN QUEANBEYAN AND BUNGENDORE (STATE AND FEDERAL FUNDED)	Queanbeyan — Bungendore		2011	26,300		19,600	6,700
LANYON DRIVE, TOMPSITT DRIVE TO ACT BORDER DUPLICATION	Jerrabomberra		2011	8,000		3,200	3,800
NOWRA TO NERRIGA UPGRADE (STATE, FEDERAL AND LOCAL GOVT FUNDED)	Nowra		2010	95,000		91,100	3,900

CENTRAL COAST
AVOCA DRIVE, SUN VALLEY ROAD TO BAYSIDE DRIVE, WIDEN TO 4 LANES	Green Point		2011	40,000		27,500	12,000
CENTRAL COAST HIGHWAY, BRISBANE WATER DRIVE, MANNS ROAD INTERSECTION UPGRADE (PLANNING AND PRECONSTRUCTION)	West Gosford		n.a.	n.a.		22,100	10,000
CENTRAL COAST HIGHWAY, CARLTON ROAD TO MATCHAM ROAD, WIDEN TO 4 LANES	Erina Heights		2011	100,000		32,100	35,000
CENTRAL COAST HIGHWAY, MATCHAM ROAD TO OCEAN VIEW DRIVE, WIDEN TO 4 LANES	Wamberal		2013	n.a.	**	20,700	12,000

**	Estimated cost will be confirmed following award of the major contract.

Infrastructure Statement 2010-11	4 - 51

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)
CENTRAL COAST HIGHWAY, WISEMANS FERRY ROAD INTERSECTION UPGRADE (PLANNING)	Kariong		n.a.	n.a.	0	1,000
CENTRAL COAST HIGHWAY, WOY WOY ROAD INTERSECTION UPGRADE	Kariong		2011	18,000	5,900	12,000
F3 FREEWAY, WYONG ROAD INTERCHANGE UPGRADE (PLANNING)	Tuggerah		n.a.	n.a.	0	1,000
PACIFIC HIGHWAY, WYONG TOWN CENTRE UPGRADE (PLANNING)	Wyong		n.a.	n.a.	1,600	1,400
PACIFIC HIGHWAY, WYONG ROAD INTERSECTION UPGRADE (PLANNING)	Tuggerah		n.a.	n.a.	100	1,000
PACIFIC HIGHWAY, LISAROW TO OURIMBAH, RAILWAY CRESCENT TO GLEN ROAD, WIDEN TO 4 LANES (PLANNING)	Lisarow		n.a.	n.a.	7,100	4,000
PACIFIC HIGHWAY, NARARA TO LISAROW UPGRADE, MANNS ROAD TO RAILWAY CRESCENT (PLANNING)	Narara — Lisarow		n.a.	n.a.	5,700	4,000
TERRIGAL DRIVE IMPROVEMENTS	Erina — Terrigal		2012	n.a.	3,200	6,000

HUNTER
HUNTER EXPRESSWAY (F3 TO BRANXTON) (STATE AND FEDERAL FUNDED)	Seahampton — Branxton		2013	1,700,000	88,900	340,000
NEWCASTLE INNER BYPASS, SHORTLAND TO SANDGATE (PLANNING AND PRECONSTRUCTION)	Sandgate		n.a.	n.a.	11,500	10,000
THIRD HUNTER RIVER CROSSING	Maitland		2011	65,000	49,600	12,000
THORNTON RAILWAY BRIDGE DUPLICATION	Thornton		n.a.	n.a	500	10,000

NORTH COAST
BRUXNER HIGHWAY, ALSTONVILLE BYPASS (FEDERAL FUNDED)	Alstonville		2010	97,000	62,800	24,000
OXLEY HIGHWAY, UPGRADE FROM WRIGHTS ROAD TO THE PACIFIC HIGHWAY	Port Macquarie		2011	158,000	51,600	40,000
SUMMERLAND WAY, ADDITIONAL CROSSING OF THE CLARENCE RIVER AT GRAFTON (PLANNING)	Grafton		n.a.	n.a.	1,000	2,000

4 - 52	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

SOUTH WESTERN NSW
BARTON HIGHWAY UPGRADE INCLUDING MURRUMBATEMAN BYPASS (PLANNING, FEDERAL FUNDED)	Murrumbateman		n.a.	n.a.	3,200	230
BARTON HIGHWAY SAFETY IMPROVEMENTS GOUNYAN CURVE REALIGNMENT (FEDERAL FUNDED)	Murrumbateman		2012	n.a.	3,800	18,000
OLYMPIC HIGHWAY, KAPOOKA BRIDGE AND APPROACHES (PLANNING)	Kapooka		n.a.	n.a.	100	500

WESTERN NSW
NEWELL HIGHWAY, MOREE BYPASS (FEDERAL FUNDED)	Moree		n.a.	56,200	52,500	2,550

TOTAL MAJOR WORKS						2,257,520

MINOR WORKS						495,889

TOTAL CAPITAL EXPENDITURE PROGRAM						2,753,409

MARITIME AUTHORITY OF NEW SOUTH WALES

MAJOR WORKS

WORK-IN-PROGRESS
CHARTER VESSEL WHARVES — UPGRADE PROGRAM	Various	2008	2015	11,255	2,735	1,860
CIRCULAR QUAY SOUTHERN PROMENADE	Sydney	2009	2011	2,024	124	1,900
COMMUTER WHARVES — UPGRADE PROGRAM*	Various	2006	2014	70,006	17,583	11,100
MARITIME COMMUNITY PRECINCT DEVELOPMENT	Pyrmont	2008	2014	1,281	80	500
REDEVELOPMENT OF BALLS HEAD COAL LOADER	North Sydney	2009	2012	1,570	360	210
REPLACE ENVIRONMENTAL AND HARBOUR CLEANING SERVICES VESSEL	Sydney	2008	2011	1,738	878	860
ROZELLE BAY — OFFICE BUILDING WORKS	Rozelle	2009	2012	1,006	356	400

*	Represents an ongoing program of works in which the estimated total cost can vary each year.

Infrastructure Statement 2010-11	4 - 53

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

MARITIME AUTHORITY OF NEW SOUTH WALES (cont)
ROZELLE BAY — PRECINCT WORKS RELOCATION OF UTILITIES	Rozelle	2009	2011	695	204	491
ROZELLE BAY MARITIME PRECINCT DEVELOPMENT — COMMERCIAL RAMP, BOAT RAMP AND ASSOCIATED WORKS	Rozelle	2006	2012	2,009	808	1,200
STOCKTON BOAT HARBOUR	Stockton	2009	2012	1,370	620	250

TOTAL, MAJOR WORKS						18,771

TOTAL, MINOR WORKS						7,100

TOTAL, MARITIME AUTHORITY OF NEW SOUTH WALES						25,871

The following agencies have a Minor Works Program only.

INDEPENDENT TRANSPORT SAFETY AND RELIABILITY REGULATOR						50
OFFICE OF TRANSPORT SAFETY INVESTIGATIONS						20

4 - 54	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

TREASURY

THE TREASURY

MAJOR WORKS

NEW WORKS
TOTAL ASSET UPGRADE PROGRAM	Parramatta	2010	2014	8,367		1,872

						1,872

WORK-IN-PROGRESS
CAPITAL PERFORMANCE MANAGEMENT SYSTEM	Sydney	2008	2012	2,438	295	1,380
UPGRADE OF TAX ADMINISTRATION SYSTEM	Parramatta	2008	2012	10,227	6,816	2,986

						4,366

TOTAL, MAJOR WORKS						6,238

TOTAL, MINOR WORKS						5,002

TOTAL, THE TREASURY						11,240

MOTOR ACCIDENTS AUTHORITY

MAJOR WORKS

WORK-IN-PROGRESS
CASE MANAGEMENT SYSTEM	Sydney	2008	2011	1,298	748	550
PERSONAL INJURY REGISTER SYSTEM	Sydney	2009	2012	3,000	500	1,500
TOTAL, MAJOR WORKS						2,050

TOTAL, MINOR WORKS						1,196

TOTAL, MOTOR ACCIDENTS AUTHORITY						3,246

NSW SELF INSURANCE CORPORATION

MAJOR WORKS

WORK-IN-PROGRESS
AGENCY REPORTING SOFTWARE UPGRADE	Sydney	2009	2011	1,900	800	1,100
DATA WAREHOUSE UPGRADE	Sydney	2009	2011	1,960	1,925	35

TOTAL, MAJOR WORKS						1,135

TOTAL, MINOR WORKS						255

TOTAL, NSW SELF INSURANCE CORPORATION						1,390

Infrastructure Statement 2010-11	4 - 55

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SUPERANNUATION ADMINISTRATION CORPORATION

MAJOR WORKS

WORK-IN-PROGRESS
OFFICE FITOUTS AND INFORMATION TECHNOLOGY EQUIPMENT TO SERVICE NEW CLIENTS	Coniston	2004	2014	26,471	17,421	2,000

TOTAL, MAJOR WORKS						2,000

TOTAL, SUPERANNUATION ADMINISTRATION CORPORATION						2,000

WORKCOVER AUTHORITY

PROGRAM OVERVIEW

MAJOR WORKS

NEW WORKS
NATIONAL WORK HEALTH AND SAFETY IT PROGRAM	Gosford	2010	2012	1,935		1,300
WORKERS COMPENSATION COMMISSION WEBSITE	Sydney	2010	2011	800		800

						2,100

WORK-IN-PROGRESS
INFORMATION TECHNOLOGY HARDWARE UPGRADE	Gosford	2004	2014	13,157	9,157	1,000
UPGRADE BUSINESS SYSTEM TECHNOLOGY	Gosford	2005	2014	19,526	7,246	3,280
WORKCOVER AUTHORITY LICENSING SYSTEM	Gosford	2005	2013	10,312	5,212	2,100

						6,380

TOTAL, MAJOR WORKS						8,480

TOTAL, MINOR WORKS						1,520

TOTAL, WORKCOVER AUTHORITY						10,000

The following agencies have a Minor Works Program only.

CROWN FINANCE ENTITY						500
BUILDING AND CONSTRUCTION INDUSTRY LONG SERVICES PAYMENTS CORPORATION						250
WORKERS’ COMPENSATION (DUST DISEASES) BOARD						1,582

4 - 56	Infrastructure Statement 2010-11

4.4 PUBLIC TRADING ENTERPRISE SECTOR PROJECTS

Transport —

Public Transport Ticketing Corporation	4 - 58
Rail Corporation New South Wales	4 - 58
Rail Infrastructure Corporation	4 - 60
Transport Infrastructure Development Corporation	4 - 61
State Transit Authority	4 - 62
Sydney Ferries	4 - 63

Water —

Hunter Water Corporation	4 - 64
State Water Corporation	4 - 65
Sydney Catchment Authority	4 - 66
Sydney Water Corporation	4 - 67

Ports —

Newcastle Port Corporation	4 - 69
Port Kembla Port Corporation	4 - 69
Sydney Ports Corporation	4 - 70

Housing —

City West Housing Pty Limited	4 - 72
New South Wales Land and Housing Corporation	4 - 72
Teacher Housing Authority	4 - 73

Property —

Forests NSW	4 - 74
Sydney Harbour Foreshore Authority	4 - 74
Sydney Opera House	4 - 76
Hunter Region Sporting Venues Authority	4 - 76
Illawarra Venues Authority	4 - 77
Parramatta Stadium Trust	4 - 77
Sydney Cricket and Sports Ground Trust	4 - 78
Landcom	4 - 78

Other —

Zoological Parks Board	4 - 79

Competitive Government Sector	4 - 80

Infrastructure Statement 2010-11	4 - 57

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

TRANSPORT

PUBLIC TRANSPORT TICKETING CORPORATION

PROGRAM OVERVIEW

The program provides for the delivery of an electronic ticketing system (ETS) for all public transport operators in the Greater Sydney region. The estimated total cost published below is for the capital component during the delivery phase of the ETS program.

MAJOR WORKS

WORK-IN-PROGRESS
ELECTRONIC TICKETING SYSTEM	Various	2010	2015	273,331	22,625	49,526

						49,526

TOTAL, MAJOR WORKS						49,526

TOTAL, MINOR WORKS						224

TOTAL, PUBLIC TRANSPORT TICKETING CORPORATION						49,750

RAIL CORPORATION NEW SOUTH WALES

PROGRAM OVERVIEW

The program provides for additional and replacement rolling stock; enhancements to rail infrastructure for improved service reliability and safety; upgrades to stations to improve easy access, security and the provision of information to passengers.

MAJOR WORKS

NEW WORKS
WESTERN EXPRESS CITYRAIL SERVICE	Sydney	2011	2018	4,530,000		30,000

						30,000

WORK-IN-PROGRESS
ASSETS AND FACILITIES SAFETY AND SECURITY**	Various	2004	2014		63,236	17,707
AUTOMATIC TRAIN PROTECTION*	Various	2008	2020		8,338	15,017
BUSINESS SUPPORT SYSTEMS**	Various	2004	2014		104,255	13,813
CLEARWAYS	Various	2004	2015	2,019,505	1,253,888	303,920
CUSTOMER/STAFF SAFETY SECURITY AND STATION FACILITIES**	Various	2004	2014		24,267	5,602
DIGITAL TRAIN RADIO*	Various	2008	2013		38,122	69,000

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior year’s expenditure on these programs reflects works in progress only.

4 - 58	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

RAIL CORPORATION NEW SOUTH WALES (cont)
EASY ACCESS BURWOOD	Burwood	2008	2010	18,000	15,338	2,662
EASY ACCESS CENTRAL	Sydney	2010	2012	14,000	2,300	5,500
(EAST ENTRY)
EASY ACCESS MARTIN PLACE	Sydney	2009	2012	7,500	2,277	2,500
EASY ACCESS PICTON	Picton	2010	2012	6,600	164	5,200
EASY ACCESS PROJECT	Various	2004	2014		119,917	8,992
DEVELOPMENT**
EASY ACCESS ST JAMES	Sydney	2007	2012	7,500	2,957	2,500
EMU PLAINS STABLING*	Emu Plains	2009	2017		5,305	22,400
HURSTVILLE STATION	Hurstville	2007	2011	24,633	14,701	9,251
UPGRADE
INFORMATION COMMUNICATIONS TECHNOLOGY SUPPORT SYSTEM**	Various	2004	2014		35,606	5,469
LEVEL CROSSING UPGRADES**	Various	2004	2014		10,330	5,420
LIDCOMBE TO GRANVILLE —	Various	2006	2019		18,282	21,584
CORRIDOR UPGRADE*
NETWORK COMMUNICATIONS	Various	2004	2014		23,666	13,504
SYSTEMS**
NEWTOWN STATION UPGRADE	Newtown	2009	2013	31,423	857	13,332
OATLEY SUTHERLAND	Various	2005	2011	86,810	72,517	5,444
RESIGNALLING AND OVERHEAD WIRING
OUTER SUBURBAN CARS -	Various	2005	2011	279,020	267,154	5,000
TRANCHE 2
OUTER SUBURBAN CARS -	Various	2008	2012	370,000	139,898	145,000
TRANCHE 3
PASSENGER INFORMATION**	Various	2004	2014		53,643	17,531
PASSENGER INITIATED	Various	2006	2014	51,230	7,740	10,500
EGRESS
PLANT AND EQUIPMENT	Various	2004	2014		82,299	12,349
ACQUISITIONS**
POWER SUPPLY**	Various	2004	2014		184,969	98,566
RAIL HERITAGE	Various	2007	2014	36,473	23,820	10,100
ROLLINGSTOCK UPGRADES**	Various	2004	2014		39,047	12,218
SIGNALLING IMPROVEMENTS**	Various	2004	2014		19,122	5,769
SOUTHERN SYDNEY FREIGHT	Various	2004	2012	67,385	23,752	25,323
LINE — ARTC INTERFACE

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior year’s expenditure on these programs reflects works in progress only.

Infrastructure Statement 2010-11	4 - 59

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

RAIL CORPORATION NEW SOUTH WALES (cont)
STABLING MAJOR UPGRADES	Various	2004	2014		7,287	2,479
PRELIMINARY WORKS**
UNANDERRA STATION —	Unanderra	2007	2011	12,511	3,200	6,670
UPGRADE INCLUDING LIFTS
WARATAH ROLLINGSTOCK —	Various	2004	2013		335,690	125,678
ENABLING AND ANCILLARY WORKS — IMPLEMENTATION***
WAYSIDE PROTECTION	Various	2006	2012	25,600	16,451	5,500
SYSTEMS UPGRADE
WOLLONGONG STABLING*	Wollongong	2008	2013		5,115	5,800
XPT REFURBISHMENT	Various	2003	2011	27,900	26,033	826
(STAGES 1 AND 2)

						1,038,126

TOTAL, MAJOR WORKS						1,068,126

MINOR WORKS
ASSET MAINTENANCE WORKS						160,000
OTHER MINOR WORKS						99,904

TOTAL, MINOR WORKS						259,904

PUBLIC PRIVATE PARTNERSHIPS
LEASED ROLLINGSTOCK — WARATAHS***						190,967

TOTAL, RAIL CORPORATION NEW SOUTH WALES						1,518,997

RAIL INFRASTRUCTURE CORPORATION

PROGRAM OVERVIEW

The capital works program aims to improve safety, reliability and efficiency of the country regional network.

MAJOR WORKS

NEW WORKS
BRIDGE RENEWALS	Various	2010	2011	6,655		6,655
CONVERSION TO CONTINUOUS	Various	2010	2011	5,180		5,180
WELDED TRACK
LEVEL CROSSING SURFACE	Various	2010	2011	1,885		1,885
UPGRADES
MARRANGAROO TUNNEL	Bathurst	2010	2011	8,500		8,500
UPGRADE
RERAILING	Various	2011	2011	1,440		1,440
STEEL RESLEEPERING	Various	2010	2011	46,584		46,584

						70,244

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior year’s expenditure on these programs reflects works in progress only.

***	Total (operating and capital) whole of life project cost is $3.6 billion (net present cost).

4 - 60	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

RAIL INFRASTRUCTURE CORPORATION (cont)

WORK-IN-PROGRESS
BATHURST BRIDGE	Bathurst	2009	2010	13,456	10,255	3,201
REPLACEMENT
SIGNALLING AND TRAIN	Various	2006	2011	29,630	27,130	2,500
CONTROL SYSTEMS

						5,701

TOTAL, MAJOR WORKS						75,945

TOTAL, RAIL INFRASTRUCTURE CORPORATION						75,945

TRANSPORT INFRASTRUCTURE DEVELOPMENT CORPORATION

PROGRAM OVERVIEW

The program delivers new, redeveloped and upgraded stations, interchanges, rail lines and a range of other public transport infrastructure.

MAJOR WORKS
WORK-IN-PROGRESS
COMMUTER CAR PARKING	Various	2009	2011	266,562	100,000	166,562
PROGRAM
EPPING TO CHATSWOOD RAIL	Various	2001	2011	2,347,000	2,322,951	24,049
LINE — FINALISATION
SOUTH WEST RAIL LINK	Various	2007	2016	2,106,642	160,490	277,952

TOTAL, MAJOR WORKS						468,563

TOTAL, MINOR WORKS						40,000

TOTAL, TRANSPORT INFRASTRUCTURE DEVELOPMENT CORPORATION						508,563

Infrastructure Statement 2010-11	4 - 61

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

STATE TRANSIT AUTHORITY

PROGRAM OVERVIEW

The program provides for the development and maintenance of depots and the acquisition of bus related servicing equipment to meet corporate objectives of passenger growth and service delivery targets.

MAJOR WORKS

NEW WORKS
DEPOT FACILITIES	Various	2010	2011	1,650		1,650
DEPOT REDEVELOPMENT	Various	2010	2011	10,400		10,400
PAYROLL AND HUMAN	Various	2010	2011	3,000		3,000
RESOURCES INTEGRATION PROJECT
PTIPS BUS COMMUNICATIONS	Various	2010	2012	1,600		1,400
UPGRADE
SAFETY SYSTEMS AT DEPOTS	Various	2010	2011	300		300
SECURITY SYSTEMS ON BUSES	Various	2010	2011	1,044		1,044

						17,794

WORK-IN-PROGRESS
DEPOT FACILITIES	Various	2008	2011	3,604	1,854	1,750
DIESEL OXIDISATION	Various	2008	2011	808	68	740
CATALYST FOR BUSES
NEW DEPOT IN WESTERN	Parramatta	2009	2012	26,410	11,200	7,000
SYDNEY
RECOMMISSIONING OF TEMPE	Tempe	2009	2011	10,210	7,326	2,884
DEPOT
RYDE DEPOT REDEVELOPMENT	North Ryde	2006	2011	12,122	7,631	4,491
SAFETY SYSTEMS ON BUSES	Various	2009	2011	919	306	613
VIDEO SURVEILLANCE	Various	2009	2011	4,043	1,327	2,716
SYSTEMS ON BUSES

						20,194

TOTAL, MAJOR WORKS						37,988

TOTAL, MINOR WORKS						4,540

TOTAL, STATE TRANSIT AUTHORITY						42,528

4 - 62	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY FERRIES

PROGRAM OVERVIEW

This program provides for the upgrade and refurbishment of ferry infrastructure and equipment.

MAJOR WORKS

NEW WORKS
DESIGN AND CONSTRUCTION	Various	2010	2014	30,000		2,000
OF NEW FERRIES
SYSTEMS RECOVERY PROJECT	Sydney	2010	2011	250		250
TICKETING SYSTEM	Various	2010	2011	1,100		1,100
MAINTENANCE AND EFTPOS COMPLIANCE

						3,350

WORK-IN-PROGRESS
BALMAIN UNDER WHARF	Balmain	2008	2011	2,876	1,418	1,458
PIPING UPGRADE
BALMAIN WESTERN CORNER	Balmain	2007	2012	596	396	100
STORAGE UPGRADE
FERRY OPERATIONS AND	Various	2007	2014	13,397	11,022	1,775
CUSTOMER INFORMATION SYSTEM
GANGWAY REPAIRS AND	Balmain	2008	2014	693	393	125
REPLACEMENT
KING STREET WHARF AND	Sydney	2008	2011	964	164	800
TICKETING
SHIPYARD JETTY	Balmain	2008	2011	5,653	1,515	4,138
CONCRETING AND REFURBISHMENT
UPGRADE OF CCTV WHARF	Various	2008	2014	1,123	723	100
INFRASTRUCTURE

						8,496

TOTAL, MAJOR WORKS						11,846

TOTAL, MINOR WORKS						13,724

TOTAL, SYDNEY FERRIES						25,570

Infrastructure Statement 2010-11	4 - 63

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

WATER

HUNTER WATER CORPORATION

PROGRAM OVERVIEW

The program provides for water and wastewater works in the Hunter region.

WATER RELATED PROJECTS

MAJOR WORKS

WORK-IN-PROGRESS
ADDITIONAL CLEAR WATER	Dungog	2008	2012	12,000	2,500	7,000
TANK AT DUNGOG WATER TREATMENT PLANT
AUGMENTATION OF ANNA BAY	Anna Bay	2008	2014	9,200	5,200	2,300
RESERVOIR AND WATERMAINS
ENHANCEMENT TO WATER	Various	2005	2015	334,675	45,875	24,800
INFRASTRUCTURE
KOORAGANG ISLAND	Kooragang	2008	2013	67,600	3,600	500
RECYCLED WATER PLANT
REPLACEMENT OF THE	Various	2004	2012	33,000	21,900	8,400
CHICHESTER TOMAGO GRAVITY WATERMAIN
TILLEGRA DAM	Dungog	2006	2018	477,300	100,600	18,800

TOTAL, MAJOR WORKS						61,800

TOTAL, MINOR WORKS						20,421

TOTAL, WATER RELATED PROJECTS						82,221

ENVIRONMENT PROTECTION RELATED PROJECTS

MAJOR WORKS

WORK-IN-PROGRESS
CLARENCETOWN WASTEWATER	Clarence Town	2008	2012	11,100	6,900	2,800
SYSTEM
ENHANCEMENT TO SEWERAGE	Various	2001	2016	345,600	99,239	66,500
INFRASTRUCTURE
UPGRADE OF BOULDER BAY	Fingal Bay	2006	2012	25,500	4,500	10,000
WASTEWATER TREATMENT PLANT

4 - 64	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

HUNTER WATER CORPORATION (cont)
UPGRADE OF BURWOOD BEACH	Merewether	2007	2012	43,700	21,700	18,000
WASTEWATER TREATMENT PLANT
UPGRADE OF RAYMOND	Raymond	2006	2011	12,300	12,200	100
TERRACE WASTEWATER TREATMENT PLANT	Terrace

TOTAL, MAJOR WORKS						97,400

TOTAL, MINOR WORKS						32,184

TOTAL, ENVIRONMENT PROTECTION RELATED PROJECTS						129,584

TOTAL, HUNTER WATER CORPORATION						211,805

STATE WATER CORPORATION

PROGRAM OVERVIEW

The program provides for the maintenance and improvement of dams and other bulk water delivery infrastructure to meet safety, operational and environmental outcomes.

MAJOR WORKS

NEW WORKS
FISH RIVER DROUGHT WORKS	Lithgow	2010	2012	6,000		3,100
REPLACE PIPES FISH RIVER	Lithgow	2011	2012	9,500		4,500

						7,600

WORK-IN-PROGRESS
BLOWERING DAM UPGRADE —	Tumut	1998	2011	43,174	27,764	15,410
PHASE 1
BURRENDONG DAM UPGRADE —	Lake	1994	2013	31,560	7,900	7,749
PHASE 1	Burrendong
CHAFFEY DAM UPGRADE —	Bowling	1998	2013	20,511	11,871	3,259
PHASE 1	Alley Point
COPETON DAM UPGRADE —	Copeton	1994	2013	50,994	11,099	9,153
PHASE 1
INTEGRATED SURVEILLANCE	Various	2010	2016	10,840	1,822	4,096
MONITORING, AUTOMATION AND REMOTE TELEMETRY (ISMART)
KEEPIT DAM UPGRADE —	Keepit	1994	2013	131,630	34,642	42,822
PHASE 1
LAKE CARGELLIGO FISH	Lake	2007	2011	3,863	643	3,220
PASSAGE	Cargelligo

Infrastructure Statement 2010-11	4 - 65

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

STATE WATER CORPORATION (cont)
SPLIT ROCK DAM UPGRADE —	Manilla	2005	2013	5,017	1,560	871
PHASE 1 AND PHASE 2
WYANGALA DAM UPGRADE —	Wyangala	1998	2014	38,013	5,772	1,793
PHASE 1

						88,373

TOTAL, MAJOR WORKS						95,973

TOTAL, MINOR WORKS						13,727

TOTAL, STATE WATER CORPORATION						109,700

SYDNEY CATCHMENT AUTHORITY

PROGRAM OVERVIEW

The program provides for the upgrading and renewal of dams, pipelines and other catchment infrastructure related to supply of bulk raw water to Sydney, Illawarra and Blue Mountains region.

MAJOR WORKS

WORK-IN-PROGRESS
CATCHMENTS UPGRADE	Various	1998	2021	12,882	7,631	530
GENERAL UPGRADES	Various	1999	2021	94,542	38,167	3,485
METROPOLITAN WATER PLAN	Various	2004	2018	286,626	221,637	5,577
PROSPECT RESERVOIR	Prospect	1998	2013	81,840	60,094	3,951
UPGRADE
SHOALHAVEN SYSTEM UPGRADE	Various	1998	2015	42,396	9,774	7,226
UPPER CANAL UPGRADE	Various	1998	2021	961,269	17,222	7,196
WARRAGAMBA DAM AUXILIARY	Warragamba	1996	2011	165,410	159,419	5,991
SPILLWAY
WARRAGAMBA DAM GENERAL	Warragamba	1997	2012	41,137	37,767	737
UPGRADE

TOTAL, MAJOR WORKS						34,693

TOTAL, MINOR WORKS						5,028

TOTAL, SYDNEY CATCHMENT AUTHORITY						39,721

4 - 66	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY WATER CORPORATION

PROGRAM OVERVIEW

The program is to meet operational standards and environmental regulations, to provide for urban growth, increase customer satisfaction, business efficiency and the value of the business.

WATER RELATED PROJECTS

MAJOR WORKS

WORK-IN-PROGRESS
CRITICAL WATERMAIN PROGRAM	Various	1998	2020	780,000	123,198	50,500
INFORMATION TECHNOLOGY PROJECTS	Various	2001	2020	770,000	286,047	66,400
MAINTAIN WATER DISTRIBUTION SYSTEMS	Various	1995	2020	2,050,000	927,304	115,730
MAINTENANCE PLANT RENEWALS	Various	2001	2020	50,000	19,987	2,500
PROPERTY MANAGEMENT AND ACQUISITION	Various	2001	2020	430,000	281,799	30,300
RECYCLED WATER PROJECTS	Various	2004	2020	610,000	67,321	11,500
WATER METER REPLACEMENT PROGRAM	Various	1995	2020	250,000	91,114	11,200
WESTERN SYDNEY RECYCLED WATER INITIATIVE	Various	2006	2011	209,000	199,100	9,900

TOTAL, WATER RELATED PROJECTS						298,030

ENVIRONMENT PROTECTION RELATED PROJECTS

MAJOR WORKS

WORK-IN-PROGRESS
BLUE MOUNTAINS SEWERAGE	Various	1988	2011	175,137	172,537	2,600
GROWTH WORKS TO SERVICE URBAN DEVELOPMENT	Various	1995	2020	2,200,000	455,257	134,000
PRIORITY SEWERAGE PROGRAM AGNES BANKS AND LONDONDERRY	Various	2008	2012	28,800	16,800	6,900
PRIORITY SEWERAGE PROGRAM APPIN	Appin	2009	2013	105,700	1,100	14,400
PRIORITY SEWERAGE PROGRAM FREEMANS REACH, GLOSSODIA AND WILBERFORCE	Various	2008	2013	132,800	71,700	33,600
PRIORITY SEWERAGE PROGRAM HAWKESBURY HEIGHTS AND YELLOW ROCK	Various	2008	2012	54,700	35,700	10,300

Infrastructure Statement 2010-11	4 - 67

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY WATER CORPORATION (cont)
PRIORITY SEWERAGE PROGRAM STAGE 2 — INITIAL ESTIMATES	Various	2005	2013	14,101	5,101	2,600
SEWAGE OVERFLOW ABATEMENT	Various	1995	2020	1,400,000	614,059	73,600
SEWER NETWORK RELIABILITY UPGRADES	Various	1995	2020	1,750,000	768,425	81,800
STORMWATER ASSET RENEWALS	Various	2008	2020	60,000	7,600	2,800
UPGRADE ILLAWARRA SEWAGE TREATMENT PLANTS	Various	1995	2020	290,000	254,519	1,000
UPGRADE RELIABILITY OF SEWAGE TREATMENT PLANTS	Various	1995	2020	870,000	323,861	41,300

TOTAL, ENVIRONMENT PROTECTION RELATED PROJECTS						404,900

TOTAL, SYDNEY WATER CORPORATION						702,930

4 - 68	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

PORTS

NEWCASTLE PORT CORPORATION

PROGRAM OVERVIEW

The program provides for port development and growth in trade.

MAJOR WORKS

NEW WORKS
CCTV SECURITY SYSTEM	Carrington	2010	2013	1,300		300
REPLACE VESSEL TRAFFIC INFORMATION SYSTEM	Newcastle	2010	2012	1,000		500

						800

WORK-IN-PROGRESS
CHANNEL BERTH REFURBISHMENT DOLPHINS 3 AND 4, DECK AND ROADS	Carrington	2010	2010	2,550	2,050	500
ELECTRONIC RECORDS MANAGEMENT SYSTEM	Newcastle	2010	2011	950	50	900
RAIL REALIGNMENT AT MAYFIELD	Mayfield	2010	2011	650	140	510
REPLACEMENT PILOT CUTTER	Newcastle	2008	2011	2,518	565	1,953

						3,863

TOTAL, MAJOR WORKS						4,663

TOTAL, MINOR WORKS						3,292

TOTAL, NEWCASTLE PORT CORPORATION						7,955

PORT KEMBLA PORT CORPORATION

PROGRAM OVERVIEW

The program provides for further development of port lands and provision of port infrastructure.

MAJOR WORKS

NEW WORKS
INNER HARBOUR RAIL UPGRADE	Port Kembla	2010	2015	3,500		1,000
OUTER HARBOUR RAIL TRACK RENEWAL	Port Kembla	2010	2020	15,000		1,500

Infrastructure Statement 2010-11	4 - 69

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

PORT KEMBLA PORT CORPORATION (cont)
TOM THUMB ROAD BRIDGE UPGRADE	Port Kembla	2010	2011	500		500
TUG FLEET BASE	Port Kembla	2010	2012	15,000		10,000

						13,000

WORK-IN-PROGRESS

OUTER HARBOUR STAGE 1A — NEW BULK GOODS BERTH	Port Kembla	2008	2014	96,450	1,871	10,000
RECORDS MANAGEMENT PROJECT	Port Kembla	2008	2011	350	315	35
SHIPPING MANAGEMENT SYSTEM	Port Kembla	2006	2011	290	198	92

						10,127

TOTAL, MAJOR WORKS						23,127

TOTAL, MINOR WORKS						649

TOTAL, PORT KEMBLA PORT CORPORATION						23,776

SYDNEY PORTS CORPORATION

PROGRAM OVERVIEW

The program provides for business growth of the commercial ports in Botany Bay and Sydney Harbour and renewal of assets to meet ongoing operational requirements.

MAJOR WORKS

WORK-IN-PROGRESS
AEROBRIDGE GANGWAY FOR OVERSEAS PASSENGER TERMINAL	Sydney	2005	2010	3,484	3,214	270
INTERMODAL LOGISTICS CENTRE DEVELOPMENT ENFIELD*	Enfield	2000	2012		72,804	97,397
PASSENGER CRUISE TERMINAL AT WHITE BAY 5*	Balmain	2007	2012		921	10,419
PILOT VESSEL REPLACEMENTS*	Port Botany	2010	2014		591	4,411
PORT BOTANY EXPANSION	Port Botany	2000	2012	725,546	529,935	168,735
PORT BOTANY LANDSIDE IMPROVEMENT STRATEGY*	Port Botany	2010	2016		2,455	11,922

*	“Estimated Total Cost” for these projects is subject to a tendering process — amounts have therefore not been quoted due to their commercially sensitive nature.

4 - 70	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY PORTS CORPORATION (cont)
SECOND BULK LIQUIDS BERTH*	Port Botany	2004	2013		3,952	2,198
VESSEL TRAFFIC MANAGEMENT AND COMMUNICATIONS SYSTEM	Port Botany	2009	2011	12,111	4,682	7,429

TOTAL, MAJOR WORKS						302,781

TOTAL, MINOR WORKS						11,642

TOTAL, SYDNEY PORTS CORPORATION						314,423

*	“Estimated Total Cost” for these projects is subject to a tendering process — amounts have therefore not been quoted due to their commercially sensitive nature.

Infrastructure Statement 2010-11	4 - 71

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

HOUSING

CITY WEST HOUSING PTY LIMITED

PROGRAM OVERVIEW

The program provides for the purchase, development and completion of 273 units of affordable housing in Green Square and the Ultimo-Pyrmont area.

MAJOR WORKS

NEW WORKS
FUTURE SITE DEVELOPMENT — GREEN SQUARE	Waterloo	2010	2014	46,500		7,960
ULTIMO-PYRMONT RESIDENTIAL PROJECT	Pyrmont	2010	2014	34,718		6,912

						14,872

WORK-IN-PROGRESS
53 O’DEA AVENUE — GREEN SQUARE	Waterloo	2006	2011	19,200	18,613	587

						587

TOTAL, MAJOR WORKS						15,459

TOTAL, MINOR WORKS						299

TOTAL, CITY WEST HOUSING PTY LIMITED						15,758

NEW SOUTH WALES LAND AND HOUSING CORPORATION

PROGRAM OVERVIEW

The program provides for affordable and social housing in New South Wales. The program will enable the commencement of 1,416 new units of general public and community accommodation, and to complete an estimated 5,258 including 4,690 units of accommodation under Stage 2 of the Nation Building — Economic Stimulus Plan. The program also includes provision for the improvement of existing housing stock, renewal of public housing areas, Nation Building — Economic Stimulus Plan — Bedsit Upgrades, modification and upgrade of older dwellings, health and safety upgrades as well as refurbishment of crisis accommodation.

MAJOR WORKS

NEW WORKS
ADMINISTRATIVE ASSETS — INFORMATION TECHNOLOGY PROJECTS	Various	2010	2011	9,300		9,300
CRISIS ACCOMMODATION	Various	2010	2011	1,545		1,545
CRISIS ACCOMMODATION ASSET IMPROVEMENT	Various	2010	2011	1,200		1,200

4 - 72	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

NEW SOUTH WALES LAND AND HOUSING CORPORATION (cont)
OFFICE ACCOMMODATION AND ADMINISTRATIVE ASSETS	Various	2010	2011	20,431		20,431

SOCIAL HOUSING — NEW SUPPLY	Various	2010	2013	406,189		171,661

SOCIAL HOUSING ASSET IMPROVEMENTS (INCLUDES NATION BUILDING — BEDSIT UPGRADES)	Various	2010	2011	281,528		281,528

						485,665

WORK-IN-PROGRESS
CRISIS ACCOMMODATION	Various	2009	2010	8,905	7,082	1,823

NATION BUILDING ECONOMIC STIMULUS PLAN — STAGE 2	Various	2009	2011	1,538,053,	935,481	538,265

SOCIAL HOUSING — NEW SUPPLY	Various	2009	2011	186,886	104,649	71,317

						611,405

TOTAL, MAJOR WORKS						1,097,070

TOTAL, MINOR WORKS						2,028

TOTAL, NEW SOUTH WALES LAND AND HOUSING CORPORATION						1,099,098

TEACHER HOUSING AUTHORITY

PROGRAM OVERVIEW

The program provides for the construction, acquisition and upgrading of housing in remote areas of the State where private rental markets do not adequately meet teacher accommodation needs.

MAJOR WORKS

NEW WORKS
NEW HOUSES TO MEET DEMAND GROWTH	Various	2010	2011	3,495		3,495

						3,495

WORK-IN-PROGRESS
NEW HOUSES TO MEET DEMAND GROWTH	Various	2009	2011	3,750	2,735	1,015

						1,015

TOTAL, MAJOR WORKS						4,510

TOTAL, MINOR WORKS						109

TOTAL, TEACHER HOUSING AUTHORITY						4,619

Infrastructure Statement 2010-11	4 - 73

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

PROPERTY

FORESTS NSW

PROGRAM OVERVIEW

The program provides for the establishment of infrastructure to support softwood and hardwood plantations. It also includes purchases of fleet vehicles and equipment.

MAJOR WORKS

NEW WORKS
CONSTRUCTION — BUILDINGS AND INSTALLATIONS	Various	2010	2014	898		430

						430

WORK-IN-PROGRESS
COMPUTER EQUIPMENT	West Pennant Hills	2006	2014	1,956	1,540	100
CONSTRUCTION — OTHER ASSETS	Tumut	2007	2014	2,866	871	450
CONSTRUCTION — ROADS AND BRIDGES	Nundle	2008	2011	1,157	723	268
PLANT AND EQUIPMENT	West Pennant Hills	2006	2014	53,414	28,412	5,372

						6,190

TOTAL, MAJOR WORKS						6,620

TOTAL, MINOR WORKS						932

TOTAL, FORESTS NSW						7,552

SYDNEY HARBOUR FORESHORE AUTHORITY
PROGRAM OVERVIEW
Capital works comprise enhancements to lift the profile and encourage greater use of Sydney Harbour Foreshore assets, including Darling Harbour and The Rocks.
MAJOR WORKS
NEW WORKS

AJAX BUILDING REDEVELOPMENT	Sydney	2010	2013	7,300	300

300

4 - 74	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY HARBOUR FORESHORE AUTHORITY (cont)

WORK-IN-PROGRESS
70 GEORGE STREET REDEVELOPMENT	Sydney	2009	2011	7,003	253	6,750
ASSET DIVESTMENT STRATEGY	Sydney	2008	2011	2,500	2,150	350
COMMERCIAL PROPERTY UPGRADE PROGRAM	Sydney	2009	2014	13,869	246	3,230
DARLING WALK — MAJOR REDEVELOPMENT	Sydney	2007	2011	8,492	8,077	415
PUBLIC DOMAIN UPGRADE PROGRAM	Sydney	2009	2014	24,709	2,974	6,719
ROCKS HEAT EXCHANGE INSTALLATION PROGRAM	Sydney	2008	2015	6,060	186	1,770
SOUTH DARLING HARBOUR LAND USE STUDY	Sydney	2007	2011	1,201	401	800
SYDNEY CONVENTION AND EXHIBITION CENTRE — AIR CONDITIONING UPGRADE	Sydney	2010	2014	9,948	75	2,550
SYDNEY CONVENTION AND EXHIBITION CENTRE — ANNUAL CAPITAL REPLACEMENT PROGRAM	Sydney	2004	2014	68,316	35,796	8,991
SYDNEY CONVENTION AND EXHIBITION CENTRE — BUILDING CONDITION AUDIT	Sydney	2009	2020	42,604	199	2,200
SYDNEY CONVENTION AND EXHIBITION CENTRE — PARKSIDE ROOMS REFURBISHMENT	Sydney	2007	2013	14,266	4,250	3,516

						37,291

TOTAL, MAJOR WORKS						37,591

TOTAL, MINOR WORKS						546

TOTAL, SYDNEY HARBOUR FORESHORE AUTHORITY						38,137

Infrastructure Statement 2010-11	4 - 75

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY OPERA HOUSE

PROGRAM OVERVIEW

This program provides for the upgrade, refurbishment and maintenance of the Sydney Opera House.

MAJOR WORKS

WORK-IN-PROGRESS

VEHICLE ACCESS AND PEDESTRIAN SAFETY PROJECT	Sydney	2010	2013	152,091	2,000	11,000

VENUE IMPROVEMENT PROGRAM*	Sydney	2001	2012	62,499	61,619	450

TOTAL, MAJOR WORKS						11,450

TOTAL, MINOR WORKS						6,100

TOTAL, SYDNEY OPERA HOUSE						17,550

HUNTER REGION SPORTING VENUES AUTHORITY
PROGRAM OVERVIEW
The program provides upgraded facilities for spectators, players, hirers and media in the staging of events at EnergyAustralia Stadium.
MAJOR WORKS
WORK-IN-PROGRESS

WESTERN GRANDSTAND — ENERGYAUSTRALIA STADIUM	Broadmeadow	2007	2011	79,100	38,845	40,255

TOTAL, MAJOR WORKS						40,255

TOTAL, HUNTER REGION SPORTING VENUES AUTHORITY						40,255

*	Expenditure of $15.4 million, previously treated as capital expenditure on this program has now been reclassified as maintenance expense and is therefore not included within the estimated total cost.

4 - 76	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

ILLAWARRA VENUES AUTHORITY

PROGRAM OVERVIEW

The program provides for the upgrade, refurbishment and maintenance of the WIN Stadium, Wollongong and the Wollongong Entertainment Centre.

MAJOR WORKS

WORK-IN-PROGRESS
WESTERN GRANDSTAND — WIN STADIUM	Wollongong	2009	2011	28,900	1,800	22,200

TOTAL, MAJOR WORKS						22,200

TOTAL, MINOR WORKS						298

TOTAL, ILLAWARRA VENUES AUTHORITY						22,498

PARRAMATTA STADIUM TRUST
PROGRAM OVERVIEW
The program comprises the provision of facilities for spectators, players, hirers and media and operational requirements in the staging of events at Parramatta
MAJOR WORKS
NEW WORKS

STADIUM DISABILITY ACCESS UPGRADES	North Parramatta	2010	2010	317		317

TOTAL, MAJOR WORKS						317

TOTAL, MINOR WORKS						386

TOTAL, PARRAMATTA STADIUM TRUST						703

Infrastructure Statement 2010-11	4 - 77

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

SYDNEY CRICKET AND SPORTS GROUND TRUST

PROGRAM OVERVIEW

The program comprises the provision of facilities for spectators, players, hirers and media and operational requirements in the staging of events at the Sydney Cricket Ground and the Sydney Football Stadium.

MAJOR WORKS

NEW WORKS
SYDNEY CRICKET GROUND — MEMBERS RESERVE FACILITIES REFURBISHMENT	Moore Park	2010	2011	250		250

SYDNEY CRICKET GROUND — DALLY MESSENGER STAND NEW VIDEO SCREEN	Moore Park	2010	2011	2,504		2,504

TOTAL, MAJOR WORKS						2,754

TOTAL, MINOR WORKS						2,293

TOTAL, SYDNEY CRICKET AND SPORTS GROUND TRUST						5,047

The following agency has a Minor Works Program only.

LANDCOM						4,637

4 - 78	Infrastructure Statement 2010-11

PROJECT DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

OTHER

ZOOLOGICAL PARKS BOARD

PROGRAM OVERVIEW

The capital program primarily comprises the construction and restoration of exhibits at Taronga and Western Plains Zoos.

MAJOR WORKS

WORK-IN-PROGRESS
MASTER PLAN IMPLEMENTATION — TARONGA ZOO	Mosman	2001	2014	223,626	177,031	25,221
MASTER PLAN IMPLEMENTATION — WESTERN PLAINS ZOO	Dubbo	2001	2014	20,453	17,816	1,987

TOTAL, MAJOR WORKS						27,208

TOTAL, MINOR WORKS						500

TOTAL, ZOOLOGICAL PARKS BOARD						27,708

Infrastructure Statement 2010-11	4 - 79

DESCRIPTION	LOCATION	START	COMPLETE	ESTIMATED	EST. EXPEND	ALLOCATION
PROJECT				TOTAL COST	TO 30-06-10	2010-11
				$000	$000	$000

COMPETITIVE GOVERNMENT SECTOR

PROGRAM OVERVIEW

This program comprises works undertaken by the electricity generators and distributors, TransGrid and WSN Environmental Solutions. Given the competitive nature of works undertaken by these agencies, individual project details are treated as commercial in confidence and are not disclosed below. An overview of the capital program of these agencies is provided in Chapter 3 of this Budget Paper.

TOTAL, COMPETITIVE GOVERNMENT SECTOR						3,970,560

4 - 80	Infrastructure Statement 2010-11

APPENDIX A: AGENCY CONTACTS

TELEPHONE
AGENCY	CONTACT NAME AND POSITION	NUMBER
Aboriginal Housing Office	Mahalingam Yoganandha, Manager, Finance	8836 9437
Art Gallery of New South Wales	Trish Kernahan, Manager Administration and Strategy	9225 1852
Audit Office of New South Wales	Vic Anderson, Finance Manager	9275 7119
Australian Museum	Henry Lugowski, Management Accountant	9320 6268
Barangaroo Delivery Authority	Peter Roberts, Chief Financial Officer	9255 1722
Building and Construction Industry Long Service Payments Corporation	Robert Walker, Finance Manager	4321 7401
Cancer Institute NSW	David Sabanayagam, Finance and Administration Manager	8374 5628
Casino, Liquor and Gaming Control Authority	Greg Chan, Manager Administration and Finance	8234 8840
Catchment Management Authorities	Renu Gangopadhyay, Manager, Financial Projects	9585 6565
Centennial Park and Moore Park Trust	Bruce Cook, Director, Business Services	9339 6618
City West Housing	Maria Tierney, Accountant	8584 7500
Communities NSW	Vishwa Nadan, Acting Assistant Director, Strategic Finance and Administration	8762 9601
Community Relations Commission of New South Wales	Hakan Harman, Director, Financial and Corporate Services	8255 6728
Crown Finance Entity	Colin Broad, Director, Crown Asset and Liability Management	9228 4396
Department of Education and Training	Lai Yin Chiew, Director Works and Facilities Management	9561 8269
Department of Environment, Climate Change and Water	Neil Hayman, Director Finance	9585 6312
Department of Health	Patsy Choo, Deputy Director, Asset Procurement	9391 9435
Department of Human Services	Mark Craig, Chief Financial Officer	9248 0900
Department of Industry and Investment	Peter Lawrence, Manager Asset Strategy	6391 3617
Department of Justice and Attorney General	Kerry Marshall, Director, Asset Management Branch Neil Daines, Executive Director, Asset Management	8688 7129 8346 1500
Department of Planning	Andrew Jackson, Executive Director, Strategy and Infrastructure Planning	9228 6445
Department of Premier and Cabinet	Paul Pace, Manager, Corporate Finance	9228 4431
Department of Rural Fire Service	John Gregor, Executive Director and Administration	8741 5523
Department of Services, Technology and Administration	Sajeev George, Manager, Corporate Finance	9372 7180
Department of Transport and Infrastructure	Kevin Robinson, Program Manager, Capital Projects	8836 3106
Events New South Wales Pty Limited	John Hopwood, Chief Financial Officer	8114 2420
Forests NSW	Richard Sullivan, Corporate Finance Manager	9872 0515
Health Care Complaints Commission	Andrew Koureas, Manager of Corporate Services	9212 7548
Historic Houses Trust of New South Wales	Sammy Marfatia, Chief Financial Officer	8239 2340
Home Care Service of New South Wales	Stephen Mudge, Chief Finance Officer	8270 2250

Infrastructure Statement 2010-11	A - 1

TELEPHONE
AGENCY	CONTACT NAME AND POSITION	NUMBER
Hunter Region Sporting Venues Authority	Mark Zundans, Chief Executive Officer	4952 1133
Hunter Water Corporation	Sharon Smith, GM Business Strategy and Communications	4979 9748
Illawarra Venues Authority	Peter Lanyon, Manager, Corporate Services	4220 2800
Independent Commission Against Corruption	Andrew Koureas, Executive Director, Corporate Services	8281 5818
Independent Pricing and Regulatory Tribunal	Meryl McCracken, General Manager, Corporate Services	9290 8484
Independent Transport Safety and Reliability Regulator	Paul Harris, Executive Director, Corporate Services & Planning	8263 7125
Judicial Commission of New South Wales	Peter Reid, Manager, Corporate Support	9285 2544
Land and Property Information New South Wales	Howard Taylor, Acting Finance Manager	9236 7636
Land and Property Management Authority	Bob Costello, Chief Financial Officer	9236 7620
Landcom	Martin Pittman, Senior Manager Finance and IT	9841 8784
Legal Aid Commission of New South Wales	Clare Hamilton, Director, Corporate Finance	9219 5712
Maritime Authority of New South Wales	Brian Stanwell, General Manager Corporate Services	9263 8670
Minister Administering the Environmental Planning and Assessment Act	Carl Malmberg, Acting Director, Office of Strategic Lands	9895 7738
Motor Accidents Authority	Stephen Payne, Director, Corporate Services and Chief Finance Officer	8267 1940
Museum of Applied Arts and Sciences	Keith Edwards, Associate Director, Corporate, and Chief Finance Officer	9217 0503
Natural Resources Commission	Daniel Hoenig, Manager, Corporate Services	8227 4303
New South Wales Crime Commission	Kelly Yeung, Chief Financial Officer	9269 9769
New South Wales Electoral Commission	Trevor Follett, Director, Finance and Administration	9290 5937
New South Wales Film and Television Office	Peter Lawrence, Manager Asset Strategy	6391 3617
New South Wales Fire Brigades	Lota Vargas, Assistant Director, Finance	9265 2911
New South Wales Rural Assistance Authority	Peter Lawrence, Manager Asset Strategy	6391 3617
Newcastle Port Corporation	Michael Dowzer, General Manager, Strategy, Efficiency and Governance	4985 8215
NSW Businesslink Pty Limited	Stephen Nieuwendyk, Financial Controller	9765 3402
NSW Food Authority	Peter Lawrence, Manager Asset Strategy	6391 3617
NSW Police Force	Steven Cooper, Acting General Manager, Commercial and Business Management	8263 6484
NSW Self Insurance Corporation	Steve Hunt, Director	9228 3833
NSW Trustee and Guardian	Preciosa Asuncion, Assistant Director, Finance and Funds Management	8688 7551
Office of the Board of Studies	David Murphy, Director, Regulatory and Management Services	9367 8171
Office of the Director of Public Prosecutions	Bernie O’Keefe, Manager, Corporate Support	9285 2544
Office of the Information Commissioner	Brad James, Executive Officer	8071 7003
Office of Transport Safety Investigations	Terrence Zachariah, Manager, Business Services	9322 9211
Ombudsman’s Office	Anita Whittaker, Manager, Corporate Support	9286 1037
Parramatta Stadium Trust	Luke Coleman, Venue Manager	9683 5755
Police Integrity Commission	Christina Anderson, Manager Finance	9321 6756
Port Kembla Port Corporation	Simon Kaleski, Finance Manager	4275 0111
Public Transport Ticketing Corporation	Rachael Bodley, Finance Manager	9263 2510
Rail Corporation New South Wales	Rosaleen Bartlett, Project Portfolio Services	8922 1078

A - 2	Infrastructure Statement 2010-11

TELEPHONE
AGENCY	CONTACT NAME AND POSITION	NUMBER
Rail Infrastructure Corporation	Stephen Buckett, General Manager, Commercial	4962 6430
Redfern-Waterloo Authority	Sanjeev Goyal, Executive Manager, Finance and Property	9209 4432
Roads and Traffic Authority of New South Wales	Tony Checchia, Manager, Management Acounting	8588 5248
Royal Botanic Gardens and Domain Trust	Sharon Rumble, Management Accountant	9231 8195
State Emergency Service	Mark Pride, Manager Finance and Administration	4251 6576
State Library of New South Wales	Rhonda Wheatley, Manager, Financial Services	9273 1749
State Property Authority	Lesa Sheather, Manager, Portfolio Services	9338 7056
State Records Authority	John Burke, Deputy Director	9673 1788
State Transit Authority	Paul Schuman, Deputy Chief Financial Officer	9245 5722
State Water Corporation	Glen Mackintosh, Asset Plans Manager	6760 2001
Superannuation Administration Corporation	Gary Day, Chief Financial Officer	9238 5882
Sydney Catchment Authority	Kumar Rasiah, Senior Manager Economics	4724 2487
Sydney Cricket and Sports Ground Trust	Bernie Lamerton, General Manager, Corporate Services	9380 0325
Sydney Ferries	David Toose, Acting Manager, Financial Services	9246 8374
Sydney Harbour Foreshore Authority	Arthur Tzortzis, Acting Chief Financial Officer	9240 8892
Sydney Olympic Park Authority	Erol Tarpis, Financial Controller	9714 7100
Sydney Opera House	Claire Spencer, Financial Controller	9250 7168
Sydney Ports Corporation	Annette Woods, Executive General Manager, Planning and Infrastructure	9296 4685
Sydney Water Corporation	Matthew Pollinger, Finance Manager	8849 6280
Teacher Housing Authority	Praveen Swarup, Manager, Strategy and Finance	9260 2002
The Legislature	Kim Smith, Director, Finance	9230 2292
The Treasury	Robert Mielnik, Financial Controller, Management Services, Office of State Revenue	9689 6182
Transport Infrastructure Development Corporation	Joseph Leung, Chief Financial Officer	9200 0218
Western Sydney Parklands Trust	Suellen Fitzgerald, Director	9895 7947
WorkCover Authority	Julie Newman, Chief Financial Officer	4321 5636
Workers’ Compensation (Dust Diseases) Board	Tewari Dahanayake, Management Accountant	8223 6631
Zoological Parks Board	Hunter Rankin, General Manager, Corporate Services	9978 4621

Infrastructure Statement 2010-11	A - 3